Exhibit 10.3

MARBL Joint Venture Agreement
MARBL Lithium Project

Wodgina Lithium Pty Ltd
Albemarle Wodgina Pty Ltd
MARBL Lithium Operations Pty Ltd

Contents    Page

1	Defined terms and interpretation 1

1.1	Definitions in the Dictionary 1

1.2	Interpretation 1

2	Joint Venture 1

2.1	Formation of Joint Venture 1

2.2	Purposes of Joint Venture 1

2.3	Reserved Rights 2

2.4	Exercise of Iron Ore Rights 2

2.5	Transfer of incomplete Project Facilities 4

2.6	Name 5

2.7	Relationship of Participants 5

2.8	Entitlement to Product 5

2.9	Tenants in common 5

2.10	No partition 6

2.11	Rights and obligations several 6

2.12	Mutual obligations 6

2.13	Protection of Tenements etc 6

2.14	Maintain Tenements etc 6

2.15	Rehabilitation 6

2.16	Party warranties 7

2.17	Payment of Royalties 8

3	Term and termination 9

3.1	Term of Joint Venture 9

3.2	Disposal of Joint Venture Assets upon termination 10

3.3	Certain obligations continue beyond termination 10

3.4	Continued operation of Refinery Plant 10

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4	Manager 11

4.1	Initial Manager 11

4.2	Shareholding in the Manager 11

4.3	Removal of Manager 11

4.4	No transfer of Manager’s interest 13

4.5	Delivery of property on change of Manager 13

4.6	Liability of Manager and indemnity 14

4.7	Attorney 14

5	Powers and duties of Manager 14

5.1	Conduct of Joint Venture Operations 14

5.2	Insurance 18

5.3	Funding of the Manager 18

5.4	Conduct of operations 18

5.5	Independent status of Manager 18

5.6	Delegation 18

5.7	Manager's custody of Joint Venture Assets 19

5.8	Contracts with Affiliates of Manager 19

5.9	Contracts with Third Parties 20

5.10	No profit or loss by Manager 22

5.11	Good faith 22

5.12	Ratify actions of Manager 22

5.13	Services to the Joint Venture 22

5.14	Further services 23

6	Management Committee 24

6.1	Establishment of Management Committee 24

6.2	Composition of Management Committee 24

6.3	Meetings 25

6.4	Notice of meetings 25

6.5	Quorum 26

6.6	Chairperson 26

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6.7	Senior management personnel of the Manager 26

6.8	Voting rights 27

6.9	Ordinary Resolutions 28

6.10	Special Resolutions 28

6.11	Advisers 28

6.12	Authority of Representatives 29

6.13	Resolution without meeting 29

6.14	Manager’s delegate 29

6.15	Minutes 29

6.16	Sub-committees 30

6.17	Services 30

6.18	Recommendations and decisions of sub-committees 30

7	Budgets, planning and contributions 30

7.1	Commencement under Initial Mine Plan and Budget 30

7.2	Preparation and approval of the Business Plan 31

7.3	Contents of Business Plan 31

7.4	Revision of Business Plan 33

7.5	Approval of Business Plan and revisions 34

7.6	Temporary operating plan if Business Plan not approved 34

7.7	Business Plan is binding on the Manager 34

7.8	Urgent action 35

8	Provision of funds 36

8.1	Obligation to contribute 36

8.2	Manager may apply funds held 36

8.3	Monthly Cash Call 36

8.4	Payment of Called Sum 37

8.5	Emergency Cash Call 38

8.6	Bank account 38

8.7	Disbursements from bank accounts 39

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8.8	Repayment of surplus funds 39

8.9	Accounting for Called Sums 39

9	Records, accounts and reports 39

9.1	Manager to keep records and accounts 39

9.2	Place for records 40

9.3	Annual financial statement 40

9.4	Monthly report 40

9.5	Forecasts 41

9.6	Other reporting requirements 42

9.7	Information and data 42

9.8	Copies of reports to Participants 44

9.9	Format 44

9.10	Additional reporting 44

10	Audit and access 44

10.1	Audit 44

10.2	Participant’s access to records 45

10.3	Access to Joint Venture Area and Joint Venture Assets 45

11	Confidential Information 46

11.1	Information to be kept confidential 46

11.2	Protection of Confidential Information 47

11.3	Announcements 47

11.4	Continuing confidentiality obligation 47

11.5	MRL Standstill 47

11.6	Albemarle Standstill 48

12	Assignments and charges 49

12.1	Restrictions on assignments and charges 49

12.2	Permitted transfer to Subsidiaries 50

12.3	Sale of Participant's lithium business 50

12.4	Transfer of Participant’s Joint Venture Interest 50

12.5	Right of last refusal 51

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12.6	Requirements of offer to Continuing Participants 53

12.7	Charge of Participant’s Joint Venture Interest 54

12.8	Notice of intention to create Security Interest 54

12.9	Sale of Joint Venture Interest by Chargee 55

12.10	Set-off 55

12.11	Assumption of Joint Venture obligations by Transferee 55

12.12	Change in Control 56

13	Defaults and remedies 60

13.1	Event of Default 60

13.2	Notices of default 60

13.3	Payment of interest upon default 61

13.4	Rights following an Event of Default 61

13.5	Payment of Unpaid Called Sum 62

13.6	Delivery of Cross Security 62

13.7	Option to acquire Joint Venture Interest of Defaulting Participant 63

13.8	Value of Joint Venture Interest of Defaulting Participant 66

13.9	Remedies not exclusive 67

14	Force Majeure 68

15	Notices 68

15.1	General 68

15.2	How to give a communication 68

15.3	Particulars for delivery 69

15.4	Communications by post 69

15.5	Communications by email 70

15.6	Process service 70

15.7	After hours communications 70

16	GST 70

16.1	Construction 70

16.2	Consideration GST exclusive 71

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16.3	Payment of GST 71

16.4	Timing of GST payment 71

16.5	Tax invoice 71

16.6	Adjustment event 71

16.7	Reimbursements 71

16.8	Calculations based on other amounts 72

16.9	No merger 72

16.10	GST joint venture 72

17	Expert determination 72

17.1	When appointed 72

17.2	Appointment 72

17.3	Instructions 73

17.4	Procedure 73

17.5	Costs 73

18	Dispute resolution 74

18.1	Dispute resolution process 74

18.2	Dispute Notice 74

18.3	Meeting of the parties' designated representatives 74

18.4	Meeting of Senior Executives and Chief Executive Officers 74

18.5	Court proceedings 74

18.6	Urgent interlocutory relief 75

19	General 75

19.1	Consents and approvals 75

19.2	Duty 75

19.3	Legal costs 75

19.4	No liability for consequential losses 75

19.5	Entire agreement 75

19.6	Further assurances 76

19.7	Rights cumulative 76

19.8	Severability 76

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19.9	Survival and merger 76

19.10	PPS Act 76

19.11	Variation 76

19.12	Waiver 76

19.13	Governing law 77

19.14	Counterparts 77

19.15	Ipso Facto Stay 77

19.16	Relationship with Shareholders' Deed 77

19.17	Remote conferencing 77

Schedule 1	Dictionary 77

Schedule 2	Tenements 94

Schedule 3	Deed of Cross Security 95

Schedule 4	Special Resolutions 96

Schedule 5	Accounting Procedure 98

Schedule 6	Deed of Assignment and Assumption 104

Schedule 7	Kemerton Mortgages 105

Execution page	106

Attachment A	Confidentiality Undertaking

Gilbert + Tobin

Date:     1 November 2019

Parties

1	Wodgina Lithium Pty Ltd ACN 611 488 932 of 1 Sleat Road, Applecross WA 6153 (WLPL)

2	Albemarle Wodgina Pty Ltd ACN 630 509 303 of Minter Ellison Building, Level 3, 25 National Circuit, Forrest ACT 2603 (AWPL)

3	MARBL Lithium Operations Pty Ltd ACN 637 077 608 of 1 Sleat Road, Applecross WA 6153 (WLOPL)
The parties agree

1	Defined terms and interpretation

1.1	Definitions in the Dictionary
A term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1, has the meaning given to it in the Dictionary;

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)	which is defined in the GST Law, but is not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2	Interpretation
The interpretation clause in Schedule 1 sets out rules of interpretation for this agreement.

2	Joint Venture

2.1	Formation of Joint Venture
The Participants agree to associate themselves on and from the Effective Date as an unincorporated joint venture under which the initial Joint Venture Interests of the Participants are as follows:

WLPL’s Joint Venture Interest	AWPL’s Joint Venture Interest
40%	60%

2.2	Purposes of Joint Venture

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The purposes of the Joint Venture are:

(a)
the exploration, development, mining, processing and production of Minerals from the Tenement Area (or such other areas as the Participants may agree from time to time) upon the terms and conditions set out in this agreement;

(b)	the construction and operation of the Refinery Plant upon the terms and conditions set out in this agreement to:

(i)	process Minerals from the Tenement Area; and/or

(ii)	provided a Special Resolution of the Management Committee has been passed, process Minerals sourced from outside the Tenement Area;

(c)	to implement the Business Plan;

(d)	to carry out any other activities as the Participants may agree; and

(e)	all such other matters and things as may be incidental to the foregoing, including Rehabilitation of the Tenements and Mine Closure.

2.3	Reserved Rights

(a)	The parties acknowledge that:

(i)
WLPL is the holder of Iron Ore Rights, and such rights permit WLPL to conduct certain exploration and mining activities on the Tenements in respect of Iron Ore, for so long as the Iron Ore Rights exist, and such rights do not form part of the Joint Venture Assets; and

(ii)
pursuant to the GAMG Mineral Rights Agreement, rights to conduct certain exploration and mining activities on the Tenements in respect of Tantalum were granted to GAMG, and such rights do not form part of the Joint Venture Assets.

(b)
AWPL acknowledges that WLPL may apply for a variation to the terms of grant of the Tenements to the extent necessary so that the terms of grant include the right to explore or mine for Iron Ore and that upon such variation being granted, such Iron Ore Rights will be reserved to WLPL (and in such case AWPL will consent to such application and sign any required forms and applications in that regard), subject to WLPL indemnifying AWPL in relation to any taxes or duties (including stamp duty) payable by AWPL in relation to such variation or reservation).

2.4	Exercise of Iron Ore Rights

(a)
Except as may be expressly permitted under the terms of a Notice of Consent, WLPL must exercise its Iron Ore Rights in such a manner so as to not adversely interfere with or impair the Exploration Operations and/or Mining Operations of the Joint Venture, which WLPL acknowledges takes precedence over WLPL’s rights to conduct Exploration Operations and Mining Operations in respect of Iron Ore.

(b)
If WLPL intends to commence any Exploration Operations or Mining Operations pursuant to its Iron Ore Rights it must first give a notice (Notice of Proposed Activity) to the Manager containing the following particulars (Proposed Activity):

(i)	in the case of Exploration Operations:

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(A)	the general nature and methods of Exploration Operations proposed on any part of the area of the Tenements;

(B)
the approximate number of Personnel and the general nature of the plant and machinery which it proposes to take on to the area of the Tenements for the purpose of conducting such Exploration Operations; and

(C)	the areas within each of the Tenements which it proposes to enter upon for the purpose of conducting such Exploration Operations; and

(ii)	in the case of Mining Operations:

(A)	a proposed Mine Development plan;

(B)	such relevant information as is reasonably necessary for the Manager to effectively consider the proposal to commence Mining Operations; and

(C)	the date that it intends to commence Mining Operations.

(c)
Upon receipt of a Notice of Proposed Activity, the Manager must convene a meeting of the Management Committee to consider the Notice of Proposed Activity. The Manager will give the Participants at least 45 days’ prior notice of such meeting.

(d)
If the Management Committee resolves (acting reasonably) that WLPL’s Proposed Activity may adversely interfere with or impair the Joint Venture's Mining Operations or currently existing Exploration Operations or areas identified as prospective for Minerals other than Iron Ore and Tantalum (Other Minerals) through any prior Exploration Operations, then the Manager must within five (5) Business Days of such resolution give a notice of objection to WLPL (Notice of Objection).

(e)
If the Management Committee resolves (acting reasonably) that WLPL’s Proposed Activity will not adversely interfere with or impair the Joint Venture's Mining Operations or currently existing Exploration Operations or areas identified as prospective for Other Minerals through any prior Exploration Operations (or, subject to clause 2.4(f)(ii), will not if WLPL complies with conditions determined by the Management Committee), the Manager must within five (5) Business Days of such resolution give a notice of consent to WLPL (Notice of Consent).

(f)	If the Manager:

(i)	does not issue a notice in accordance with either clause 2.4(d) or clause 2.4(e); or

(ii)
issues a notice in accordance with clause 2.4(e) and, within five (5) Business Days of receipt of such notice, WLPL notifies the Manager that it does not accept the conditions determined by the Management Committee which attach to such notice, it shall be deemed to have issued a Notice of Objection.

(g)	A resolution of the Management Committee to issue a Notice of Objection or a Notice of Consent shall be by a Special Resolution.

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(h)	WLPL may not proceed with its Proposed Activity unless it has received a Notice of Consent from the Manager.

(i)
Subject to clause 2.4(f), upon receipt of a Notice of Consent from the Manager, WLPL may proceed to implement its Exploration Operations or Mining Operations (as applicable) in accordance with the relevant Notice of Proposed Activity subject to and in compliance with any conditions set out in the Notice of Consent, and provided it continues to use its best endeavours to minimise any adverse interference with the Joint Venture Operations.

(j)
Within five (5) days of a Notice of Objection being given, the Manager, AWPL and WLPL shall meet and discuss WLPL’s Proposed Activity and any objections to it in a bona fide endeavour to resolve the matter by agreement, and such discussions may include amendment or variation by:

(i)	WLPL of the extent or timing of the Proposed Activity or conditions it will comply with in relation to the Proposed Activity; or

(ii)	the Manager of the affected Mining Operations or Exploration Operations program given in its Notice of Objection.

(k)
If, notwithstanding the discussions between WLPL, AWPL and the Manager, they are unable to resolve the Manager’s objections set out in the Notice of Objection within fourteen (14) days of the Notice of Objection being received by WLPL, then a Participant may issue a Dispute Notice in accordance with clause 18.2 to attempt to resolve the matter.

(l)	If the Participants are unable to resolve the matter in accordance with clause 18.2, then the Proposed Activity may not proceed.

(m)	The Participants agree that (as between themselves):

(i)
the area of the Wodgina Resource is deemed to be a Development Area (as defined in the Mineral Rights Agreement) for Minerals other than Iron Ore and WLPL will not during the term of the Joint Venture issue a Notice of Proposed Activity in the exercise of its Iron Ore Rights in that area;

(ii)
subject to clause 2.4(m)(i), the process in this clause 2.4 will apply in substitution of the 'Notice of Proposal to Mine' process in clause 6.9 of the Mineral Rights Agreement, which for the avoidance of doubt means that the Participants (including AWPL) are not required to comply clause 6.9 of the Mineral Rights Agreement; and

(iii)	this agreement prevails to the extent of any inconsistency with the Iron Ore Rights.

2.5	Transfer of incomplete Project Facilities
The parties acknowledge that certain Project Facilities may not have reached practical completion at the Effective Date. The parties acknowledge that the transfer of ownership of such Project Facilities will occur in accordance with clause 5.2 and Schedule 15 of the Asset Sale and Share Subscription Agreement and will at that time become Joint Venture Assets.

2.6	Name
The name of the Joint Venture is the “MARBL Lithium Joint Venture”.

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2.7	Relationship of Participants

(a)	Nothing contained in a Joint Venture Document will be deemed to constitute a Participant being the partner of any other Participant.

(b)
Except as otherwise specifically provided for in a Joint Venture Document, nothing contained in a Joint Venture Document will be construed so as to constitute a Participant an agent or representative of any other Participant or to create any trust for any purpose howsoever, except to the extent to which the Manager is the agent of the Participants.

(c)
No Participant shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of any competing endeavours, subject to the express provisions of this agreement.

2.8	Entitlement to Product

(a)
Each Participant shall be entitled and obliged, unless otherwise agreed by the Participants, to take in kind and separately dispose of, in proportion to its Joint Venture Interest, all Product as and when produced by the Joint Venture.

(b)
The Manager must deliver each Participant’s Joint Venture Interest share of Product to the Participant at the Delivery Point, and if separately delivered, by use of equipment and techniques which are specifically designed and intended not to favour any one Participant over another.

(c)	Title to, and the risk of loss of, or damage to, the Product passes to the relevant Participant at the Delivery Point.

(d)
Upon commencement of operation of the Refinery Plant, each Participant will cause such amount of its Lithium recovered from the Tenements to be refined using the Refinery Plant as specified in the Refinery Plant Business Plan.

(e)
Notwithstanding clause 2.8(d), the Participants may together (but not alone) enter into one or more swaps or other arrangements with other parties (including any Affiliate of AWPL), to exchange their respective Joint Venture Interest share of quantities of spodumene concentrate derived from Lithium, with quantities of spodumene concentrate derived from other sources, on the basis that the quantity received from the other party under the swap or other arrangement will be refined using the Refinery Plant.

2.9	Tenants in common

(a)
The Joint Venture Assets will be beneficially owned by the Participants as tenants in common in proportion to their respective Joint Venture Interests, notwithstanding that the legal title may be held by one or some only of the Participants or the Manager.

(b)
The Manager or any Participant which holds the legal title to any Joint Venture Asset, holds such Joint Venture Asset as agent for the Participants in proportion to their respective Joint Venture Interests.

2.10	No partition
Each Participant waives its rights to partition of the Joint Venture Assets and, to that end, agrees that it will not seek or be entitled to partition of any Joint Venture Asset, whether

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by way of physical partition, judicial sale or otherwise, until after termination of the Joint Venture.

2.11	Rights and obligations several
The rights and obligations of each Participant in respect of the Joint Venture will be, in every case, several in proportion to their respective Joint Venture Interests from time to time and will not be, or be construed to be, either joint or joint and several.

2.12	Mutual obligations
Each Participant will perform, observe and fulfil each and every one of its obligations under or arising out of each of the Joint Venture Documents.

2.13	Protection of Tenements etc
A Participant will not knowingly do or omit to do, and will at all times take proper care to ensure that it does not do or omit to do, any act, deed, matter or thing which may place any Tenement, Pipeline Licences, the Kemerton Sublease or the Kemerton Access Licence at risk of being cancelled, forfeited, lost, refused or surrendered, or which may otherwise jeopardise any Tenement, Pipeline Licence, the Kemerton Sublease or the Kemerton Access Licence in any way.

2.14	Maintain Tenements etc
Unless otherwise determined by a Special Resolution of the Management Committee, the Tenements, Pipeline Licences, the Kemerton Sublease and the Kemerton Access Licence will be maintained in force and renewed during the term of this agreement, and each Participant will take all action necessary on its part to maintain and renew the Tenements, the Pipeline Licences, the Kemerton Sublease and the Kemerton Access Licence.

2.15	Rehabilitation

(a)
Subject to clause 2.15(b), with effect from the Effective Date, the Participants shall bear the responsibility for Rehabilitation Obligations and the payment of the Rehabilitation Levy applicable to the Tenements in accordance with their respective Joint Venture Interests.

(b)
WLPL agrees that it is responsible for such amount of the Rehabilitation Levy paid by AWPL under clause 2.15(a) (or by the Manager on behalf of AWPL) and any costs incurred by AWPL in respect of Rehabilitation Obligations which are attributable to:

(i)	acts, errors or omissions of WLPL, its Affiliates or their Personnel which were in breach of a law, Approval or Tenement condition, during the WLPL Ownership Period;

(ii)	any exploration for or mining of Iron Ore on the Tenements occurring after the Effective Date; and

(iii)
any exploration for or mining of Tantalum on the Tenements occurring after the Effective Date pursuant to the exercise of mining or exploration rights for Tantalum in circumstances where GAMG is no longer the holder of the rights under the GAMG Mineral Rights Agreement and such rights have reverted to WLPL (including by WLPL becoming the successor to the GAMG under the GAMG Mineral Rights Agreement),

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(Rehabilitation Liability Costs).

(c)	WLPL must reimburse AWPL within 5 Business Days after it receives evidence of the payment by AWPL of any Rehabilitation Liability Costs.

(d)
As soon as reasonably practicable after the Effective Date, WLPL must provide AWPL with any information WLPL has compiled in relation to the Tenements for the purposes of calculating the Rehabilitation Levy.

(e)
Without limitation to clause 2.15(a), WLPL must indemnify AWPL against any loss, cost, damage or liability in relation to the exploration, mining and other related activities occurring on or after the Effective Date in respect of:

(i)	Iron Ore; and

(ii)	Tantalum (but only in circumstances where GAMG is no longer the holder of the rights under the GAMG Mineral Rights Agreement and such rights have reverted to WLPL), including in relation to the reservation of those rights to WLPL, any statutory and private royalties, any compensation payment to any persons, the holding of and exercise of the rights by WLPL, and taxes and duties (including stamp duty) on any dealing with such rights (whether before, on or after the Effective Date) by WLPL and any dealing by AWPL with its Joint Venture Interest to the extent related to the holding by and reservation of such rights to WLPL.
To the extent that AWPL is required to include any amount payable under the indemnity provided in this clause 2.15(e) for tax purposes as assessable income or capital gain in a year and is not entitled to a tax deduction in that year for the full amount of any such loss, cost, damage or liability, the amount payable under the indemnity provided in this clause 2.15(e) must be increased by a factor calculated as follows:
1
(1-Tax Rate)
where Tax Rate means the applicable Australian income tax rate for AWPL.

2.16	Party warranties

(a)	Each party represents and warrants to each of the other parties that each of the following statements is true, accurate and complete and not misleading as at the Effective Date:

(i)	it is duly incorporated and validly exists under the law of its place of incorporation;

(ii)	the execution and delivery of this agreement has been properly authorised by all necessary corporate action;

(iii)	it has full corporate power and lawful authority to execute and deliver this agreement and to consummate and perform or cause to be performed its obligations under this agreement;

(iv)	this agreement constitutes a legal, valid and binding obligation on it enforceable in accordance with its terms;

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(v)
the execution, delivery and performance by it of this agreement does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(A)	any provision of its constitution;

(B)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or deed to which it is bound;

(C)	any writ, order or injunction, judgement or law to which it is a party or is subject or by which it is bound;

(vi)	no Insolvency Event has occurred in relation to it; and

(vii)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate it or wind it up.

(b)	Each party acknowledges that each of the other parties has entered into this agreement in reliance on the warranties provided in clause 2.16(a).

(c)	Each of the warranties in clause 2.16(a) must be construed independently and is not limited by reference to another warranty provided in clause 2.16(a).

(d)	Each party indemnifies each of the other parties against any Loss which the other party may incur to the extent caused by any breach of the warranties provided in clause 2.16(a).

2.17	Payment of Royalties

(a)
Each Participant is solely liable for the payment of all statutory royalties payable under the Mining Act in respect of its Joint Venture Interest share of Product (Royalty Liability) and any other costs, fines, penalties, obligations and liabilities arising in connection with the payment or non-payment of its Royalty Liability.

(b)	Each Participant separately covenants and agrees with the Manager and each other Participant to:

(i)
subject to clause 2.17(f), within 30 days of the end of each month, provide the Manager with a copy of the calculation of its Royalty Liability for the previous month that it has submitted to the Department;

(ii)	pay the Royalty Liability (and any other costs, fines, penalties, obligations and liabilities arising in connection with the payment or non-payment of its Royalty Liability) when due; and

(iii)
subject to clause, 2.17(f) within 40 days of the end of each Quarter, provide the Manager with evidence of payment of the Royalty Liability (and any other costs, fines, penalties, obligations and liabilities arising in connection with the payment or non-payment of its Royalty Liability) for the previous Quarter.

(c)
Notwithstanding clause 2.17(a) and 2.17(b), the Participants each covenant and agree that if the submission of separate royalty returns and the separate payment of each Participant's Royalty Liability is not permitted or practicable having regard to the Mining Act or the policies or practice of any administering Government Authority, then each Participant will calculate and pay to the Manager all statutory royalties payable under the Mining Act in relation to its Royalty Liability and each

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Participant will, within such period determined by the Manager (acting reasonably having regard to applicable statutory deadlines for submission of royalty returns and payment of the Royalty Liability):

(i)
provide the Manager with its bona fide calculation of its Royalty Liability for the relevant period and, subject to clause 2.17(f), such other information required by the Manager to complete a royalty return for the relevant period in accordance with the Mining Act; and

(ii)	pay the Royalty Liability directly to the account nominated by the Manager.

(d)
If a Participant fails to comply with its obligations under clause 2.17(b)(ii) or clause 2.17(c)(ii) (if applicable) (Non-Paying Participant), then if the Manager or any other Participant (Rectifying Participant) or any person on behalf of another Participant pays, performs or discharges a Royalty Liability of a Non-Paying Participant, then that Non-Paying Participant must reimburse or compensate the Rectifying Participant (or such other person) within 5 Business Days after it receives evidence of that payment, performance or discharge (including all costs incurred in connection with the payment, performance or discharge).

(e)
Each Participant indemnifies the Manager and each of the other Participants for and against any Loss (including all costs, expenses, fines and penalties) arising from or in connection with the Participant’s Royalty Liability.

(f)
The parties acknowledge and agree that in providing the information required under clauses 2.17(b)(i), 2.17(b)(iii) or 2.17(c)(i), (as applicable) each Participant may be required to disclose information which is confidential or commercially sensitive to that Participant (Disclosing Participant), or information which if disclosed to the other Participants (each a Non-Disclosing Participant) could give rise to competition law risks. The parties will implement and comply with a ringfencing protocol to ensure that the information provided by the Disclosing Participant is not disclosed to, and cannot be accessed by the Non-Disclosing Participants, including by any director or other officer of the Manager appointed by any Non-Disclosing Participant, or any other employee seconded to the Manager by any Non-Disclosing Participant.

3	Term and termination

3.1	Term of Joint Venture
This agreement and the Joint Venture will commence on the Effective Date and, subject to the provisions of this agreement, will continue until completion of the winding up of all Joint Venture Operations after the first to occur of:

(a)	the Participants agreeing to terminate the Joint Venture;

(b)	the Management Committee by a Special Resolution determining:

(i)	that there are no economically recoverable reserves of Minerals in the Joint Venture Area and that the Tenements should be surrendered and that the operation of the Refinery Plant should cease; or

(ii)	that all the reserves of economically recoverable Minerals in the Joint Venture Area have been recovered and that the operation of the Refinery Plant should cease;

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(c)	the Management Committee by a Special Resolution determining to cease operating the Refinery Plant in accordance with clause 3.4(b); or

(d)	there being less than two (2) Participants holding an interest in the Joint Venture Assets.

3.2	Disposal of Joint Venture Assets upon termination

(a)	Upon the occurrence of a termination event under clause 3.1 (other than clause 3.1(d)), the Manager must commence winding up the Joint Venture Operations including:

(i)	satisfying all Rehabilitation Obligations and Mine Closure Obligations;

(ii)	taking such steps to dispose of the Joint Venture Assets in accordance with such instructions (if any) as the Manager may receive from the Management Committee; and

(iii)	otherwise complying with the Approved Closure Plan.

(b)
The net proceeds of realisation of the Joint Venture Assets, after satisfying all Rehabilitation Obligations and Mine Closure Obligations, will be distributed to the Participants in proportion to their respective Joint Venture Interests.

(c)
For the avoidance of doubt, all costs and expenses incurred by the Manager as a result of the termination of the Joint Venture will be Joint Venture Costs and will be paid by the Participants in proportion to their respective Joint Venture Interests.

3.3	Certain obligations continue beyond termination
Upon termination of this agreement for any reason, all rights and obligations of the parties cease, other than:

(a)
the obligation to pay any actual or contingent liabilities relating to Joint Venture Operations, including the cost of all Rehabilitation Obligations and Mine Closure Obligations and any severance, sickness and other employee benefit costs incurred or imposed in connection with Joint Venture Operations, or otherwise arising from this agreement, that have not been discharged as at the date of termination; and

(b)	any other obligations expressed to survive termination.

3.4	Continued operation of Refinery Plant

(a)	If the Management Committee determines by Special Resolution, that:

(i)	there are no economically recoverable reserves of Minerals in the Joint Venture Area and that the Tenements should be surrendered; or

(ii)	all the reserves of economically recoverable Minerals in the Joint Venture Area have been recovered, but does not determine, by Special Resolution, that the operation of the Refinery Plant should cease, then clause 3.2 shall apply in respect of the winding up of Joint Venture Operations other than the operation of the Refinery Plant as if a termination event under clause 3.1 (other than clause 3.1(d)) had occurred and the Manager’s rights and obligations under clause 3.2 shall be read to apply only in

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respect of the winding up of Joint Venture Operations other than the operation of the Refinery Plant.

(b)
If the Joint Venture continues to operate the Refinery Plant following a winding up of all other Joint Venture Operations in accordance with clause 3.4(a), the Management Committee may at any time, by Special Resolution, determine to cease operation of the Refinery Plant.

4	Manager

4.1	Initial Manager
The Participants appoint WLOPL as the manager of the Joint Venture from the Effective Date, and WLOPL accepts that appointment upon and subject to the terms and conditions contained in this agreement.

4.2	Shareholding in the Manager

(a)	As at the date of this agreement, the entire issued share capital in the Manager is held by the Participants in the same proportions as their respective Joint Venture Interests.

(b)
If a Participant transfers the whole or any part of its Joint Venture Interest under clause 12 or clause 13, the transferring Participant must ensure that such number of shares in the Manager are transferred to the applicable transferee as is necessary to ensure that a Participant’s shareholding in the Manager remains in proportion to its Joint Venture Interest.

4.3	Removal of Manager

(a)
The Manager may only be removed by Special Resolution of the Management Committee, provided that the Manager may only be removed if the Management Committee, in the same meeting, appoints a replacement Manager by Special Resolution as the new Manager on the terms and conditions contained in this agreement, provided that if no new Manager can be appointed by such a vote, then, in circumstances where the Participants do not hold equal Joint Venture Interests, the Participant with the largest Joint Venture Interest will be deemed to be the Manager. If there is more than one Participant with the largest Joint Venture Interest, then those Participants will appoint the Manager and failing agreement between them, the matter will be referred to an Expert to be determined in accordance with clause 17.

(b)
This clause 4.3(b) applies for so long as a Participant holds a Joint Venture Interest of greater than 50% of the aggregate Joint Venture Interests of all Participants, and a corresponding majority of the issued shares in the Manager pursuant to clause 4.2. Subject to clause 4.3(c), if the Manager has committed a material breach of its obligations under this agreement (Manager Default) and such Manager Default has not been remedied, the following procedure will apply:

(i)	any Participant may give notice to the Manager requiring the Manager Default to be remedied, provided such notice is given within 12 months of the Participant becoming aware of the breach;

(ii)	if the Manager Default is not remedied within 15 days of receipt of a notice under clause 4.3(b)(i), each chief executive officer of the Ultimate Holding

Gilbert + Tobin	page | 11

Company of each Participant must meet to discuss the circumstances of the Manager Default;

(iii)
within 90 days of receipt of notice under clause 4.3(b)(i), the Manager must remedy or deliver to the Participants a proposal to remedy the Manager Default (Remediation Plan), and each Participant must promptly confirm by notice to the Manager whether that Participant (acting reasonably) is satisfied with the Remediation Plan;

(iv)
if the Manager Default is not remedied within 90 days of receipt by the Manager of a notice under clause 4.3(b)(i) and the Remediation Plan is not agreed by the Participants under clause 4.3(b)(iii), the Participant with the next largest Joint Venture Interest may appoint an individual, subject to that individual being suitably qualified with the requisite expertise and demeanour, to act as temporary operations manager of the Manager to oversee the performance of the Joint Venture Operations by the Manager in accordance with this agreement, for the period until the earlier of:

(A)	the Participants each confirming by notice to the Manager their reasonable satisfaction with the Remediation Plan;

(B)	the Participants each confirming by notice to the Manager their reasonable satisfaction that the Manager will not commit a repeated or further material default; or

(C)	the Manager Default being remedied by the Manager; and

(v)
if the Participant with the next largest Joint Venture Interest does not appoint a temporary operations manager of the Manager under clause 4.3(b)(iv) within 120 days of a notice being issued under clause 4.3(b)(i), the Joint Venture Operations will be suspended until the earlier of:

(A)	any of the events described in clauses 4.3(b)(iv)(A) to 4.3(b)(iv)(C) occurring; or

(B)	a new Manager being appointed in accordance with clause 4.3(a).

(c)	Clause 4.3(b) applies in respect of a material breach of the Manager only to the extent such breach has not:

(i)	been caused by the act or omission of any or all of the Participants; or

(ii)	arisen from the Manager acting in accordance with:

(A)	a resolution or direction of the Management Committee; or

(B)	a direction of any or all of the Participants,
in each case, given in accordance with this agreement.

(d)
The removal of the Manager under clause 4.3(a) will take effect immediately, but such removal does not prevent the Manager from recovering Joint Venture Costs incurred up to that date from the Participants, as well as other unavoidable, pre-committed or existing Joint Venture Costs incurred after that date.

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4.4	No transfer of Manager’s interest
The Manager must not, without the prior written consent of the Participants, transfer any of its rights or interest under this agreement.

4.5	Delivery of property on change of Manager
On the effective date of the removal of the Manager under clause 4.3(a), the Manager will:

(a)	deliver to its successor (or as the Participants may otherwise direct):

(i)	all Joint Venture Assets in its possession or under its control;

(ii)	the Joint Venture Records and Accounts;

(iii)	all Confidential Information;

(iv)	the results of all work undertaken by or for the Manager for the purposes of the Joint Venture, including all Mining Information and the results of any tests undertaken by or for the Manager; and

(v)	all exploration, mining, engineering and other reports or studies prepared by or for the Manager;

(b)	transfer title to any Joint Venture Assets to its successor (or as the Participants, acting unanimously, may otherwise direct);

(c)	transfer any Security Interest it holds over Joint Venture Assets to its successor;

(d)
deliver documents regarding the novation or assignment of the rights and liabilities of the Manager under any contract entered into in its capacity as Manager to the successor which takes effect on and from the effective date of the Manager’s removal, and where the novation or assignment of such a contract has not occurred by the effective date of the Manager’s removal, the Participants and the outgoing Manager must each continue to use all reasonable endeavours to procure the novation or assignment of the contract as soon as reasonably practicable;

(e)
to the maximum extent legally permissible, transfer any authorisations from any Government Agency that can be transferred in relation to the Joint Venture Assets, and in respect of any such authorisations which cannot be transferred by the Manager to its successor, it must do all things reasonably necessary to assist the successor in applying for new authorisations, and if requested by the successor, terminate, surrender or cancel those authorisations once the successor has obtained the relevant authorisation or to enable the successor to apply for a replacement authorisation; and

(f)
provide assistance to the Participants as requested, for up to 90 days and on a cost reimbursement basis, to allow the management, supervision and conduct of Joint Venture Operations to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for and conduct of the Joint Venture Operations to its successor, and the outgoing Manager and the Participants must sign, and must ensure the replacement Manager signs, all documents necessary to effect the assignment to the replacement Manager of the rights and interests of the outgoing Manager under the Deed

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of Cross Security with effect as at the effective date of the appointment of the replacement Manager.

4.6	Liability of Manager and indemnity
The Manager shall not have any liability to the Participants for losses sustained or liabilities incurred by the Joint Venture, and the Manager, its directors, officers, employees, agents and contractors (Indemnified Persons) shall be indemnified by each Participant, severally to the extent of its Joint Venture Interest, in respect of the same except where such loss or liability arises as a direct result of the Indemnified Person’s fraud, Wilful Misconduct or Gross Negligence.

4.7	Attorney
Each Participant hereby irrevocably appoints the Manager from time to time as its lawful attorney to act for it in its name or otherwise as the Manager (acting reasonably) deems fit for the purposes of doing all such acts and executing all such documents, as may reasonably appear to the Manager to be necessary or desirable to keep the Joint Venture Assets in good standing. The Participants shall be bound by all acts of the Manager as attorney pursuant to this clause 4.7 and shall, subject to clause 4.6, indemnify the Manager for all costs and liabilities incurred or arising from the exercise of the Manager’s powers pursuant to this clause 4.7.

5	Powers and duties of Manager

5.1	Conduct of Joint Venture Operations

(a)
Subject to the terms and conditions of this agreement, and to such instructions as it may from time to time receive from the Management Committee, the Manager will, and is empowered to exercise all powers necessary to:

(i)	manage, supervise and conduct Joint Venture Operations on behalf of, and as agent for, the Participants; and

(ii)	implement the Business Plan and exercise and discharge its powers and duties under this agreement in accordance with the Business Plan.

(b)	Without limiting the generality of the foregoing, the Manager will:

(i)	perform and attend to all acts, matters and things required of the Manager in accordance with the Joint Venture Documents;

(ii)
subject to clause 5.1(d), perform on behalf of the Participants their obligations under the Tenements, the Pipeline Licences, the Kemerton Sublease and the Kemerton Access Licence and their obligations under any agreement entered into by the Participants (or by the Manager on behalf of the Participants) for the purposes of Joint Venture Operations;

(iii)
if clause 2.17(c) applies and subject to each Participant's compliance with that provision, calculate, collect and pay (on behalf of the Participants) all statutory royalties payable under the Mining Act within the applicable time period provided for under the Mining Act;

(iv)	pay:

Gilbert + Tobin	page | 14

(A)	all rentals and other charges payable under the Tenements, the Pipeline Licences, the Kemerton Sublease and the Kemerton Access Licence;

(B)	all rates and taxes (other than taxes based upon or measured by income) payable on or assessed with respect to Joint Venture Operations or any Joint Venture Asset; and

(C)	the Rehabilitation Levy in respect of the Tenements, subject to the terms set out in clause 2.15(b);

(v)	generally do all things necessary to maintain the Tenements, the Pipeline Licences, the Kemerton Sublease and the Kemerton Access Licence in good standing and perform the Joint Venture Operations;

(vi)
prepare and file all reports and returns (except returns with respect to taxes based upon or measured by income) required by law or by the Tenements, the Pipeline Licences or any agreement with the State, the Commonwealth or other Government Agency with respect to Joint Venture Operations or the Joint Venture Assets;

(vii)	comply with all laws applicable to Joint Venture Operations, including laws pertaining to safety and environmental protection;

(viii)	comply with any decision or instruction of the Management Committee or the Participants made or given in accordance with this agreement;

(ix)	maintain the Project Facilities and the Refinery Plant in good working order;

(x)
act as the Participant's representative in respect of matters relating to Native Title Claims and Native Title Rights, and negotiate agreements with persons holding Native Title Rights and with parties to Native Title Claims, provided that the Manager may not execute any such agreements, without the prior approval of the Management Committee by Ordinary Resolution;

(xi)
comply or procure compliance with all contracts entered into by the Manager or the Participants in relation to the Joint Venture Operations (including any native title or heritage agreement) and ensure any proposed Business Plans are prepared to ensure compliance with any requirements under those agreements;

(xii)	replace any Project Facilities as the Manager determines are necessary or desirable so that Joint Venture Operations may be safely, efficiently and lawfully conducted at all times;

(xiii)
sell or otherwise dispose of any Project Facilities or supplies that may be worn out, surplus or no longer required for Joint Venture Operations, provided that any contract or arrangement for sale of such assets which have a book value, net of accumulated depreciation of:

(A)	more than $250,000 but less than $500,000 must be first approved by the Management Committee by an Ordinary Resolution; and

(B)	$500,000 or more must be first approved by the Management Committee by a Special Resolution;

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(xiv)	ensure that health, safety and environmental management systems are developed, implemented and maintained in respect of the Joint Venture Operations to the satisfaction of the Management Committee;

(xv)
endeavour to ensure that contractors engaged for the Joint Venture Operations develop, implement and maintain health, safety and environmental management systems to standards that comply with health, safety and environment plans approved by the Management Committee;

(xvi)	in the case of any emergency or accident, take such action as the Manager considers is necessary or advisable for the protection of life or the Joint Venture Assets;

(xvii)	acquire all materials, supplies, machinery, equipment and services necessary for the conduct of Joint Venture Operations;

(xviii)
subject to the requirements of Schedule 4, engage (which may be by secondment), dismiss, supervise and control all management, technical and labour personnel necessary for the performance of its obligations under this agreement including determining the terms and conditions of such engagement and conducting all industrial relations;

(xix)	arrange for the transportation, handling, loading, treatment and delivery of Product to the Delivery Point;

(xx)	notify the Participants as soon as practicable after becoming aware of any event or circumstance of which it is aware which is likely to result in:

(A)	litigation, arbitration or similar proceedings;

(B)	a material breach of any licence, authority, approval, direction, instrument or other similar matter;

(C)	a material breach of any applicable legal requirement;

(D)	a material breach of any Joint Venture Document or of any other material agreement of the Joint Venture; or

(E)	Force Majeure;

(xxi)
subject to the requirements of Schedule 4, institute, defend, compromise or settle any court or arbitration proceedings or insurance claims commenced or threatened by or against the Manager or a Participant affecting or relating to Joint Venture Operations or Joint Venture Assets, provided that unless otherwise instructed by a Participant, the Manager may conduct such proceedings or claims for and on behalf of and in the name of each Participant;

(xxii)
subject to the requirements of Schedule 4, take forward cover for, or hedge, foreign currency obligations or pre-pay or take any other appropriate action to avoid currency losses, in each case in relation to Joint Venture Operations, but in no circumstances is the Manager responsible for or entitled to any currency gains and losses, such losses and gains being borne by or credited to the Participants pro rata in proportion to their respective Joint Venture Interests;

Gilbert + Tobin	page | 16

(xxiii)	carry out the Rehabilitation Obligations and Mine Closure Obligations and comply with the Approved Closure Plan;

(xxiv)	keep each of the Participants fully informed on all current material matters and developments arising out of Joint Venture Operations; and

(xxv)
generally do all such acts and things as may be necessary or desirable for the efficient conduct of Joint Venture Operations, the protection of the Joint Venture Assets and the attainment of the objects of the Joint Venture.

(c)	Subject always to this agreement, the Manager has the power to enter into agreements and bind the Participants in the exercise of its duties in accordance with this agreement.

(d)	Despite any other provision of this agreement, the Participants agree that if GAMG gives a notice of proposed activity under the GAMG Mineral Rights Agreement then:

(i)
subject to 5.1(d)(ii), if the proposed activity might materially adversely affect a known or possible deposit of Iron Ore capable of commercial exploitation, then WLPL may determine whether to issue a notice of objection to GAMG and may have conduct of any expert determination process under the GAMG Mineral Rights Agreement on behalf of the tenement holders in relation to that notice of objection and will indemnify AWPL against the costs of any such expert determination process;

(ii)
if the proposed activity might materially adversely affect known or possible deposits of both Iron Ore and any other Mineral (excluding Tantalum), which are each capable of commercial exploitation, including in respect of Iron Ore and any other Mineral (excluding Tantalum) in the Wodgina Resource, then either WLPL or AWPL may determine whether to issue a notice of objection to GAMG and have conduct of any expert determination under the GAMG Mineral Rights Agreement on behalf of the tenement holders in relation to that notice of objection, and if WLPL has issued a notice of objection in respect of Iron Ore only, WLPL will indemnify AWPL against the costs of any such expert determination process; and

(iii)	in all other circumstances, the Participants agree to jointly exercise their rights under the GAMG Mineral Rights Agreement through the Manager.

(e)	A Participant has the right to participate, at its own expense, in litigation or administrative proceedings initiated by the Manager on behalf of the Participants.

5.2	Insurance
The Manager shall in respect of Joint Venture Operations and the Joint Venture Assets:

(a)
take out and keep in full force and effect, all in the name of the Participants, insurance required by the laws in force in Western Australia or by virtue of any contractual obligations entered into for the purposes of the Joint Venture;

(b)
effect and maintain in the name of the Participants public and product liability insurance for an amount of not less than $50,000,000 in respect of each occurrence and unlimited in the aggregate in respect of all incidents occurring during the period of insurance;

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(c)
without limiting clause 5.2(d), effect and maintain in the name of the Participants such other insurances suitable for the Joint Venture Operations which may (without limitation) include pollution legal liability insurance, excess liability insurance, motor vehicle insurance, transit insurance and mining operations insurance, each for amounts and on such terms as may be determined by the Management Committee from time to time;

(d)	effect and maintain in the name of the Participants such other insurances as may be determined by the Management Committee from time to time; and

(e)	if requested, provide full details of all such insurances and certificates of currency to a Participant.

5.3	Funding of the Manager
The performance by the Manager of its duties under this agreement will be subject to it receiving sufficient funds from each Participant in accordance with this agreement.

5.4	Conduct of operations
The Manager will perform all of its duties under this agreement in a good, safe, workmanlike and commercially reasonable manner in accordance with good exploration and mining and other applicable industry standards and practices.

5.5	Independent status of Manager

(a)
The Manager will report to, and be subject to, the general supervision and direction of the Management Committee. Subject to that supervision, and to the terms of this agreement, the Manager will have the authority, discretions and powers of an independent contractor in its management, supervision and conduct of Joint Venture Operations.

(b)
The Manager may perform its obligations under this agreement itself or through its employees or such agents or contractors as it may decide (subject to clause 5.8). However, the use of an agent or contractor by the Manager in the performance of any of the duties of the Manager will not relieve the Manager of responsibility to the Participants for those duties.

5.6	Delegation
The Manager may delegate its rights and obligations as Manager, provided that:

(a)	any delegation of the whole or a large part of its obligations requires the prior approval by Special Resolution of the Management Committee;

(b)	any delegation of any of its obligations to a Participant or an Affiliate of a Participant requires the prior approval by Special Resolution of the Management Committee;

(c)	it remains liable for any acts or omissions of its delegates as if they were the acts or omissions of the Manager;

(d)	the Manager promptly informs the Management Committee of the identity of the delegate and the matter which has been delegated; and

(e)	the delegation is at no additional cost to the Participants.

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5.7	Manager's custody of Joint Venture Assets

(a)	Subject to the provisions of this agreement, the Manager will have the custody and control of the Joint Venture Assets.

(b)	The Manager will hold any Joint Venture Asset which stands in its name as agent for the Participants in proportion to their respective Joint Venture Interests.

(c)	Except:

(i)	where permitted by this agreement;

(ii)	with the prior approval of the Management Committee; or

(iii)	in the case of Permitted Security Interests,
the Manager must not mortgage, pledge, charge, encumber, sub-lease or otherwise dispose of or create any Security Interest or lien over or trust in respect of (or purport or attempt to do so) the Joint Venture Assets or any other real or personal property or money in which any Participant has an interest.

5.8	Contracts with Affiliates of Manager

(a)	Subject to clause 5.8(b), the Manager agrees that:

(i)
any agreements which are entered into by the Manager in the performance of its duties under this agreement with any of its Affiliates or with a Participant or any of its Affiliates (Related Party Contracts), will be on normal ‘arm's length’ commercial terms consistent with the provisions of this clause;

(ii)
the terms of such agreements will be no less commercially reasonable in the particular circumstances of such agreements than would have been the case had such agreements been entered into with Third Parties which are not Affiliates of the Manager or any Participant; and

(iii)	any such agreements (or material amendments to such agreements) will be submitted to the Management Committee for approval by Special Resolution before the Manager enters into them.

(b)	The Participants will procure that the Manager enters into (as Manager for and on behalf of the Participants):

(i)	the Crushing Services Agreement with the Crushing Services Provider;

(ii)	the Camp Services Agreement with the Camp Services Provider;

(iii)	the Intellectual Property Licence Agreement with the Licence Provider;

(iv)	the Transitional Services Agreement with MRL and Albemarle Lithium; and

(v)	the Plant Services Agreement with Albemarle Lithium,
on or after the Effective Date and acknowledge and agree that:

(vi)	each of the Crushing Services Provider, Camp Services Provider and MRL is an Affiliate of WLPL;

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(vii)	the Licence Provider and Albemarle Lithium is an Affiliate of AWPL; and

(viii)	the provisions of clause 5.8(a) do not apply in relation to the entry into the agreements listed in this clause 5.8(b).

(c)
Notwithstanding clause 5.8(b), the Manager agrees that any material amendment to any of the agreements listed in clause 5.8(b)(i) to 5.8(b)(v) will be submitted to the Management Committee for approval by Special Resolution before the Manager agrees to such amendment.

5.9	Contracts with Third Parties

(a)
Unless otherwise decided by the Management Committee, all contracts or other arrangements with Third Parties entered into by the Manager for the purposes of or in the course of Joint Venture Operations will be entered into by the Manager as agent for the Participants, with the result that:

(i)
wherever possible, using the Manager’s reasonable endeavours, the Participants will be severally liable under such contracts and arrangements as principals in proportion to their respective Joint Venture Interests, and not jointly or jointly and severally liable; and

(ii)	in the event of any breach or default on the part of a Third Party under such contracts and arrangements, proceedings may be brought against such Third Party to recover each Participant's loss.

(b)
Where, despite the Manager’s reasonable endeavours under clause 5.9(a)(i), the Participants are or become jointly or jointly and severally liable under a contract or other arrangement with a Third Party, the Participants agree that as between themselves, all liabilities under or in respect of any such contract (Contract Liability) will be borne by the Participants in proportion to their respective Joint Venture Interests, notwithstanding the terms of the contract.

(c)	In respect of clause 5.9(b):

(i)
if a Participant (Discharging Participant) or any person on behalf of a Participant pays, performs or discharges a Contract Liability of another Participant, then that Participant must reimburse or compensate the Discharging Participant within 5 Business Days after it receives evidence of that payment, performance or discharge; and

(ii)	each Participant (Indemnifying Participant) indemnifies each of the other Participants (Other Participants) for and against all Contract Liability suffered or incurred by the Other Participants:

(A)	arising from or in connection with the Other Participants taking any reasonable action to avoid, resist or defend themselves against any Contract Liability of the Indemnifying Participant; and

(B)	arising from or in connection with the Indemnifying Participant failing to comply with this clause 5.9(c).

(d)	Subject to clause 5.9(e), the Manager must not enter into any contract where:

(i)	it does not have sufficient approval to commit to the Operating Costs or Capital Cost in accordance with clauses 7.7 or 7.8;

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(ii)	the contract has not been approved in the Business Plan and the expected expenditure would be:

(A)
worth greater than $1,000,000 (annualised if applicable) but not greater than $20,000,000, unless the contract has first been submitted to the Management Committee and approved by an Ordinary Resolution; or

(B)	worth greater than $20,000,000 (annualised if applicable), unless the contract has first been submitted to the Management Committee and approved by a Special Resolution;

(iii)	the contract has been approved in the Business Plan but the expected expenditure:

(A)
would be worth greater than $5,000,000 (annualised if applicable) but not greater than $20,000,000, unless the contract has first been submitted to the Management Committee and approved by an Ordinary Resolution; or

(B)	would be worth greater than $20,000,000 (annualised if applicable), unless the contract has first been submitted to the Management Committee and approved by a Special Resolution;

(iv)
the contract has not been approved in the Business Plan and there is a multi-year expenditure commitment (whether by reason of minimum expenditure, take or pay, termination fees or inability to terminate the contract without a claim for damages) of at least $1,000,000 (annualised), unless the contract has first been submitted to the Management Committee and approved by a Special Resolution; or

(v)
the contract has been approved in the Business Plan but there is a multi-year expenditure commitment (whether by reason of minimum expenditure, take or pay, termination fees or inability to terminate the contract without a claim for damages) of greater than $10,000,000 (annualised), unless the contract has first been submitted to the Management Committee and approved by a Special Resolution.

(e)
Without limiting Schedule 15 of the Asset Sale and Subscription Agreement including clause 2.1(g), nothing in clauses 5.8 or 5.9 restricts the Manager from entering into the Kemerton Construction Contracts for and on behalf of the Participants.

(f)	The Manager must not enter into any contract requiring a Special Resolution unless the contract has first been submitted to the Management Committee and approved by a Special Resolution.

(g)
The Manager must, upon a request by any Participant, disclose to the Participants details and, if requested, copies of all contracts or other arrangements with Third Parties entered into by the Manager for the purposes of or in the course of Joint Venture Operations.

5.10	No profit or loss by Manager
Unless otherwise agreed between the Manager and all of the Participants, the Manager will perform its duties under this agreement on a no profit or loss basis to the intent that:

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(a)	the Manager will neither gain nor lose by performing its duties under this agreement;

(b)	the Manager will not be entitled to any fee margin or other remuneration from the Participants for the performance of its duties under this agreement; and

(c)
all costs, expenses and liabilities of the Manager arising out of the proper performance by the Manager of its obligations under this agreement, in accordance with the terms of this agreement, will be Joint Venture Costs and will be borne by the Participants in proportion to their respective Joint Venture Interests.

5.11	Good faith

(a)	The Manager will at all times act reasonably and in good faith in all its dealings with the Participants and in the performance of its duties under this agreement.

(b)	The Manager will at all times act in the best interests of the Joint Venture as a whole.

5.12	Ratify actions of Manager
Each Participant agrees to ratify and confirm all actions taken by the Manager in the due and proper performance of its duties and in accordance with the terms of this agreement.

5.13	Services to the Joint Venture

(a)	This clause 5.13 applies for so long as:

(i)	WLPL holds a Joint Venture Interest of at least 40% of the aggregate Joint Venture Interests of all Participants;

(ii)	WLPL is a subsidiary of MRL; and

(iii)	MRL is in the mining services business.

(b)	Without limiting clause 5.8, and subject to clauses 5.13(c), 5.13(d) and 5.13(e):

(i)	the Manager must use reasonable endeavours to engage or otherwise utilise WLPL's (or its Affiliates) plant, equipment and personnel (WLPL Services) at the Mine or the Refinery Plant; and

(ii)
where WLPL is willing and able to provide WLPL Services, WLPL must (or procure that its Affiliates) provide the WLPL Services to the Manager at cost and otherwise on terms to be agreed, including the principles described in clause 5.8.

(c)	The Manager's obligations in clause 5.13(b) are subject to:

(i)	each of AWPL and WLPL being satisfied (acting reasonably) that the engagement of WLPL (or its Affiliates) to provide WLPL Services is in the Manager's and the Joint Venture's best interests; and

(ii)	WLPL (or its Affiliates, as applicable) meeting the Manager's supplier qualification requirements from time to time.

(d)	Nothing in clause 5.13(b) constitutes a right of first refusal of a Participant (or its Affiliates) to provide any services to the Manager or the Joint Venture.

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(e)	This clause 5.13 will not apply in respect of the Refinery Plant until the last of:

(i)	the last KCCC Handover; or

(ii)	KCCC(SA) Handover,
(as applicable), pursuant to the Asset Sale and Subscription Agreement, except where the services are for the operation of the Refinery Plant following the KCCC Handover or KCCC(SA) Handover (as applicable).

5.14	Further services

(a)
For each Financial Year, the Manager will provide the Participants with a list of all service categories for the Mine and the Refinery Plant in respect of which the Manager considers it will need to engage service providers for the purpose of Joint Venture Operations during that Financial Year (Service Contract List).

(b)	The Service Contract List:

(i)	for the first Financial Year, will be prepared by the Participants and the Manager and provided by the Manager to the Participants within 30 days of the date of this agreement; and

(ii)	for each other Financial Year, will be prepared by the Manager and provided to the Participants together with the draft Business Plan to be provided in accordance with clause 7.2(b).

(c)
Within 30 days of receiving a Service Contract List, each Participant may give notice to the Manager identifying the service categories that the Participant (or any of its Affiliates) wishes to participate in as a service provider.

(d)
Following receipt of a notice under clause 5.14(c), the Manager will include the notifying Participant (Service Participant) (for so long as they remain a Participant and provided that they continue to provide notice in respect of each Financial Year that they wish to participate in as a service provider in respect of that service category) in the process of the Manager evaluating and selecting a service provider to provide those services to the Joint Venture (which may be through a competitive tender or otherwise).

(e)	If clause 5.14(d) applies, the Manager will consider awarding the service contract to the Service Participant (or its Affiliate, as applicable) subject to the following:

(i)	the Service Participant (or its Affiliate) must have the technical and financial capability to provide the relevant services;

(ii)
each of the Participants being satisfied (acting reasonably) that the engagement of the Service Participant (or its Affiliate) to provide the service is in the Manager's and the Joint Venture's best interests;

(iii)	the Service Participant (or its Affiliate) meeting the Manager's supplier qualification requirements from time to time; and

(iv)
any such service contract with the Service Participant (or its Affiliate) will include flexibility (without penalty) for the Manager to vary the service contract or terminate the service contract where Force Majeure or unexpected events occur which impact the Manager's requirements for the service.

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(f)	Nothing in this clause 5.14:

(i)	limits clause 5.8, which will apply in respect of any proposed contract with the Service Participant (or its Affiliate); or

(ii)	constitutes a right of first refusal of a Participant (or its Affiliates) to provide any services to the Manager or the Joint Venture.

(g)	This clause 5.14 will not apply in respect of the Refinery Plant until the last of:

(i)	the last KCCC Handover; or

(ii)	KCCC(SA) Handover,
(as applicable), pursuant to the Asset Sale and Subscription Agreement, except where the services are for the operation of the Refinery Plant following the KCCC Handover or KCCC(SA) Handover (as applicable).

6	Management Committee

6.1	Establishment of Management Committee

(a)	The Participants will prior to the Effective Date establish a Management Committee in accordance with this clause 6.

(b)	The Management Committee is empowered to make all decisions in relation to matters within the scope of the Joint Venture (as set out in clause 2.2), other than:

(i)	matters expressly reserved by this agreement for the Participants’ determination, decision, approval or consent; or

(ii)	matters which have been expressly delegated in accordance with this agreement to a Participant or the Manager.

6.2	Composition of Management Committee

(a)	Each Participant will be entitled to appoint Representatives on the Management Committee as follows:

(i)	a Participant with a Joint Venture Interest of 10% or greater, but less than 25%, may appoint one (1) Representative;

(ii)	a Participant with a Joint Venture Interest of 25% or greater, but less than 50%, may appoint two (2) Representatives; and

(iii)	a Participant with a Joint Venture Interest of 50% or greater may appoint three (3) Representatives.

(b)
Each Participant may also appoint an alternate for each of its Representatives who will be entitled to attend and vote at meetings of the Management Committee in which the relevant Representative does not participate.

(c)	Each Participant will appoint its Representatives and alternates (if any) by notice in writing to the Manager and the other Participants.

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(d)
A Participant may replace any of its Representatives or alternates, or revoke any such appointment, at any time by giving notice in writing to the Manager and the other Participants. The relevant appointment or removal will take effect immediately on receipt of that notice.

(e)
A Participant whose Joint Venture Interest falls below 10% will cease to have any right to appoint Representatives to the Management Committee, and any such appointments will cease to have effect immediately upon its Joint Venture Interest falling below 10%.

6.3	Meetings

(a)	Meetings of the Management Committee will (unless otherwise agreed by Special Resolution of the Management Committee):

(i)	be held at the Manager’s office in Perth or at such other place in Perth as the Management Committee may from time to time determine; and

(ii)	be held at least once in each Quarter or at such other intervals as the Management Committee may determine.

(b)
In addition, the Manager may at any time, and will within five (5) Business Days of being requested to do so by a Participant or Participants who, in aggregate, hold a Joint Venture Interest of 25% or more, convene a meeting of the Management Committee. Any request by a Participant or Participants for a meeting to be convened must set out the matters to be considered at the meeting.

(c)	Each Participant will bear the travel and other expenses of its Representatives attending meetings.

(d)	Meetings of the Management Committee may be held in person or by telephone, video conference or other means of instantaneous communication.

(e)	Each Participant will ensure its Representatives convene and attend meetings expeditiously to ensure the continuity of Joint Venture Operations.

6.4	Notice of meetings

(a)
Except as otherwise expressly stated otherwise in this agreement, the Manager will give to each Participant at least ten (10) Business Days’ notice of each meeting of the Management Committee (or at least two (2) Business Days' notice for a reconvened meeting), which notice must outline the business to be conducted at the meeting. Such notice will not be required where the Representatives of each Participant agree to waive notice of the meeting. Each Participant may give a notice to the Manager and each other Participant at least five (5) Business Days prior to the meeting to include any additional items of business to be conducted at the meeting.

(b)	Business not mentioned in a notice of meeting will not be dealt with at the meeting unless all Representatives (not just those present at the meeting) unanimously agree.

6.5	Quorum

(a)	The quorum for a meeting of the Management Committee will be at least one Representative of each Participant entitled to vote.

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(b)	If a quorum is not present within one hour after the time appointed for the meeting:

(i)	the meeting will stand adjourned to the same hour on the next Business Day at the same venue; and

(ii)	the Manager will endeavour to contact the Representatives who were not present at the first meeting to advise them of the adjourned meeting.

(c)	The quorum at an adjourned meeting will be those Representatives present at the adjourned meeting.

6.6	Chairperson

(a)	The chairperson at meetings of the Management Committee (Chairperson) will be selected by the Participant with the largest Joint Venture Interest from the Representatives of that Participant.

(b)
If two or more Participants have equal Joint Venture Interests and are the largest Joint Venture Interest holders, then the Chairperson will be selected by those Participants (from their appointed Representatives) respectively on a 12 month rotating basis (such 12 Month periods to cover a Financial Year).

(c)	From the Effective Date until 30 June 2020, one of the Representatives of AWPL shall be the Chairperson.

(d)	The Chairperson will not have a casting vote.

6.7	Senior management personnel of the Manager

(a)	The Participant with the largest Joint Venture Interest will have the right to appoint the chief executive officer and the chief financial officer of the Manager.

(b)
If two or more Participants have equal Joint Venture Interests and are the largest Joint Venture Interest holders, they will each have an alternating right to appoint either the chief executive officer or the chief financial officer of the Manager, respectively, for equal terms of no more than two years, such that the chief executive officer will have been appointed by one of those Participants and the chief financial officer will have been appointed by the other Participant, and then on rotation on the same basis.

(c)	AWPL will have the right to appoint the manager of the Refinery Plant.

(d)	In exercising their appointment rights under this clause 6.7, the Participants must consult with the other, and must appoint suitably qualified persons with the requisite expertise and demeanour.

6.8	Voting rights

(a)
The Representatives of a Participant present and entitled to vote at any meeting of the Management Committee will have between them that number of votes which is equal to the Joint Venture Interest of the Participant who appointed those Representatives. By way of example, the Representatives of a Participant whose Joint Venture Interest is 50% will have between them 50 votes. Any one Representative appointed by a Participant shall be entitled to cast all votes of the Representatives appointed by such Participant.

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(b)
Subject to clause 6.8(d), a Representative may attend and vote on a matter at a meeting of the Management Committee notwithstanding there is a conflict of interest in respect of that matter with the Participant appointing that Representative. However at the start of the relevant meeting before the vote is taken, the existence of this conflict of interest must be declared if not already known by the other Participants. Subject to the foregoing, clause 6.8(d) does not prevent a Representative who has a personal conflict of interest in respect of a matter from attending and voting on a matter at a meeting of the Management Committee, provided that the matter does not relate to the matters described in clauses 6.8(d)(i) to 6.8(d)(vi).

(c)
A Representative who decides (at his or her election) to withdraw from a meeting of the Management Committee due to a conflict of interest will be treated as not being entitled to vote at that meeting and such withdrawal will not result in the meeting lacking quorum.

(d)	In circumstances where there is a meeting of the Management Committee at which a resolution is proposed regarding:

(i)
the enforcement by the Manager of a right against a Participant, or any Affiliate of the Participant, in relation to a right under or performance in accordance with any contract, or a liability, loss, cost, charge or expense paid, suffered or incurred by the Joint Venture from an act or omission of that person;

(ii)	without limiting clause 6.8(d)(i):

(A)	an election by the Manager to purchase the Crushing Facility (as defined in the Crushing Services Agreement) under the Crushing Services Agreement; or

(B)	a Cash Call (including an emergency Cash Call under clause 8.5) relating to the purchase of the Crushing Facility as described in clause 6.8(d)(ii)(A);

(iii)	the execution of any Related Party Contract (other than the execution of the Related Party Contracts by the Manager in accordance with clause 5.8(b));

(iv)	the enforcement or waiver of any rights of the Manager under any Related Party Contract;

(v)	the issuing by the Manager of a Notice of Objection or a Notice of Consent under clause 2.4; or

(vi)	any delegation by the Manager under clause 5.6(b),
and the resolution is not passed at such meeting of the Management Committee, then any Participant other than a Participant which is or is an Affiliate of the applicable person (including delegate or counterparty) referred to in clauses 6.8(d)(i) to 6.8(d)(vi) (Conflicted Participant) may, immediately following such meeting, convene another meeting of the Management Committee. At the reconvened meeting, the Representatives of the Conflicted Participant:

(vii)	will not have the right to vote at the meeting;

(viii)	will not be counted for the purpose of determining the quorum for the meeting; and

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(ix)
any resolution dealing with that matter may be passed pursuant to the decision making threshold applicable to that decision, with those thresholds being adjusted such that the voting entitlement of the Representatives appointed by the Participants other than the Conflicted Participant will in aggregate be deemed equal to 100% total votes of all Representatives present and entitled to vote (and which for the avoidance of doubt shall exclude the Representatives appointed by the Conflicted Participant).

(e)
For the purposes of clause 6.8(d), if the Manager resolves to commence enforcement action against a Conflicted Participant or any of its Affiliates in respect of a Related Party Contract, the Conflicted Participant and its Representatives shall have no involvement in (other than its independent rights to defend against such action), and no right to receive information in respect of the conduct of, that enforcement action by the Manager on behalf of the Joint Venture and the Manager shall implement appropriate information handling protocols.

6.9	Ordinary Resolutions
Subject to clause 6.10, decisions at any meeting of the Management Committee will be made by the affirmative vote of one or more Representatives of those Participants present and entitled to vote at the meeting having more than 50% of the total votes of all Representatives present and entitled to vote.

6.10	Special Resolutions
Decisions taken by the Management Committee with respect to the matters set out in Schedule 4 and as otherwise specified in this agreement will require the affirmative vote of one or more Representatives of those Participants present and entitled to vote at the meeting having 75% or more of the total votes of all Representatives present and entitled to vote.

6.11	Advisers
A Participant may arrange at its own expense for consultants or other technical personnel (Advisers) and up to two other persons (Observers) to be present at meetings of the Management Committee to assist its Representatives, or in the case of the Observers to observe but not participate in the meeting, provided that:

(a)
the Participant must ensure that each Adviser and Observer is under a duty of confidentiality in relation to all information and materials to which the Adviser or Observer gains access as a consequence of the Adviser or Observer being present at a meeting of the Management Committee; and

(b)
a Participant must inform the other Participants of its intention to have an Adviser or Observer attend a meeting of the Management Committee on behalf of the Participant at least two (2) Business Days before the meeting (and such notice must include the name and origin of each Adviser and Observer).

6.12	Authority of Representatives
Each Representative will have full power and authority to represent the Participant who appointed the Representative in all matters within the powers of the Management Committee and all acts done by the Representative under this authority will be deemed to be the act of the Participant who appointed the Representative.

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6.13	Resolution without meeting

(a)
A resolution of the Management Committee which is signed by a Representative of each Participant who is entitled to vote (Circular Resolution) will be as valid and effective as if it had been passed at a meeting of the Management Committee properly convened and held.

(b)	A Circular Resolution may consist of one or more documents in identical terms, signed by a Representative of each Participant.

6.14	Manager’s delegate

(a)	The Manager will by notice in writing to the Participants designate a delegate to the Management Committee.

(b)	The Manager may change its delegate at any time by giving notice in writing to the Participants.

(c)
The Manager will cause its delegate, who may be accompanied by Advisers, to be present at each meeting of the Management Committee. Such delegate and Advisers will have no voting rights and the Manager must ensure that its delegate and Advisers are under a duty of confidentiality in relation to all information and materials to which the delegate or the Advisers gains access as a consequence of the Adviser or delegate being present at a meeting of the Management Committee.

(d)	The Manager’s delegate is not entitled to vote at meetings of the Management Committee.

6.15	Minutes

(a)
The Manager must arrange for minutes of each Management Committee meeting and each sub-committee meeting as described under clause 6.16 to be taken. The Manager’s costs and expenses in providing this service will be included in Joint Venture Costs.

(b)	A copy of the minutes of each Management Committee meeting and each sub-committee meeting must be given to each Participant as soon as practicable, but no later than 21 days after each meeting.

(c)	If a Participant wishes to make any comments in respect of the minutes, it must do so within 21 days after receiving the minutes by providing a notice to the Manager.

(d)
The minutes of a Management Committee meeting or subcommittee meeting, respectively, will be considered and approved (with or without amendments) at the next meeting of the Management Committee or relevant sub-committee (as applicable), and are to be signed by the Chairperson of the relevant Management Committee meeting or the chairperson of the relevant sub-committee meeting as described in clause 6.16(c), and are then conclusive evidence of the proceedings and decisions of the meeting to which they relate.

6.16	Sub-committees

(a)
The Management Committee may establish one or more sub-committees to consider and make recommendations or, if the Management Committee unanimously and expressly confers such a power, decisions on such matters as the Management Committee may from time to time refer to any such sub-committee.

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(b)	Each Participant will be entitled, but will not be obliged, to be represented on each sub-committee.

(c)	The Participant who has nominated the Chairperson of the Management Committee will appoint the chairperson of any sub-committee.

6.17	Services
The Management Committee may:

(a)	require the Manager to provide it with such services as the Management Committee may request; and

(b)	engage advisers and consultants as required,
and all expenses incurred in connection with the exercise of this power will be regarded as Joint Venture Costs and may be paid by the Manager accordingly even if not included in an Approved Budget.

6.18	Recommendations and decisions of sub-committees
Recommendations and (where applicable) decisions of any sub-committee of the Management Committee must be by unanimous vote. If unanimity cannot be achieved on any matter, such inability and the reasons for that will be reported to the Management Committee.

7	Budgets, planning and contributions

7.1	Commencement under Initial Mine Plan and Budget
The parties agree that in respect of the period from the Effective Date until the later of 30 June 2020 and the end of the first Financial Year following 30 June 2020, the Manager, on behalf of the Participants, will undertake Joint Venture Operations in accordance with the Initial Mine Plan and Budget.

7.2	Preparation and approval of the Business Plan
The parties agree that, subject to constraints of applicable competition rules:

(a)
not less than 120 days prior to the first day of each Financial Year, the Manager will consult with each of the Participants to discuss and agree the assumptions (including metal price, exchange rates, diesel price and other key commodities consumed, discount rate and inflation rate) to be used in preparing the draft Business Plan and Proposed Budget;

(b)
not less than 60 days prior to the first day of each Financial Year, the Manager will submit to each Participant a draft Business Plan (incorporating a Proposed Budget) which, among other periods, covers the period commencing on the following Financial Year;

(c)
the Participants will promptly review the draft Business Plan (incorporating a Proposed Budget) in consultation with the Manager. The Manager will update the draft Business Plan (incorporating a Proposed Budget) to include agreed changes, prior to submission of the Business Plan (incorporating a Proposed Budget) to the

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Management Committee for consideration and approval at least 30 days prior to the end of the current Financial Year; and

(d)
at the relevant meeting of the Management Committee in the final Quarter of each Financial Year, or at such other time as the Participants may otherwise agree, the Management Committee will consider and may approve all or part of the draft Business Plan and the Proposed Budget in accordance with clause 7.5(a), with or without amendment; and

(e)
the Participants agree to, and will procure that the Manager completes, a similar process to the process described in clauses 7.2(a) to 7.2(d) for the purpose of updating the Business Plan approved by the Management Committee under clause 7.2(d) to facilitate a Participant or its Affiliates' fiscal year, if any are different (at no cost to the Participant or its Affiliates).

7.3	Contents of Business Plan

(a)	Each Business Plan will set out and cover the following separate areas:

(i)
detailed information in relation to the proposed Joint Venture Operations and Joint Venture Costs in each Month during the first two Financial Years covered by the Business Plan, which information must be presented in accordance with the relevant categories set out in clause 7.3(c) (in respect of the LOM Business Plan) and clause 7.3(d) (in respect of the Refinery Plant Business Plan); and

(ii)
to the extent reasonably practical, information in relation to proposed Joint Venture Operations and Joint Venture Costs for each subsequent Financial Year during the then estimated Life of Mine, which information must be presented in accordance with the relevant categories set out in clause 7.3(c) (in respect of the LOM Business Plan) and clause 7.3(d) (in respect of the Refinery Plant Business Plan).

(b)
Each Proposed Budget will set out detailed information in relation to the proposed Joint Venture Operations and Joint Venture Costs in each Month during the new Financial Year, which information must be presented in accordance with the relevant categories set out in clause 7.3(c) (in respect of the LOM Business Plan) and clause 7.3(d) (in respect of the Refinery Plant Business Plan).

(c)
For the purposes of clauses 7.3(a) and 7.3(b), the monthly and annual information set out in a LOM Business Plan must be divided into the following separate plan categories (except to the extent that no expenditure or activity is anticipated for the relevant category):

(i)	(Mine Development / evaluation plan): this must contain details of proposed Mine Development and reasonable justification for projects proposed for Mine Development and evaluation activities.

(ii)	(mining physicals / mine metal plan): this must contain details of ore tonnes moved, waste, production risk rating.

(iii)
(Capital Costs plan): this must contain details and reasonable justification for any proposed Capital Works and a ranking of the priority of each proposed Capital Work. Assets to be scrapped or disposed of as a result of proceeding with any new Capital Work should be identified.

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(iv)
(Operating Costs plan): this must reflect the guidance and directions of the Management Committee as to the grade of ore to be mined, the amount of Minerals to be produced, and other matters relating to Operating Costs, including utilisation and availability of equipment.

(v)
(exploration plan): A plan for Exploration Operations including details and reasonable justification for projects together with a budget for those works, split into work on the Development Area (if appropriate) and work on other areas of the Tenements as proposed.

(vi)
(Rehabilitation plan): this must describe anticipated works to be carried out to meet Rehabilitation Obligations and clearly identify the expenditure to be charged against existing provisions and the expenditure which is not covered by existing provisions.

(vii)	(care and maintenance plan): this must describe the care and maintenance activities to be undertaken (if any) and the associated costs.

(viii)	(Closure Plan): this must describe the anticipated activities to be carried out to meet the Mine Closure Obligations.

(ix)
(manpower plan): this must be a plan setting out the staffing and manpower required in connection with the implementation of any proposed Joint Venture Operations referred to in this clause 7.3(c) or any other approved work programme or Joint Venture Operations under this agreement.

(x)	(budget): this must show:

(A)	working capital: expected movement in the individual significant components of working capital for the following year.

(B)	cash flow: the relevant periodic cash requirements for each of the categories in the LOM Business Plan and clearly distinguish between Capital Costs and Operating Costs.

(C)
Called Sum forecast: the extent to which the periodic cash requirements can be satisfied from cash on hand, and will include a Called Sums forecast showing the estimated periodic contribution required from each Participant.

(d)
For the purposes of clauses 7.3(a) and 7.3(b), the monthly and annual information set out in a Refinery Plant Business Plan must be divided into the following separate plan categories (except to the extent that no expenditure or activity is anticipated for the relevant category):

(i)
(Refinery Plant development / evaluation plan): this must contain details of any development or commissioning activities relating to the Refinery Plant (and in the case of any expansion, any construction activities) and all other activities necessary, expedient, conducive or incidental thereto. and reasonable justification for projects proposed for Refinery Plant development and evaluation activities.

(ii)
(Capital Costs plan): this must contain details and reasonable justification for any proposed Capital Works and a ranking of the priority of each proposed Capital Work. Assets to be scrapped or disposed of as a result of proceeding with any new Capital Work should be identified.

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(iii)
(Operating Costs plan): this must reflect the guidance and directions of the Management Committee as to the grade and amount of lithium hydroxide monohydrate to be produced, and other matters relating to Operating Costs, including utilisation and availability of equipment.

(iv)
(manpower plan): this must be a plan setting out the staffing and manpower required in connection with the implementation of any proposed Joint Venture Operations referred to in this clause 7.3(d) or any other approved work programme or Joint Venture Operations under this agreement.

(v)	(budget): this must show:

(A)	working capital: expected movement in the individual significant components of working capital for the following year.

(B)	cash flow: the relevant periodic cash requirements for each of the categories in the Refinery Plant Business Plan and clearly distinguish between Capital Costs and Operating Costs.

(C)
Called Sum forecast: the extent to which the periodic cash requirements can be satisfied from cash on hand, and will include a Called Sums forecast showing the estimated periodic contribution required from each Participant.

7.4	Revision of Business Plan

(a)
At any time prior to the approval and adoption of the next succeeding Business Plan (including the Proposed Budget), the Manager may propose revisions to the Business Plan (incorporating the Approved Budget) for approval by the Management Committee in accordance with the terms of this agreement.

(b)
The Manager must prepare proposed revisions to the Business Plan (incorporating the Approved Budget) if, at any time, it becomes necessary to make a material alteration in respect of any of the plans specified in the most recent Business Plan and/or Approved Budget , or if the Management Committee otherwise requests such an amendment, and submit the proposed revisions for approval by the Management Committee in accordance with the terms of this agreement.

(c)	The Manager must promptly provide the Participants with any revisions to the Business Plan (incorporating the Approved Budget) approved by the Management Committee.

7.5	Approval of Business Plan and revisions

(a)	A proposed Business Plan (incorporating a Proposed Budget) may be approved in whole or in part by the Management Committee by Ordinary Resolution.

(b)	Subject to clause 7.7(d), a revision or variation to the approved Business Plan (including the Approved Budget) requires approval by the Management Committee by Ordinary Resolution.

7.6	Temporary operating plan if Business Plan not approved
If the Management Committee has not approved all or part of a proposed Business Plan (including the Proposed Budget) for the following Financial Year (Relevant Year), by no later than one Month prior to the commencement of the Relevant Year, the following

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provisions will apply for so long as the unapproved part of that proposed Business Plan or Proposed Budget has not been so approved:

(a)	the portions of the Business Plan and Proposed Budget for the Relevant Year which are approved by the Management Committee will apply (to the extent practicable);

(b)
the relevant portions of the Business Plan for the Relevant Year from the most recently approved Business Plan will apply (to the extent they are applicable and were approved and including, at a minimum, ensuring that the expenditure obligations prescribed under each of the Tenements and all unavoidable obligations contained in agreements related to the Joint Venture Operations are properly met) to the portions of the Business Plan and Proposed Budget for the Relevant Year which are not approved by the Management Committee;

(c)
the portions of the plans and budgets referred to in clauses 7.6(a) and 7.6(b) will together be deemed to be an Approved Budget for the Relevant Year and implemented by the Manager in accordance with this agreement; and

(d)
when the Management Committee approves any unapproved portion of the new Business Plan under the terms of this agreement, the Manager will, as soon as practicable, vary its activities and expenditure so as to continue in accordance with the new and approved Business Plan (including the Approved Budget).

7.7	Business Plan is binding on the Manager

(a)
The most recent Business Plan (including the component plans and Approved Budget), as approved or revised and amended by the Management Committee in accordance with this agreement, will be binding on the Manager and the Participants.

(b)
Except as otherwise required or allowed under this agreement, the Manager must carry on the development, construction, maintenance and conduct of the Joint Venture Operations in accordance with the Business Plan (including the Approved Budget).

(c)
The Manager is obliged and authorised to conduct Joint Venture Operations and to incur expenditure and make disbursements approved, or for which an allowance or provision is made, in an Approved Budget and in accordance with the Approved Budget.

(d)
The Manager must use all reasonable endeavours not to incur any expenditure (including Capital Costs and Operating Costs) in excess of the amount budgeted in an Approved Budget except as provided below:

(i)	aggregate over-expenditure on Operating Costs of:

(A)	10% or less of the total expenditure under the Approved Budget is permitted without approval of the Management Committee;

(B)	more than 10% but less than 20% of the total expenditure under the Approved Budget is permitted if approved in advance by Ordinary Resolution of the Management Committee; and

(C)	20% or more of the total expenditure under the Approved Budget is permitted if approved in advance by Special Resolution of the Management Committee;

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(ii)	aggregate unbudgeted Capital Costs (including any overruns on budgeted Capital Costs) of:

(A)	the lesser of 20% of the individual line item or up to $5,000,000 from that under the Approved Budget is permitted without approval of the Management Committee;

(B)	between $5,000,000 and $25,000,000 from that under the Approved Budget is permitted if approved in advance by Ordinary Resolution of the Management Committee; and

(C)	$25,000,000 or more from that under the Approved Budget is permitted if approved in advance by Special Resolution of the Management Committee; and

(iii)	reasonable expenditure to fund urgent action under clause 7.8 is permitted without approval of the Management Committee.

7.8	Urgent action

(a)
Subject to clause 7.8(c), the Manager may take such emergency action as, in the Manager’s judgement, is necessary to preserve property, avoid, mitigate or prevent material risk of harm or damage to persons, property or the environment and to ensure Participants comply with their respective contractual and legal obligations in relation to the Joint Venture Operations.

(b)	The Manager must promptly notify the Participants as and when any costs of the nature referred to in clause 7.8(a) above are incurred.

(c)	To the extent that time permits, the Manager must use reasonable endeavours to:

(i)	seek the approval of the Management Committee as otherwise required of it under this agreement; or

(ii)	consult with the Participants and the Management Committee,
as soon as reasonably practicable after becoming aware of the need to take urgent action.

8	Provision of funds

8.1	Obligation to contribute
Each Participant must contribute to Joint Venture Costs in proportion to their respective Joint Venture Interests, and Cash Calls issued under this clause 8 will be prepared accordingly.

8.2	Manager may apply funds held
The Manager will be entitled to apply funds held by the Manager for the account of a Participant under this agreement to satisfy that Participant’s share of Joint Venture Costs.

8.3	Monthly Cash Call

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(a)
At or prior to the Effective Date, the Manager will notify the Participants of the estimated funding requirements required by the Manager for the period from the Effective Date up to the date the next Called Sum is payable by Participants under clause 8.4(a), including details of the estimated disbursements to be made for Joint Venture Costs during that period. The amount specified will comprise a Called Sum and is payable within five (5) Business Days after the Effective Date in accordance with clause 8.4(b).

(b)
Based upon the Business Plan (including the Approved Budget, as revised by the Management Committee from time to time) or where applicable any Approved Budget under clause 7.6, the Manager must submit to each Participant, on or before the 15th day of each Month, a statement (Cash Call) showing:

(i)	the estimated disbursements to be made for Joint Venture Costs during the following Month (showing Operating Costs and Capital Costs separately);

(ii)	the extent, if any, to which such disbursements can be satisfied by funds already held by the Manager for the account of the Participants under this agreement;

(iii)
the amount (Called Sum) required to be paid by each Participant (which, for the avoidance of doubt, is the cash amount which is required to be paid by a Participant after application of funds held by the Manager to the account of the Participant in accordance with clause 8.3(b)(ii));

(iv)	the place or places where, and manner in which, payment is to be made; and

(v)	such other details as the Management Committee may from time to time direct.

(c)	Subject to clause 8.5, a Called Sum for a Month may be for an amount which is:

(i)	under 120% of the monthly Called Sum forecast for that Month under the then current Approved Budget without approval of the Management Committee;

(ii)	120% or more, but less than 140%, of the monthly Called Sum forecast for that Month under the then current Approved Budget, if approved by an Ordinary Resolution of the Management Committee; or

(iii)	140% or more of the monthly Called Sum forecast for that Month under the then current Approved Budget, if approved by a Special Resolution of the Management Committee,
provided that:

(iv)
if at any time after the first three (3) Months of the Financial Year, the “Year to Date” Called Sum and the proposed Called Sum for the next Month would be greater than 110% of the Called Sum forecast for that period under the then current Approved Budget, the proposed Called Sum requires approval by an Ordinary Resolution of the Management Committee; and

(v)
if at any time after the first three (3) Months of the Financial Year, the “Year to Date” Called Sum and the proposed Called Sum for the next Month would be greater than 120% of the Called Sum forecast for that period under the

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then current Approved Budget, the proposed Called Sum requires approval by a Special Resolution of the Management Committee.

8.4	Payment of Called Sum

(a)	Each Participant must pay to the Manager the Called Sum applicable to it by the later of:

(i)	10 Business Days after a Cash Call is made; and

(ii)	the fifth Business Day of the Month following the Month in which the Cash Call is made.

(b)	Called Sums must be paid to the Manager:

(i)	within the timeframe prescribed by this clause 8.4;

(ii)	in Immediately Available Funds;

(iii)	free of set-off, deduction or counterclaim;

(iv)
unless specified in an Approved Budget or as otherwise agreed, in the currency requested by the Manager (Requested Currencies), it being agreed that unless otherwise agreed between the Participants, the Requested Currencies are limited to $Australian, $US, the Euro and Chinese Yuan and the breakdown of denominations requested must be consistent with the denomination of Manager expenditures; and

(v)	at the place or places, and in the manner, specified in the Cash Call.

(c)
Nothing in this clause 8.4 prevents a Participant paying a Called Sum on behalf of another Participant pursuant to any agreement which may exist between them or their Affiliates, and any such payment shall be credited as a payment by the Participant against whom the Cash Call was made.

8.5	Emergency Cash Call

(a)
If at any time the Manager is, or is likely to be, required to take urgent action under clause 7.8 or clause 6.8(d)(ii)(B) which requires funds in excess of the funds then available to the Manager, and which have not been provided for in the most recent Cash Call, the Manager may issue an emergency Cash Call to each Participant stating:

(i)	the amount of funds required for Joint Venture Costs;

(ii)	the Called Sum required to be paid by each Participant;

(iii)	the place or places where, and manner in which, payment is to be made; and

(iv)	the circumstances, in reasonable detail, giving rise to the necessity for obtaining such funds.

(b)	Each Participant must, as soon as practicable (and in any event within five (5) Business Days) after receipt of an emergency Cash Call, pay to the Manager the Called Sum applicable to it.

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(c)	The parties acknowledge that clause 8.3(a) does not apply to any Cash Calls made under this clause 8.5.

8.6	Bank account

(a)
All Called Sums and other moneys received or earned by the Manager on behalf of the Joint Venture will be deposited into a designated account or accounts in the name of the Manager, as manager of the Joint Venture, maintained at a branch or branches of a bank authorised to carry on a banking business under the Banking Act 1959 (Cth) selected by the Manager. Such bank must offer full on-line account visibility (on a read-only basis) to Participants.

(b)
Subject to clause 8.6(d), the Manager alone will be entitled to operate such account or accounts and may from time to time temporarily invest any surplus funds in such account in accordance with such short term investment policies as may from time to time be approved by the Management Committee.

(c)	No such investment will have a maturity exceeding the time within which the funds so invested are required to be disbursed on account of Joint Venture Costs.

(d)
All funds in any account opened by the Manager (including any short term investments acquired with such funds) will remain the beneficial property of the Participants in proportion to their Joint Venture Interests until such time as those funds are disbursed on account of Joint Venture Costs.

(e)
The Manager may only open a bank account with the approval of the Management Committee by Ordinary Resolution and must notify the Participants when the Manager opens or closes any such bank account acting as agent for the Participants.

8.7	Disbursements from bank accounts
The Manager will make from the accounts referred to in clause 8.6 all disbursements which are required to be made from time to time on account of Joint Venture Costs.

8.8	Repayment of surplus funds

(a)
The Manager will, if directed by the Management Committee, repay to each Participant (other than a Participant in respect of which there is an Event of Default or which is in default in the payment of any Called Sum) any funds which are in excess of that Participant’s share of the estimated disbursements for the following Month and the amount of working capital deemed necessary by the Manager for Joint Venture Operations as set out in the Cash Call provided to that Participant in accordance with clause 8.3.

(b)	The Manager will not be obliged to repay any such funds to a Participant if the amount is less than $100,000, unless requested to do so by that Participant.

8.9	Accounting for Called Sums
The Manager will use Called Sums, and any assets acquired by the use of such funds, for the purpose of Joint Venture Operations or for payment to Participants as provided in clause 8.8, and for no other purpose.

9	Records, accounts and reports

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9.1	Manager to keep records and accounts

(a)
The Manager will, in accordance with the Accounting Procedure and generally accepted accounting principles and customary cost accounting practices in the mining industry, keep, or cause to be kept, comprehensive, true and accurate records and accounts of:

(i)	Joint Venture Operations;

(ii)	the Joint Venture Assets;

(iii)	all Called Sums received by the Manager from (or on behalf of) each Participant;

(iv)	all contracts and transactions entered into by or on behalf of the Participants in connection with the Joint Venture;

(v)	the Joint Venture Cost and expenses of all transactions entered into by or on behalf of the Participants;

(vi)	all approvals of requisitions, purchase orders, invoices, contracts, authorisation for capital expenditure requests;

(vii)	all approvals required in connection with this agreement, including minutes of meetings, Ordinary Resolutions and Special Resolutions;

(viii)	agendas, minutes and documents provided to members for the Management Committee and any sub committees; and

(ix)	Personnel of the Manager subject to applicable laws, including in relation to privacy,
(Joint Venture Records and Accounts).

(b)
Without limiting the generality of the foregoing, the Joint Venture Records and Accounts will be maintained in such manner as may be reasonably necessary to enable each Participant to meet its reporting, accounting and tax return requirements (including deadlines).

9.2	Place for records

(a)	The Manager will determine the place or places within Australia where the Joint Venture Records and Accounts are kept.

(b)	The Manager must keep each Participant informed as to each location where the Joint Venture Records and Accounts are kept.

(c)
The Manager will make appropriate use of IT systems, including separate instances of systems and software utilised by the respective Participants, so as to maximise efficiency, effectiveness, transparency and visibility of the Joint Venture Records for the Participants and the Manager's costs in performing its obligations under this clause 9.2 will form part of the Joint Venture Costs.

9.3	Annual financial statement

(a)	The Manager must, in respect of each Financial Year, provide to each Participant as soon as practicable (and no later than 30 days) after the end of each Financial

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Year (commencing with the Financial Year in which the Effective Date occurs) a financial statement reflecting:

(i)	all receipts, expenditures and transactions made by the Manager on behalf of the Participants in connection with the Joint Venture during that Financial Year;

(ii)	all Joint Venture Assets in the custody or control of the Manager as at the end of that Financial Year; and

(iii)	all Joint Venture liabilities as at the end of that Financial Year.

(b)
The Manager will also provide comparable information to the information described in clause 9.3(a) as required by AWPL, including GAAP adjustments as applicable, as of the end of each AWPL or its Affiliates' fiscal years (currently ending 31 December).

(c)	All costs incurred by the Manager in complying with this clause 9.3 will form part of Joint Venture Costs.

9.4	Monthly report
The Manager will provide to each Participant, within five (5) Business Days after the end of each Month, a written report detailing:

(a)	the progress and results of Joint Venture Operations during the Month just ended (with commentary on any material departures from the Business Plan, including the Approved Budget);

(b)	all outgoings incurred and payments made during that Month;

(c)	a running reconciliation of actual incurred expenditures to date against costs under the Approved Budget (with commentary on any material departures);

(d)	all proposed outgoings and payments to be incurred or made during the next Month (with commentary on any material proposed departures from the Approved Budget);

(e)	estimate on quantity of stockpiles and estimated Mineral content including Lithium; and

(f)	a statement of the assets and liabilities of the Joint Venture and each Participant’s investment in the Joint Venture, in sufficient detail to satisfy the respective Participant’s (or if requested by the Participant those of its Ultimate Holding Company) corporate reporting requirements and to a level which is at least the same or similar to that which the Manager may provide to its senior management or Affiliates. Notwithstanding the foregoing, the Manager will make available sufficient financial information for each Participant to close their books within their normal procedures and timelines as will be communicated by each Participant to the other and to the Manager, and to avoid doubt, the Manager's costs in complying with this obligation will form part of the Joint Venture Costs.

9.5	Forecasts

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The Manager will prepare the following forecasts each Month (except as otherwise specified below) and issue such forecasts to each Participant within five Business Days of Month end:

(a)	operational forecasting for the next three full calendar Months (broken down by Month) which includes:

(i)	spodumene production forecast in metric tonnes per day;

(ii)	maintenance plan on the Processing Plant; and

(iii)	if the Refinery Plant or other lithium hydroxide monohydrate plant that is a Joint Venture Asset is to operate in the relevant period:

(A)	lithium hydroxide monohydrate production in metric tonnes per day;

(B)	maintenance plan on lithium hydroxide monohydrate plant sodium; and

(C)	sulphate production forecast in metric tonnes per day;

(b)	operational forecasting for the next 18 full calendar Months which includes:

(i)	spodumene production forecast in metric tonnes per day;

(ii)
if the Refinery Plant or other lithium hydroxide monohydrate plant that is a Joint Venture Asset is to operate in the relevant period, lithium hydroxide monohydrate production in metric tonnes per day; and

(iii)	timing of expected extended plant maintenance and turnarounds;

(c)	financial forecasting for the next 12 full calendar Months, including at a minimum:

(i)	sales volume and cost of production by product family;

(ii)	other cost of goods sold;

(iii)	selling and administrative;

(iv)	depreciation and amortisation;

(v)	any other items that would be included in the income statement;

(vi)	operational spending broken down by cost centre; and

(vii)	capital project spending;

(d)	cash forecasting for the next full 12 calendar weeks, broken down by week, to be provided weekly; and

(e)	cash forecasting for the next full 12 calendar Months, broken down by Month.

9.6	Other reporting requirements
The Manager must provide the following reports to each Participant:

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(a)
immediately after the occurrence of any event which causes, or is likely to cause, material damage to the Joint Venture Assets or delay or adversely affect the Joint Venture Operations, a report of the event and an estimate of likely resultant costs, to the extent it can be reasonably estimated at that time;

(b)
as soon as practicable after the occurrence of any lost time injury, any legal or threatened claim valued above $250,000, significant environmental incident, damage or destruction of property valued at over $250,000 or other event that requires a report to be filed or notification to be lodged with a Government Agency, notice of that occurrence or event;

(c)
within ten (10) Business Days after a written request from a Participant, all reports and information required by a Participant (or any of its Affiliates) to comply with its (or any of its Affiliates’) periodic reporting and disclosure obligations under the rules of any applicable stock exchange, including in respect of mineral reserves and resources; and

(d)	as soon as practicable after notice to the Manager, a report on the status and conduct of any actual or threatened court or arbitration proceedings or insurance claims.

9.7	Information and data

(a)
The Manager will provide all information, data and material concerning Joint Venture Operations which the Participant (or its Affiliate) may reasonably require to meet its statutory reporting, audit and disclosure obligations under the Corporations Act, the ASX Listing Rules, the rules and regulations of the New York Stock Exchange, the applicable laws or the rules of any other recognised stock exchange or Government Agency as applicable.

(b)	The Manager will ensure that Exploration Information and Resources and Reserves are calculated and reported to the Participants in a manner that complies with the JORC Code.

(c)
Subject to clause 9.9, the Manager will provide reports on the Exploration Information and Resources and Reserves that are in a format reasonably required by a Participant (or its Affiliate) to meet its reporting and disclosure requirements referred to in clause 9.7(a). To the extent compliance with those reporting and disclosure requirements requires the consent of a Competent Person, the Manager must obtain that consent on behalf of the Participants (or its Affiliate) in the form reasonably required by the Participant (or its Affiliate).

(d)
The Manager will (in conjunction with the relevant Competent Person) be responsible for determining the assumptions to be used for the calculation of Resources and Reserves but will, so far as is practical, notify the Participants of those assumptions in advance of finalising any estimates of Resources and Reserves. Subject to being advised by the Participants of the relevant deadlines, the Manager will use all reasonable endeavours to provide the details of those assumptions to enable the Participant to comply with applicable regulatory reporting deadlines (of the Participant and/or its Affiliates), if it disagrees with the assumptions adopted by the Manager. If any Participant does not agree with the assumptions used by the Manager, the Manager will, upon request of any Participant, promptly provide to the Participants an electronic copy of the model used to generate the estimates of Resources and Reserves in such a form and with such content as will enable the Participant (or its Affiliate) to alter the relevant assumptions and generate its own estimates of Resources and Reserves. The Manager must provide the Participant (or its Affiliate) with such reasonable

Gilbert + Tobin	page | 42

assistance as the Participant (or its Affiliate) may require in order to operate and assess the model for that purpose. In that event, the Participant (or its Affiliate) will be responsible for obtaining the necessary Competent Person consent for the estimates of Resource and Reserves that it generates.

(e)
To enable Participants (and their Affiliates) who have a financial year end of 30 June, or 31 December, or is required to publish a half-yearly or quarterly report to comply with their statutory reporting obligations, the Manager will provide those Participants (and their Affiliates) with the following information in relation to the Joint Venture for (as applicable) the year ending on, or as at, 30 June and/or 31 December or half year ending 30 June, or quarter year ending 31 March, 30 June, 30 September:

(i)	statement of financial position;

(ii)	income statement;

(iii)	cash flow statement;

(iv)	trial balance;

(v)	asset register of the Joint Venture Assets;

(vi)	inventory;

(vii)	employee leave balance, payroll tax returns and superannuation payments;

(viii)	cash balance;

(ix)	details of calculation of contingent liabilities and capital commitments;

(x)	Business Activity Statements, all sales tax, fringe benefits tax, customs duty, excise duty and diesel fuel rebates returns or statements;

(xi)	royalty statements in relation to the royalties payable to the State; and

(xii)	accounting policies,
prepared in accordance with International Financial Reporting Standards or GAAP (as applicable) and any supporting materials prepared by or on behalf of the Manager in preparing this information.

9.8	Copies of reports to Participants
Upon request by a Participant, the Manager must provide to the Participant:

(a)	copies of all reports prepared by the Manager in connection with Joint Venture Operations; and

(b)	copies of all material reports and other significant written communications to or from any government, government minister or Government Agency relating to any Tenement or Joint Venture Operations.

9.9	Format
The Manager must consult with the Participants, when requested by a Participant, in relation to the format of reports to be provided pursuant to this clause 9 and have regard

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to the information requirements of the Participants (and its Affiliates). The Manager also acknowledges that, accordingly, the format of the reports may change from time to time.

9.10	Additional reporting
Except where expressly provided otherwise, where a Participant (or its Affiliate) requires any particular reporting or information requirements that differ from that which the Manager would otherwise give under this clause 9, the additional external costs incurred by the Manager in providing information requested under this clause 9.10 must be paid by the requesting Participant, provided that the costs are material. To the extent any costs are not required to be met by the requesting Participant under this clause 9.10, they will constitute Joint Venture Costs under this agreement.

10	Audit and access

10.1	Audit

(a)
The Manager must provide to each Participant, within 30 days (or such later date agreed by the Participants) after the relevant end of each Financial Year, a report by an internationally recognised and qualified independent auditor registered in accordance with Part 9.2 of the Corporations Act appointed by AWPL after having first obtained the consent of WLPL (not to be unreasonably withheld) (Auditor), in which the Auditor reports to the Participants that the Auditor has examined the Joint Venture Records and Accounts, the basis for provision of funds to the Manager and the financial statement for the relevant Financial Year and is satisfied as to their accuracy or, if the Auditor is not so satisfied, the reason why the Auditor is not so satisfied.

(b)
The audit will be conducted in accordance with Australian Auditing Standards ASQC1 – Quality Control for Firms that Perform Audits and Reviews of Financial Reports and Other Financial Information, Other Assurance Engagements and Related Services Engagements (Complied) and will confirm that the financial report presents fairly, the financial position of the Joint Venture as at the balance date in accordance with the basis of preparation described in the Joint Venture financial statements. An objective of the audit is that the Participants and their Affiliates may rely on that audit for the purposes of preparing its audited financial statements as required by applicable laws. Notwithstanding, the audit will also be conducted in a manner consistent with the standards of the US PCAOB or of other US regulators applicable to audits of US publicly-held companies.

(c)	Each Participant will have the right of direct communication with the Auditor.

(d)
Without limiting this clause 10.1, AWPL has the right to request that in addition to the above audit, a similar audit be performed under GAAP and PCAOB auditing standards for relevant periods corresponding to AWPL or its Affiliates’ fiscal years' end (currently ending 31 December) and such costs will constitute Joint Venture Costs under this agreement.

10.2	Participant’s access to records
The Manager will, if requested:

(a)	permit a Participant to inspect and copy;

(b)	provide to a Participant copies of; and

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(c)	provide to a Participant statements compiled from,
the Joint Venture Records and Accounts and the results of all work undertaken by, or on behalf of, the Manager for the purposes of the Joint Venture (including plans, maps, geological and engineering reports, cores, samples, logs and surveys and other documents under the control of the Manager or any sub-contractor of the Manager). The requesting Participant will be required to pay any external costs and copying costs incurred by the Manager in providing information requested under this clause 10.2 provided that the costs are material and to the extent that any such information may require further interpretation/clarification, the Manager will make relevant Personnel available to the requesting Participant. To the extent any costs are not required to be met by the requesting Participant under this clause 10.2, they will constitute Joint Venture Costs under this agreement. Nothing in this agreement gives a Non-Disclosing Participant a right of access to information provided to the Manager by a Disclosing Participant that is subject to a ringfencing protocol in accordance with clause 2.17(f), except to the extent expressly authorised under that protocol.

10.3	Access to Joint Venture Area and Joint Venture Assets

(a)	Each Participant and its properly authorised representatives will be entitled at all reasonable times, and at the risk and expense of such Participant, to have:

(i)
access to, and the right to inspect, the Joint Venture Assets and the Joint Venture Area, provided the Participants and their officers, employees, agents and contractors must comply with the directions of the Manager when doing so;

(ii)
the right to consult with the employees of the Manager and with any independent contractors (and their employees) which have been engaged by the Manager concerning Joint Venture Operations and the performance by the Manager of its duties under this agreement;

(iii)	the right to take such samples of material employed by or produced from the Joint Venture Operations as are reasonably requested; and

(iv)	the right to appoint an independent Auditor to audit the affairs of the Joint Venture and the Manager, including the basis for the provision of funds by the Participants under clause 8.

(b)	Information and access will be provided promptly on request, provided that it does not unreasonably disrupt the conduct of the Joint Venture Operations.

(c)	The Manager must co-operate with Participants and any Auditor appointed to enable them to obtain information and samples contemplated by clause 10.3(a).

11	Confidential Information

11.1	Information to be kept confidential
This agreement, and all information which is made available to or obtained by a Participant or the Manager from or in connection with Joint Venture Operations, or under any Joint Venture Document, and which is not a matter of public knowledge or lawfully available from any other source and the Mining Information (collectively Confidential Information) will be and will remain confidential between the Participants and the

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Manager, and will not, without the prior written consent of the other Participants (which consent must not be unreasonably withheld), be disclosed to any third person other than:

(a)	a Participant or its directors, officers, employees and agents;

(b)	an Affiliate of a Participant or that Affiliate’s directors, officers, employees and agents;

(c)	the Manager;

(d)	any government, government minister, or Government Agency, which requires it or has power to require it under any applicable law, rule or regulation;

(e)	any court of competent jurisdiction which has directed it;

(f)	any bank or other recognised financial institution making a loan or giving accommodation to a Participant or to an Affiliate of a Participant;

(g)	any person to whom disclosure is permitted under the terms of any Joint Venture Document;

(h)
any person which in good faith is seeking to purchase or otherwise acquire the whole or part of the Joint Venture Interest of a Participant, or shares in a Participant or an Affiliate of a Participant, provided that an undertaking as to confidentiality by the person in a form set out in Attachment A is first obtained;

(i)	any professional legal adviser subject to professional obligations of confidentiality;

(j)
any other professional or other independent consultant or adviser engaged by a Participant or the Manager provided that an undertaking as to confidentiality by the person, in a form set out in Attachment A, is first obtained;

(k)
as may be required by law or by the rules of any recognised stock exchange on which shares or other securities of a Participant or its Affiliates are listed, except that the parties agree to the extent permitted that they will not disclose information of the kind described by section 275(1) of the PPS Act, except as permitted by any other provision of this clause 11.1 or required by any other law or regulation. For the avoidance of doubt, this does not permit the disclosure of information under section 275(4) of the PPS Act unless section 275(7) applies;

(l)
to satisfy legal disclosure obligations in a disclosure document issued by a Participant or its Affiliates to raise funds or implement or propose a corporate transaction involving the Participant or its Affiliates; or

(m)	for the purposes of any arbitration or court proceeding in respect of any dispute arising out of any Joint Venture Document.

11.2	Protection of Confidential Information
Each Participant and the Manager must take or cause to be taken such reasonable precautions as may be necessary to prevent the disclosure of any Confidential Information.

11.3	Announcements
If any Participant (or its Affiliate) wishes to publish any public statement (including a press release) relating to or in any way connected with Joint Venture Operations or the terms of

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any Joint Venture Document, then, to the extent permitted by law or the rules of any recognised stock exchange applying to the Participant or its Affiliates, that Participant must notify and, where practicable, provide a copy of the public statement to, the Manager and the other Participants before issuing the public statement.

11.4	Continuing confidentiality obligation

(a)	This clause 11 will apply to:

(i)	any Participant which ceases to be a Participant for a period of three (3) years after the date upon which such Participant ceases to be a Participant; and

(ii)	a Manager which ceases to be a Manager for a period of three (3) years after the date upon which such Manager was removed.

(b)
Upon the termination of this agreement, this clause 11 will, notwithstanding such termination, apply to the Participants and the Manager at the date of termination, for a period of three (3) years after such termination.

11.5	MRL Standstill

(a)
The Participants acknowledge and agree that some or all of the Confidential Information may be relevant to the price or value of the securities of MRL. Each Participant (other than WLPL) undertakes (which undertaking is given for the benefit of MRL) that it will not (and must ensure that its Affiliates will not) do anything that breaches the insider trading provisions of the Corporations Act from time to time.

(b)	During the period commencing on the date of this agreement and ending on the earliest of the following dates:

(i)	two (2) months after a Participant ceases to be a Participant;

(ii)
the date a person or persons jointly or in concert (other than a Participant or its Affiliates), publicly announce their intention to commence a Control Transaction which, at the time of announcement, is unanimously recommended by the board of directors of MRL; and

(iii)	the date MRL publicly announces that its board of directors has approved an agreement which contemplates a Control Transaction, the Participants must not, and must ensure that no Affiliates:

(iv)	announce any intention to commence a Control Transaction in relation to MRL;

(v)	enter into any swap, derivative or other similar instrument the effect of which is to give the Participant an economic interest in securities (including shares) in the capital of MRL;

(vi)
acquire, agree to acquire or make any invitation or proposal to acquire, a relevant interest (as defined in the Corporations Act) directly or indirectly in any securities (including shares) in the capital of MRL; or

(vii)	advise, assist or encourage any other person in connection with any of the foregoing,

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unless this restriction is first waived in writing by MRL.

(c)	The Participants acknowledge that MRL may enforce the undertaking given by the Participants in this clause 11.5 despite the fact that it is not a party to this agreement.

(d)	For the avoidance of doubt, the provisions of this clause 11.5 will cease to apply if neither WLPL nor any of its Affiliates is a Participant.

(e)	The provisions of this clause 11.5 will cease to apply if MRL ceases to be the Ultimate Holding Company of any Participant.

11.6	Albemarle Standstill

(a)
The Participants acknowledge and agree that some or all of the Confidential Information may be relevant to the price or value of the securities of Albemarle. Each Participant (other than AWPL) undertakes (which undertaking is given for the benefit of Albemarle that it will not (and must ensure that its Affiliates will not) do anything that breaches the insider trading provisions of the Corporations Act or any other law or regulation from time to time.

(b)	During the period commencing on the date of this agreement and ending on the earliest of the following dates:

(i)	two (2) months after a Participant ceases to be a Participant;

(ii)
the date a person or persons jointly or in concert (other than a Participant or its Affiliates), publicly announce their intention to commence a Control Transaction which, at the time of announcement, is unanimously recommended by the board of directors of Albemarle; and

(iii)	the date Albemarle publicly announces that its board of directors has approved an agreement which contemplates a Control Transaction, the Participants must not, and must ensure that no Affiliates:

(iv)	announce any intention to commence a Control Transaction in relation to Albemarle;

(v)	enter into any swap, derivative or other similar instrument the effect of which is to give the Participant an economic interest in securities (including shares) in the capital of Albemarle;

(vi)	acquire, agree to acquire or make any invitation or proposal to acquire, a beneficial interest directly or indirectly in any securities (including shares) in the capital of Albemarle; or

(vii)	advise, assist or encourage any other person in connection with any of the foregoing, unless this restriction is first waived in writing by Albemarle.

(c)	The Participants acknowledge that Albemarle may enforce the undertaking given by the Participants in this clause 11.6 despite the fact that it is not a party to this agreement.

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(d)	For the avoidance of doubt, the provisions of this clause 11.6 will cease to apply if neither AWPL nor any of its Affiliates is a Participant.

(e)	The provisions of this clause 11.6 will ceases to apply if Albemarle ceases to be the Ultimate Holding Company of any Participant.

12	Assignments and charges

12.1	Restrictions on assignments and charges

(a)	Subject to clause 12.1(b), except as permitted in this clause 12, or as required under clause 13, no Participant will:

(i)	sell, convey, assign, transfer, novate, lease, sublease or otherwise dispose of; or

(ii)	create or permit to exist any Security Interest (other than a Permitted Security Interest) in respect of, the whole or any part of its Joint Venture Interest.

(b)	Nothing in this clause 12 will operate to prevent a Participant from selling or otherwise disposing of its share of Product in the ordinary course of the Participant’s business.

(c)
Notwithstanding any other provision of this agreement (and, in particular, clauses 12.2 and 12.3), a Participant must not make any sale, transfer or other disposition if, upon completion of that sale, transfer or other disposition, that Participant or the assignee would have a Joint Venture Interest less than 10% but greater than zero (in other words, each Participant must have a Joint Venture Interest of at least 10%).

12.2	Permitted transfer to Subsidiaries
A Participant which is not in default in the payment of any Called Sum, and with respect to which an Event of Default is not then in existence (Transferor), may at any time, subject to the provisions of clause 12.11, transfer the whole or any part of its Joint Venture Interest to a Subsidiary of the Ultimate Holding Company of the Transferor (Transferee).

12.3	Sale of Participant's lithium business

(a)
A Participant that is WLPL (or any Transferee Subsidiary of WLPL under clause 12.2) which is not in default in the payment of any Called Sum, and with respect to which an Event of Default is not then in existence, and provided that MRL is the Ultimate Holding Company of that Participant, may at any time subject to provisions of clause 12.11, transfer the whole of its Joint Venture Interest to a Third Party, provided that the transfer is affected as part of a sale of all or substantially all of MRL's lithium business which, as at the Effective Date, includes MRL's and its Affiliates' direct and indirect legal and beneficial ownership interest of:

(i)	the Participant's Joint Venture Interest; and

(ii)	its share of the Mount Marion Lithium Project.

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(b)
A Participant that is AWPL (or any Transferee Subsidiary of AWPL under clause 12.2), which is not in default in the payment of any Called Sum, and with respect to which an Event of Default is not then in existence, and provided that Albemarle is the Ultimate Holding Company of that Participant, may at any time, subject to provisions of clause 12.11, transfer the whole or any part of its Joint Venture Interest to a Third Party, provided that the transfer is affected as part of a sale of all or substantially all of its global lithium business as described in its annual corporate filings from time to time.

12.4	Transfer of Participant’s Joint Venture Interest
A Participant which is not in default in the payment of any Called Sum, and with respect to which an Event of Default is not then in existence (Selling Participant), may at any time, subject to the provisions of clause 12.11, agree to sell for a cash consideration or a non-cash consideration which is readily convertible to a cash equivalent, the whole or any part of its Joint Venture Interest, provided that the sale must not proceed to completion unless:

(a)	the provisions of clause 12.5 have first been complied with; and

(b)	in the case of an assignment to a person who is not a Participant or its Affiliate, that assignee must be approved by the other Participants, which approval cannot be withheld if the assignee has:

(i)
the financial capacity to meet both the purchase price for acquiring the Selling Participant’s Joint Venture Interest, and the financial commitments of a Participant under this agreement to the extent of the assigned Joint Venture Interest, whether through its own financial standing or through the provision of satisfactory security, which may include a parent company guarantee from an entity with the requisite financial capacity or other satisfactory security; and

(ii)	the technical and operational capacity to meet the obligations of a Participant under this agreement.

12.5	Right of last refusal
The following provisions apply in respect of any sale referred to in clause 12.4:

(a)	the Selling Participant must give notice of the proposed sale to each of the other Participants, and must include in the notice (Proposed Sale Notice):

(i)	the name and address of the person to whom the Selling Participant’s Joint Venture Interest is proposed to be sold (Proposed Buyer);

(ii)	the portion of the Selling Participant’s Joint Venture Interest which is the subject of the proposed sale (Sale Interest);

(iii)	the cash consideration or cash equivalent of the non-cash consideration for which the Selling Participant’s Joint Venture Interest is proposed to be sold; and

(iv)	all the other terms and conditions of the proposed sale;

(b)
the Selling Participant must include with the Proposed Sale Notice an offer to sell the Sale Interest to such of the other Participants who are not then in default in the payment of any Called Sums, and with respect to which an Event of Default is not

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then in existence (Continuing Participants), in proportion to their respective Joint Venture Interests, at the same price (being in the case of non-cash consideration, unless the Continuing Participants agree otherwise in relation to a royalty, the cash equivalent determined under this clause 12.5) and, subject to clause 12.6, on the same terms and conditions on which it is willing to sell the Sale Interest to the Proposed Buyer. The offer must be in a form which is capable of immediate acceptance by the Continuing Participants;

(c)
if the consideration notified by the Selling Participant to the Continuing Participants under the Proposed Sale Notice is non-cash consideration, the Selling Participant must bona fide convert the non-cash consideration to a cash equivalent on a basis that is transparent and disclosed in the Proposed Sale Notice;

(d)
if any Continuing Participant does not agree with the basis on which the non-cash consideration has been converted to a cash equivalent, that party must so notify the Selling Participant and the other Continuing Participants within seven (7) days of it receiving the Proposed Sale Notice;

(e)
on a Continuing Participant so notifying the Selling Participant, all of the Participants will promptly meet and endeavour to reach agreement on the amount of the cash equivalent of the non-cash consideration. If agreement is reached, the Selling Participant must issue a new Proposed Sale Notice including the agreed cash equivalent. The period of 60 days referred to in clause 12.5(h) will be deemed to commence on the date that the Selling Participant issues a fresh Proposed Sale Notice and the original notification to the Continuing Participants will be deemed never to have been made. If within 14 days after their first meeting, the Selling Participant and the Continuing Participants have not reached agreement on the amount of the cash equivalent of the non-cash consideration, the matter will be referred to an Expert in accordance with clause 17 to determine whether or not the Selling Participant’s calculation of the cash equivalent was fair and reasonable and, if not, to determine the Expert’s calculation of the amount of the cash equivalent;

(f)	if the Expert determines that the Selling Participant’s calculation of the cash equivalent was fair and reasonable:

(i)
the period of 60 days referred to in clause 12.5(h) will be deemed to have commenced on the date the Proposed Sale Notice was given provided that if the period of 60 days has expired or would expire prior to 14 days after the date upon which the Expert notifies the Participants of his determination, the 60 day period will be extended to the date which is 14 days after the date upon which the Expert notifies the Participants of the Expert’s determination; and

(ii)	the Expert’s costs will be borne by the Continuing Participant who objected to the Selling Participant’s calculation of the cash equivalent;

(g)	if the Expert determines that the Selling Participant’s calculation of the cash equivalent was not fair and reasonable:

(i)
the Selling Participant must issue a fresh Proposed Sale Notice to the Continuing Participants in accordance with the requirements of clause 12.5(a) including the cash equivalent as determined by the Expert and the original Proposed Sale Notice will be deemed never to have been made; and

(ii)	the Expert’s costs will be borne by the Selling Participant;

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(h)
the Continuing Participants will have the right to accept the offer set out in the Proposed Sale Notice at any time within a period of 60 days from the date the Proposed Sale Notice is given (subject to any extension under clause 12.5(f)), and such offer must remain open for that period;

(i)
if one or more (but not all) of the Continuing Participants accept the offer within such 60 day period, the Selling Participant must notify the accepting Continuing Participant or Continuing Participants of details of the unaccepted portion of the Sale Interest and such Continuing Participant or Continuing Participants will have the right within a period of 60 days after the Selling Participant’s notice is given to accept the unaccepted part of the Sale Interest in proportion to their respective Joint Venture Interests (or as they may otherwise agree) at the same price and on the same terms and conditions;

(j)	if:

(i)	the whole of the Sale Interest is not accepted by one or more of the Continuing Participants; or

(ii)
the whole of the Sale Interest is accepted by one or more of the Continuing Participants but the contract or contracts for transfer of the Sale Interest to the accepting Continuing Participant or Continuing Participants is terminated before completion for reasons other than for a default on the part of the Selling Participant, then the Selling Participant may complete the sale of the Sale Interest to the Proposed Buyer in accordance with the terms and conditions of the proposed sale as set out in the Proposed Sale Notice (or on other terms no more favourable to the Proposed Buyer than those terms and conditions), within a period of 60 days (which period shall be extended until the 5th day following receipt of all Transfer Approvals (which must be sought with all reasonable dispatch), to the extent not obtained during the initial 60 day period, provided that the initial period can only be extended up to a maximum of 12 months) after:

(iii)	in the circumstances outlined in clause 12.5(j)(i), the end of either the 60 day period referred to in clause 12.5(h) or the 60 day period referred to in clause 12.5(i) as the case may be; and

(iv)
in the circumstances outlined in clause 12.5(j)(ii), the date of termination of the contract or contracts for transfer of the Sale Interest to the accepting Continuing Participant or Continuing Participants;

(k)
if the whole of the Sale Interest is accepted by one or more of the Continuing Participants, then the Selling Participant will transfer the Sale Interest to those Continuing Participants in accordance with the terms and conditions of the resulting contracts with those Continuing Participants. For the avoidance of doubt, the transfer of the Sale Interest to those Continuing Participants is not subject to any further rights of last refusal under this clause 12.5; and

(l)	for the avoidance of doubt, an offer made under clause 12.5(b) must relate only to the Sale Interest and must not include or relate to any other assets.

12.6	Requirements of offer to Continuing Participants

(a)	An offer to sell the Sale Interest to the Continuing Participants under clause 12.5(b) must:

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(i)
contain a condition or conditions to the effect that the sale is conditional upon the Continuing Participants who accept the offer obtaining all Transfer Approvals either unconditionally or on conditions acceptable to such Continuing Participants (acting reasonably); and

(ii)
provide for a date for the satisfaction of any conditions precedent, and a date for completion of the sale, which would result in any Continuing Participants who accept the offer having a period of time for satisfaction of conditions precedent (as may have been extended in clause 12.5(j)) and for completion not less than the corresponding periods of time that the Proposed Buyer would have had under the contract signed by it, and may contain a condition to the effect that if two or more Continuing Participants accept the offer made to them under clause 12.5(b), the sale of the relevant portions of the Sale Interest to each such Continuing Participant will be conditional upon the contemporaneous completion of each such sale occurring.

(b)	For the purposes of the offer to sell the Sale Interest to the Continuing Participants under clause 12.5(b):

(i)
the requirement for a cash consideration does not preclude the consideration for the sale of the Sale Interest consisting partly of cash and partly of other valuable promises (e.g. a royalty to the extent agreed under clause 12.5) that have been offered by the Proposed Buyer, provided that the Continuing Participants are objectively capable of giving and fulfilling those same promises and are not inherently disadvantaged (when compared to the Proposed Buyer) by the inclusion of those promises as part of the consideration;

(ii)	the consideration for the sale of the Sale Interest will be a cash consideration even though:

(A)	payment of the purchase price may occur in two or more tranches;

(B)	some or all of the purchase price may be paid after the date of transfer of the Sale Interest to the buyer;

(C)
the payment of some or all of the purchase price may be subject to a contingency (provided that the contingency is not such that it is inherently more likely to be satisfied where the Continuing Participants are the buyer of the Sale Interest than where the Proposed Buyer is the buyer of the Sale Interest); and

(D)
the amount of the purchase price, or some component of it, is not fixed and ascertainable at the date of the offer to sell the Sale Interest to the Continuing Participants (provided that the offer clearly sets out the basis upon which the purchase price, or the relevant component of it, is to be calculated, and the basis of calculation is not inherently likely to result in the Continuing Participants paying a higher price for the Sale Interest than the Proposed Buyer would pay if it were the buyer).

12.7	Charge of Participant’s Joint Venture Interest

(a)
A Participant (Chargor) may create a Security Interest upon all or part of its Joint Venture Interest in favour of any person (Chargee) if the Chargee has entered into a deed (Chargee's Priority Deed) with the other Participants and the Manager, in a form acceptable to the other Participants and the Manager acting reasonably,

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under which the Chargee agrees that this agreement, the Deed of Cross Security, all other Joint Venture Documents and the constituent documents of the Manager will have priority over the Chargee’s Security Interest and any enforcement of that Security Interest will be subject to compliance with the provisions of this agreement, the Deed of Cross Security, all other Joint Venture Documents and the constituent documents of the Manager.

(b)
The Participants acknowledge that the Chargee’s Priority Deed will also contain provisions under which the Chargee is entitled to receive prior notice of any default by the Chargor or other circumstances that may result in enforcement of remedies under this agreement or the Deed of Cross Security against the Chargor and to take action to step-in or take other measures to avoid the exercise of such remedies. The Participants will negotiate such provisions reasonably and in good faith and will not unreasonably withhold their agreement to provisions proposed by the Chargee which are consistent with normal finance practice.

12.8	Notice of intention to create Security Interest
Any Participant proposing the creation of any Security Interest (other than a Permitted Security Interest) must give prior written notice of its intention to create such Security Interest to the other Participants, together with a copy of the proposed instrument creating such Security Interest and the name and address of the proposed Chargee.

12.9	Sale of Joint Venture Interest by Chargee

(a)
A Chargee of a Participant's Joint Venture Interest may, without the consent of any Participant, in the exercise of any power of sale or the enforcement of any other rights conferred by law or by the instrument creating such Security Interest, upon the happening of any event of default specified in the Security Interest, sell (but not otherwise dispose of) the whole or part of the Joint Venture Interest of such Participant (Defaulting Participant).

(b)
Any proposed sale (whether by private treaty or public auction) by a Chargee of the whole or part of a Defaulting Participant’s Joint Venture Interest will be subject to the rights of last refusal of the other Participants under clauses 12.3, 12.5 and 12.6 and the Chargee’s Priority Deed must acknowledge this.

12.10	Set-off

(a)
A Non-Defaulting Participant may, in connection with its purchase of the Joint Venture Interest or part of the Joint Venture Interest of a Defaulting Participant under this clause 12, credit against the purchase price payable by such Participant the amount of any debt due and payable to such Participant by the Defaulting Participant under clause 13.5.

(b)
Except to the extent of such credit, the Chargee must pay to the Manager (for the account of the other Participants) from the proceeds of such sale, all amounts due and payable under any of the Joint Venture Documents by the Defaulting Participant, or in the event such amounts have been paid on behalf of the Defaulting Participant by any other Participant, will reimburse such other Participant the amounts so paid together with interest as provided in clause 13.5.

12.11	Assumption of Joint Venture obligations by Transferee
Any sale, transfer or other disposition of the whole or any part of the Joint Venture Interest by a Participant under this clause 12 will be effective only upon:

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(a)	the execution and delivery by the transferee and the other Participants of a deed of assignment and assumption in the form provided in Schedule 6:

(i)	evidencing the agreement of such transferee (to the extent of the Joint Venture Interest being transferred):

(A)	to become a Participant, or if already a Participant, to increase its Joint Venture Interest;

(B)	to be bound by the provisions of the Joint Venture Documents; and

(C)
to assume all of the liabilities and to perform all of the obligations and duties under the Joint Venture Documents of the Participant whose Joint Venture Interest, or part of whose Joint Venture Interest, is to be sold, transferred or disposed of to the extent of the Joint Venture Interest being sold, transferred or disposed of; and

(ii)
evidencing the agreement of the other Participants that such transferee (to the extent of the Joint Venture Interest being transferred) will be entitled to all of the rights and benefits of a Participant under the Joint Venture Documents; and

(b)
the execution and delivery by the transferee of a deed of charge in, or substantially in, the form of the Deed of Cross Security and an instrument of mortgage in, or substantially in, the form of the Kemerton Mortgages.

12.12	Change in Control

(a)
If there is a Change in Control of a Participant or of a Holding Company of a Participant (except when the Participant or Holding Company the subject of the Change in Control is listed on a stock exchange, or in the circumstances described in clause 12.12(b)), then unless the other Participants have consented in writing to such Change in Control, the relevant Participant (Changed Participant) must immediately notify the other Participants of the Change in Control.

(b)	For the purposes of this clause 12.2, no Change in Control of a Participant or of a Holding Company of a Participant will be deemed to have occurred in circumstances where:

(i)
if the Participant is WLPL (or any Transferee Subsidiary under clause 12.2), MRL has affected a sale of all or substantially all of MRL's lithium business which, as at the Effective Date, includes MRL's and its Affiliates' direct and indirect legal and beneficial ownership interest of:

(A)	the Participant's Joint Venture Interest; and

(B)	its share of the Mount Marion Lithium Project; and

(ii)
if the Participant is AWPL (or any Transferee Subsidiary under clause 12.2), Albemarle has affected a sale of all or substantially all of its global lithium business as described in its annual corporate filings from time to time.

For the avoidance of doubt, this clause 12.12(b) will only apply for so long as Albemarle and MRL are Ultimate Holding Companies of AWPL and WLPL respectively, (or of any of their Transferee Subsidiaries of under clause 12.2).

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(c)
Any other Participant may, within ten (10) Business Days after receiving the notice under clause 12.12(a), give a notice to the Changed Participant requiring that the Changed Participant must determine the value of its Joint Venture Interest (the Offered Interest). That value will be the value agreed between the parties using reasonable endeavours and acting in good faith to agree the value within 20 days from the date of the notice under clause 12.12(a). If the parties are unable to agree upon the value of the Offered Interest within 30 days from the date of the notice under clause 12.12(a), then the parties must endeavour to agree upon the appointment of two Valuers. If the parties are unable to agree upon the appointment of the Valuers within 40 days from the date of the notice under clause 12.12(a), then the Valuers will be two (2) suitably qualified and experienced persons nominated by the President (or acting President) for the time being of the Minerals Council of Australia or their nominee at the request of any other Participant. The following provisions apply where the value of the Offered Interest is required to be determined by the Valuers:

(i)
the Valuers must be engaged on terms which require the Valuers to use their best endeavours to make independently a determination within 30 days after their appointment, or such other timeframes as the parties may agree;

(ii)	each Valuer will determine the value of the Offered Interest, on the following basis:

(A)	the price that would have been paid by a knowledgeable and willing (but not anxious) buyer to a knowledgeable and willing (but not anxious) seller dealing at arm's length;

(B)	any Rehabilitation Obligations and Mine Closure Obligations relating to the Offered Interest are to be taken into consideration;

(C)
the Offered Interest is to be valued on a stand-alone basis, and without taking into account any element of control that the other Participants may obtain as a result of acquiring all or part of the Changed Participant's Joint Venture Interest in addition to the other Participant's existing Joint Venture Interest;

(D)	the valuation is to be determined independently and generally in accordance with the VALMIN Code of the Australasian Institute of Mining and Metallurgy; and

(E)	otherwise the valuation methodologies to be applied are to be determined by the Valuer in its own discretion, taking into account usual and prudent industry practices;

(iii)	the value of the Offered Interest will be deemed to be the average of the two Valuer's determinations;

(iv)
in making the determination, each Valuer will be deemed to be acting as an expert and not as an arbitrator, and the laws relating to commercial arbitration will not apply to either Valuer, the Valuer's determination or the means by which each Valuer makes the determination;

(v)
each Participant will be entitled to submit such evidence to each Valuer as the Valuer may reasonably allow or require, and will provide all information, written or oral, which the Valuer may reasonably request, provided that:

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(A)	all oral evidence must be presented in the presence of the other parties; and

(B)	copies of all written evidence must be given to all other parties;

(vi)	each Valuer may consult such legal, technical and financial experts as the Valuer, in his or her absolute discretion, thinks fit;

(vii)	the costs of the Valuers, and of any legal, technical and financial experts consulted by the Valuers, will be borne by the Changed Participant; and

(viii)	the determination of the Valuer will be final and binding on the parties without appeal so far as the law allows and except in the case of manifest error.

(d)
Once the value of the Offered Interest has been agreed or determined as contemplated by clause 12.12(b), the Changed Participant will within 5 Business Days notify the other Participants and will be deemed to have offered to assign the Offered Interest to such of the other Participants who are not then in default of payment of any Called Sums, and with respect to which an Event of Default is not then in existence (Other Participants), in proportion to their respective Joint Venture Interests, at a price equal to the value of the Offered Interest. The Other Participants will be entitled to accept that offer 60 days of the making of the offer.

(e)
If one or more (but not all) of the Continuing Participants accept the offer within such 60 day period, the Changed Participant must notify the accepting Continuing Participant or Continuing Participants of details of the unaccepted portion of the Offered Interest and such Continuing Participant or Continuing Participants will have the right within a period of 60 days after the Changed Participant’s notice is given to accept the unaccepted part of the Offered Interest in proportion to their respective Joint Venture Interests (or as they may otherwise agree) at the same price.

(f)
If the whole of the Offered Interest is accepted by one or more of the Continuing Participants (Accepting Participants), then the Changed Participant and the Accepting Participants will be deemed to have entered into a contract for the sale to the Accepting Participants (in the proportions that their respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests) of the Changed Participant’s Joint Venture Interest upon the following terms and conditions:

(i)
The liability of the Accepting Participants (including obligations to pay money) will be several in the proportions that their respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests.

(ii)	The sale will be conditional upon the parties obtaining all Transfer Approvals, which may include, without limitation:

(A)	Ministerial consents required under the Mining Act for the assignment of the Changed Participant's Joint Venture Interest in the Tenements; and

(B)	approval for the sale from the Foreign Investment Review Board (if applicable).

(iii)	The parties must execute all documents and do all other things reasonably necessary to apply for and obtain the Transfer Approvals as expeditiously as possible.

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(iv)	If the Transfer Approvals:

(A)
have not all been obtained within 90 days after the date of expiry of the 60 day period referred to in clause 12.12(d), the Accepting Participants may elect to terminate the contract for the sale of the Changed Participant's Joint Venture Interest;

(B)
have all been obtained or the Accepting Participants have not elected to terminate the contract for the sale of the Changed Participant's Joint Venture Interest under clause 12.12(f)(iv)(A), then completion of the sale of the Changed Participant's Joint Venture Interest will take place at the place in Western Australia nominated by the Accepting Participants by notice in writing to the Changed Participant and on the date which is 30 days after the date upon which the last of the necessary Approvals was obtained, or such earlier date agreed by the Accepting Participants, provided that if all Transfer Approvals have not been obtained within 12 months of the offer described in clause 12.12(d), this clause 12.12 shall cease to apply in respect of that Change in Control event;

(C)	have all been obtained by some but not all Accepting Participants within 90 days after the date of expiry of the 60 day period referred to in clause 12.12(d), then:

(1)	those Accepting Participants who have not obtained all necessary Approvals may elect to withdraw from the contract for the sale of the Changed Participant's Joint Venture Interest; and

(2)
if, within a further 14 days after the end of the 90 day period (or such longer period agreed by the Accepting Participants), any remaining Accepting Participants who have obtained all Transfer Approvals (within the 12 month limitation period described in clause 12.12(f)(iv)(B)) agree to purchase the Changed Participant's Joint Venture Interest, either in the proportions that those Accepting Participants' respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests, or in such other proportions that those remaining Accepting Participants otherwise agree, then:

(AA)
the contract for the sale of the Changed Participant's Joint Venture Interest will be deemed to be between the Changed Participant and those remaining Accepting Participants, and in such proportions as those Accepting Participants agree; and

(BB)
completion of the sale of the Changed Participant's Joint Venture Interest will take place at the place in Western Australia nominated by the relevant Accepting Participants by notice in writing to the Changed Participant on the date which is 14 days after the end of the 14 day period specified in clause 12.12(f)(iv)(C)(2).

(v)	At completion:

(A)
the Changed Participant must transfer its Joint Venture Interest to the relevant Accepting Participants free from all Security Interests (subject to the Permitted Security Interests which apply to the Joint Venture

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Interest). The relevant Accepting Participants will be entitled to a transfer of the Joint Venture Interest of the Changed Participant in the proportions that their respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests or in such other proportions as the relevant Accepting Participants agree;

(B)
the Changed Participant must execute and deliver all instruments of sale, assignment, conveyance and transfer and all other documents, and take such other action, as the relevant Accepting Participants may reasonably request to effect such transfer; and

(C)
in return for the transfer of the Changed Participant's Joint Venture Interest, the relevant Accepting Participants must pay to the Changed Participant, or as the Changed Participant's solicitor may direct, the amount that is equal to the value of the Changed Participant's Joint Venture Interest (as agreed or determined in accordance with clause 12.12(b)).

(g)	For the avoidance of doubt, a Change in Control of a Participant or its Holding Company does not constitute a transfer or proposed transfer for the purposes of clause 12.3.

13	Defaults and remedies

13.1	Event of Default
Any one or more of the following events with respect to any Participant is an Event of Default:

(a)
any failure by the Participant to pay a Called Sum (under clauses 8.3 or 8.5) in accordance with clause 8.4 within five (5) Business Days after notice has been given by the Manager or a Participant under clause 13.2;

(b)	subject to clause 19.15, an Insolvency Event occurs in relation to the Participant;

(c)	any default by the Participant in the performance of any material obligation under a Joint Venture Document (other than one referred to in clauses 13.1(a) or 13.1(b) above):

(i)	which is capable of remedy, and which default is not remedied within 30 Business Days after receipt of written notice from any other Participant or the Manager given under clause 13.2;

(ii)
but if the default is not reasonably capable of being remedied within 30 Business Days after receipt of written notice from any other Participant or the Manager given under clause 13.2, the Participant fails to commence or has not otherwise taken bona fide steps to remedy the relevant default within 30 Business Days of receiving such notice and does not remedy that default within 50 Business Days after receipt of written notice from any other Participant or the Manager given under clause 13.2 (or such longer period agreed by the Management Committee, where any Defaulting Participant or its Affiliates does not vote); or

(d)	any default by the Participant in the performance of any material obligation under a Joint Venture Document which is not capable of remedy (other than one referred to

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in clauses 13.1(a) or 13.1(b) above), where the Defaulting Participant has not paid monetary compensation to the Non-Defaulting Participants within 30 Business Days of receipt of notification of the amount of compensation payable as determined under clause 13.2(d).

13.2	Notices of default

(a)	If any Participant:

(i)	fails to pay when due any amount due by it referred to in clause 13.1(a); or

(ii)	defaults in the performance of any of its material obligations under any of the Joint Venture Documents, the Manager must, as soon as practicable after it becomes aware of that default, notify the Defaulting Participant and each of the other Participants (Non-Defaulting Participants) of that default.

(b)	Failure by the Manager to give such notice will not release the Defaulting Participant from any of its obligations under the Joint Venture Documents.

(c)
If a Participant becomes aware that another Participant has defaulted in the performance of any of its obligations under the Joint Venture Documents but the Manager has not given a notice of default to the Defaulting Participant under clause 13.2(a), the Participant may notify the Defaulting Participant, the Manager and each of the other Non-Defaulting Participants of that default.

(d)
If a default of a material obligation is not capable of being remedied, the Participants must agree in writing the amount of adequate monetary compensation to be paid by the Defaulting Participant to compensate for that default. If the Participants have not reached agreement within 14 days after the date on which notice of default is given, that amount must be referred to an Expert for determination in accordance with clause 17, who must make such determination within 30 days of his or her appointment. On agreement or determination of the amount of adequate monetary compensation under this clause 13.2(d), that amount, and any interest and costs payable or reimbursable under this agreement, becomes money due and payable under this agreement within the 30 Business Day period referred to in clause 13.1(d).

13.3	Payment of interest upon default
If a Participant defaults in paying the whole or part of any Called Sum, that Defaulting Participant must pay to the Manager, for the account of the Non-Defaulting Participants, interest on such unpaid amount at the Interest Rate calculated on daily balances, and capitalised monthly, from the due date for payment to the date of actual payment.

13.4	Rights following an Event of Default
Subject to clause 19.15, if an Event of Default occurs, then until such Event of Default has been rectified (and the Defaulting Participant has paid all amounts due but unpaid by it in relation to the default under any Joint Venture Document):

(a)	the Representatives of the Defaulting Participant:

(i)	will not have the right to vote at meetings of the Management Committee;

(ii)	will not be counted for the purposes of determining the relevant quorum; and

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(iii)	if Chairperson of the Management Committee, will cease to be Chairperson and the next entitled Non-Defaulting Participant may appoint the Chairperson;

(b)
if the Event of Default is a circumstance described in clause 13.1(a), the Defaulting Participant will not have a right to participate in the management of the Joint Venture or to participate in any determinations under this agreement and the Representatives appointed by the Defaulting Participant will not have the right to vote at Management Committee meetings, but will be entitled to attend and otherwise participate in those meetings;

(c)
the Defaulting Participant will have no further right to take and dispose of its share of Product and the Manager may take and dispose of what would otherwise be the Defaulting Participant’s share of Product on such terms as the Manager considers reasonable and must credit the net proceeds of sale after deducting all costs incurred in effecting the sale, towards the moneys owed by the Defaulting Participant;

(d)	the Defaulting Participant will continue to have the right to receive the reports and information from the Manager under clause 9;

(e)
the Non-Defaulting Participants and the Manager may exercise each and every power and remedy provided in the Deed of Cross Security and the Kemerton Mortgages (as applicable) executed by the Defaulting Participant and use and apply any moneys realised from such exercise in accordance with the Deed of Cross Security and the Kemerton Mortgages; and

(f)	the Non-Defaulting Participants may acquire the Joint Venture Interest of the Defaulting Participant subject to and in accordance with clause 13.7.

13.5	Payment of Unpaid Called Sum

(a)
Subject to clause 13.5(b), if requested by written notice from the Manager, the Non-Defaulting Participants will, in the proportion that their respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests, pay on behalf of the Defaulting Participant all or any part nominated by the Manager of the amounts owing by such Defaulting Participant (including under clause 13.3), such payment to be made by the Non-Defaulting Participants within such time as the Manager may reasonably determine.

(b)
The Manager will exercise its rights under the Deed of Cross Security and the Kemerton Mortgages (as contemplated in clause 13.4(e)), and take and sell what would otherwise be the Defaulting Participant’s Joint Venture Interest share of Product under clause 13.4(c), in priority to calling upon the Non-Defaulting Participants to pay any amounts owing by the Defaulting Participant (as contemplated in clause 13.5(a)), if the Manager is of the opinion that exercising its rights under the Deed of Cross Security and the Kemerton Mortgages or against the share of Product will result in it obtaining payment of the relevant outstanding amounts, within a timeframe that will enable Joint Venture Operations to continue without disruption.

(c)
If any Non-Defaulting Participant pays any amount on behalf of a Defaulting Participant under clause 13.5(a), the amount so paid will constitute a debt due and payable by the Defaulting Participant to such Non-Defaulting Participant, and will bear interest at the Interest Rate calculated on daily balances, and capitalised monthly, from the date such debt became due to the Non-Defaulting Participant until the date such debt is paid by the Defaulting Participant.

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13.6	Delivery of Cross Security

(a)
It is acknowledged that, for the purposes of securing the performance of their obligations under the Joint Venture Documents, each Participant has executed and delivered the Deed of Cross Security, creating a charge upon the Participant's Joint Venture Interest and its shares in the Manager in favour of the other Participants and the Manager and creating a charge upon the Participant's Joint Venture Interest in favour of the Manager. The Participants acknowledge that the creation of a charge over each Participant's interest in the Kemerton Sublease must be in registrable form and the Participants have accordingly executed and delivered the Kemerton Mortgages.

(b)
Each Participant (and each Transferee of a Joint Venture Interest which has executed a similar deed of charge in accordance with clause 12.11(b)) will as soon as practicable after the creation of the Deed of Cross Security and the Kemerton Mortgages, promptly register the Deed of Cross Security and the Kemerton Mortgages, or will file or record such other notices or documents relating to the Deed of Cross Security and the Kemerton Mortgages, in each jurisdiction where such registration, filing or recording may be required to perfect the security created by the Deed of Cross Security and the Kemerton Mortgages and to protect further the rights of the Manager and other Participants under the Deed of Cross Security and the Kemerton Mortgages.

13.7	Option to acquire Joint Venture Interest of Defaulting Participant

(a)	Upon the occurrence of an Event of Default, the Manager (or failing the Manager doing so, any Participant) will notify the Participants of the Event of Default (EOD Notice).

(b)
Upon the occurrence of an Event of Default, and until such Event of Default has been rectified, each Non-Defaulting Participant will have the option to acquire the whole of the Joint Venture Interest of the Defaulting Participant.

(c)
Such option may be exercised by notice in writing (Exercise Notice) given to the Defaulting Participant at any time during the 60 day period immediately following the later of the occurrence of the Event of Default and the date that the Manager (or a Participant) gives the Participants an EOD Notice (Option Exercise Period), provided the Event of Default giving rise to such option remains unremedied as at the date of the Exercise Notice.

(d)	The Non-Defaulting Participant must give a copy of the Exercise Notice to:

(i)	the Manager; and

(ii)	the other Non-Defaulting Participants,
at the same time as giving the Exercise Notice to the Defaulting Participant.

(e)	If:

(i)	one or more Non-Defaulting Participants give an Exercise Notice within the Option Exercise Period; and

(ii)	at least the first of such Exercise Notices was given at a point in time when the Event of Default which gave rise to the option remained unremedied,

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then, upon expiry of the Option Exercise Period, the value of the Joint Venture Interest of the Defaulting Participant must be determined in accordance with clause 13.8.

(f)
Within 14 days after the value of the Joint Venture Interest of the Defaulting Participant has been determined in accordance with clause 13.8, any Non-Defaulting Participant who had given an Exercise Notice may, by notice in writing (Notice to Proceed) given to the Defaulting Participant (with copies to the Manager and the other Non-Defaulting Participants) advise that the Non-Defaulting Participant wishes to proceed with the acquisition of the Joint Venture Interest of the Defaulting Participant.

(g)
If one or more Non-Defaulting Participants (Acquiring Participants) give a Notice to Proceed, the Defaulting Participant and the Acquiring Participants will be deemed to have entered into a contract for the sale to the Acquiring Participants (in the proportions that their respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests) of the Defaulting Participant’s Joint Venture Interest upon the following terms and conditions:

(i)
The liability of the Acquiring Participants (including obligations to pay money) will be several in the proportions that their respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests.

(ii)	The sale will be conditional upon the parties obtaining all Transfer Approvals, which may include, without limitation:

(A)	Ministerial consents required under the Mining Act for the assignment of a Defaulting Participant’s Joint Venture Interest in the Tenements; and

(B)	approval for the sale from the Foreign Investment Review Board (if applicable).

(iii)	The parties must execute all documents and do all other things reasonably necessary to apply for and obtain the necessary Transfer Approvals as expeditiously as possible.

(iv)	If the necessary Transfer Approvals:

(A)
have not all been obtained within 90 days after the date of expiry of the 14 day period referred to in clause 13.7(f), the Acquiring Participants may elect to terminate the contract for the sale of the Defaulting Participant’s Joint Venture Interest;

(B)
have all been obtained or the Acquiring Participants have not elected to terminate the contract for the sale of the Defaulting Participant’s Joint Venture Interest under clause 13.7(g)(iv)(A), then completion of the sale of the Defaulting Participant’s Joint Venture Interest will take place at the place in Western Australia nominated by the Acquiring Participants by notice in writing to the Defaulting Participant and on the date which is 30 days after the date upon which the last of the necessary Transfer Approvals was obtained, or such earlier date agreed by the Acquiring Participants;

(C)	have all been obtained by some but not all Acquiring Participants within 90 days after the date of expiry of the 14 day period referred to in clause 13.7(f), then:

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(1)	those Acquiring Participants who have not obtained all necessary Transfer Approvals may elect to withdraw from the contract for the sale of the Defaulting Participant’s Joint Venture Interest; and

(2)
if, within a further 14 days after the end of the 90 day period (or such longer period agreed by the Acquiring Participants), any remaining Acquiring Participants who have obtained all necessary Transfer Approvals agree to purchase the Defaulting Participant’s Joint Venture Interest, either in the proportions that those Acquiring Participants’ respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests, or in such other proportions that those remaining Acquiring Participants otherwise agree, then:

(AA)
the contract for the sale of the Defaulting Participant’s Joint Venture Interest will be deemed to be between the Defaulting Participant and those remaining Acquiring Participants, and in such proportions as those Acquiring Participants agree; and

(BB)
completion of the sale of the Defaulting Participant’s Joint Venture Interest will take place at the place in Western Australia nominated by the relevant Acquiring Participants by notice in writing to the Defaulting Participant on the date which is 14 days after the end of the 14 day period specified in clause 13.7(g)(iv)(C)(2).

(v)	At completion:

(A)
the Defaulting Participant must transfer its Joint Venture Interest to the relevant Acquiring Participants free from all Security Interests (subject to the Permitted Security Interests which apply to the Joint Venture Interest). The relevant Acquiring Participants will be entitled to a transfer of the Joint Venture Interest of the Defaulting Participant in the proportions that their respective Joint Venture Interests bear to the aggregate of their Joint Venture Interests or in such other proportions as the relevant Acquiring Participants agree;

(B)
the Defaulting Participant must execute and deliver all instruments of sale, assignment, conveyance and transfer and all other documents, and take such other action, as the relevant Acquiring Participants may reasonably request to effect such transfer;

(C)
in return for the transfer of the Defaulting Participant’s Joint Venture Interest, the relevant Acquiring Participants must pay to the Defaulting Participant, or as the Defaulting Participant’s solicitor may direct, the amount that is equal to 95% of the value of the Defaulting Participant’s Joint Venture Interest (as determined in accordance with clause 13.8) less the following amounts:

(1)
all amounts due but unpaid under any of the Joint Venture Documents by the Defaulting Participant, which amounts must, immediately following completion, be paid by the relevant Acquiring Participants on behalf of the Defaulting Participant;

(2)	the amount of the debt owed by the Defaulting Participant to the acquiring Participants under clause 13.5(c); and

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(3)
the amount (as reasonably determined by the Non-Defaulting Participants) of all other outstanding liabilities and obligations of the Defaulting Participant under any of the Joint Venture Documents which are to be assumed by the relevant Acquiring Participants; and

(4)
all amounts of any stamp and other duties, levies, imposts or other taxes, together with any interest or penalty thereon, imposed by the State or the Commonwealth or any taxing authority, paid or which may thereafter be payable by the relevant Acquiring Participants in connection with the exercise of the option and the transfers effected consequent upon its exercise; and

(D)
the amount payable to the Defaulting Participant under clause 13.7(g)(v)(C) must be paid by electronic transfer of clear and available funds into a bank account in Australia nominated by the Defaulting Participant for this purpose.

(vi)
To secure the rights of the Acquiring Participants under this clause 13.7, the Defaulting Participant hereby irrevocably appoints each relevant Acquiring Participant, the Manager and their respective directors as the several attorneys of the Defaulting Participant with power to sign all documents and do all other things in the name of the Defaulting Participant which are reasonably necessary to:

(A)	apply for and obtain the necessary Transfer Approvals; and

(B)	effect the transfer of the Defaulting Participant’s Joint Venture Interest as contemplated in clauses 13.7(g)(v)(A) and 13.7(g)(v)(B).

(vii)	The Defaulting Participant and the relevant Acquiring Participants must sign any deed of covenant and deed of charge that is required under clause 12.11(b).

13.8	Value of Joint Venture Interest of Defaulting Participant
The following provisions apply where, under clause 13.7, the value of the Joint Venture Interest of a Defaulting Participant is required to be determined:

(a)	The Defaulting Participant and the Non-Defaulting Participants who have given an Exercise Notice must endeavour to agree the value of the Joint Venture Interest of the Defaulting Participant.

(b)
If the parties are unable to agree upon the value of the Joint Venture Interest of the Defaulting Participant within 14 days after the expiry of the Option Exercise Period, the parties must endeavour to agree upon the appointment of two Valuers.

(c)
If the parties are unable to agree upon the appointment of the Valuers within 14 days after the expiry of the Option Exercise Period, then the Valuers will be two (2) suitably qualified and experienced persons nominated by the President (or acting President) for the time being of the Minerals Council of Australia or their nominee at the request of Non-Defaulting Participants who have given an Exercise Notice.

(d)	The Valuers must be engaged on terms which require the Valuers to use their best endeavours to make independently a determination within 30 days after their

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appointment, or such other timeframes as the Defaulting Participant and Non-Defaulting Participants who have given an Exercise Notice may agree.

(e)	Each Valuer will determine the value of the Joint Venture Interest of the Defaulting Participant, as at the date of the first Exercise Notice given, on the following basis:

(i)	the price that would have been paid by a knowledgeable and willing (but not anxious) buyer to a knowledgeable and willing (but not anxious) seller dealing at arm’s length;

(ii)	any Rehabilitation Obligations and Mine Closure Obligations relating to the Joint Venture Interest are to be taken into consideration;

(iii)
the Joint Venture Interest is to be valued on a stand-alone basis, and without taking into account any element of control that a Non-Defaulting Participant may obtain as a result of acquiring all or part of the Defaulting Participant’s Joint Venture Interest in addition to the Non-Defaulting Participant’s existing Joint Venture Interest;

(iv)	the valuation is to be determined independently and generally in accordance with the VALMIN Code of the Australasian Institute of Mining and Metallurgy; and

(v)	otherwise the valuation methodologies to be applied are to be determined by the Valuer in its own discretion, taking into account usual and prudent industry practices.

(f)	The value of the Joint Venture Interest of the Defaulting Participant will be deemed to be the average of the two Valuer’s determinations.

(g)
In making the determination, each Valuer will be deemed to be acting as an expert and not as an arbitrator, and the laws relating to commercial arbitration will not apply to either Valuer, the Valuer’s determination or the means by which each Valuer makes the determination.

(h)
Each Participant will be entitled to submit such evidence to each Valuer as the Valuer may reasonably allow or require, and will provide all information, written or oral, which the Valuer may reasonably request, provided that:

(i)	all oral evidence must be presented in the presence of the other parties; and

(ii)	copies of all written evidence must be given to all other parties.

(i)	Each Valuer may consult such legal, technical and financial experts as the Valuer, in his or her absolute discretion, thinks fit.

(j)	The costs of the Valuers, and of any legal, technical and financial experts consulted by the Valuers, will be borne by the Defaulting Participant.

(k)	The determination of the Valuer will be final and binding on the parties without appeal so far as the law allows and except in the case of manifest error.

13.9	Remedies not exclusive

(a)	Each and every power and remedy given to the Non-Defaulting Participants in this clause 13 are in addition to every other power and remedy existing at law or in

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equity, and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient.

(b)	All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others.

(c)	No delay or omission in the exercise of any such power or remedy will impair any such power or remedy or will be construed to be a waiver of any default.

14	Force Majeure

(a)
If a party (Affected Party) is prevented or hindered by Force Majeure from fully or partly complying with any obligation (except for the payment of money) under this agreement, that obligation is suspended for the duration of, and to the extent affected by, such Force Majeure.

(b)	If the Affected Party wishes to claim the benefit of this clause 14 it must give prompt notice of the Force Majeure occurrence to the other parties including reasonable details of:

(i)	the Force Majeure occurrence and why it constitutes Force Majeure;

(ii)	the effect of the Force Majeure occurrence on the performance of the Affected Party’s obligations; and

(iii)	the likely duration of the delay in performance of those obligations.

(c)	The Affected Party must use its best endeavours to remove or overcome the cause and/or effect of the Force Majeure provided that nothing in this clause 14 requires the Affected Party to:

(i)	settle any strike, or other labour dispute; or

(ii)	contest the validity or enforceability of any law or legally enforceable order by way of legal proceedings, on terms not acceptable to it solely for the purpose of removing the event of Force Majeure.

(d)
If the Force Majeure event cannot be removed or overcome to an extent that allows resumption of performance within six (6) Months (or such other period as the Participants agree) from the date the notice is given under clause 14(b), the parties must consider and determine whether this agreement should be modified or terminated.

(e)
Notwithstanding the Force Majeure, the Participants must continue to pay any Called Sum called by the Manager in accordance with clauses 8.3 and 8.5 to the extent such monies are necessary to maintain the Joint Venture Assets in good condition and keep the Tenements and the Petroleum Pipelines in good standing.

15	Notices

15.1	General

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A notice, demand, certification, process or other communication relating to this agreement must be in writing in English and may be given by an agent of the sender.

15.2	How to give a communication
In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current delivery address for notices;

(c)	sent to the party’s current postal address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail;

(d)	sent by email to the party’s current email address for notices; or

(e)	sent by such other form of communication as the Participants and the Manager may from time to time agree.

15.3	Particulars for delivery

(a)	The particulars for delivery of notices are initially:

(i)	in the case of WLPL:
Delivery address:    1 Sleat Road
APPLECROSS WA 6153
Postal address:    Locked Bag 3, Canning Bridge
APPLECROSS WA 6153
Email:    cosec@mineralresources.com.au
Attention:    Company Secretary

(ii)	in the case of AWPL:
Delivery address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Postal address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Email:    legal_notices@albemarle.com
Attention:    General Counsel

(iii)	in the case of the Manager:
Delivery address:     4250 Congress Street, Suite 900, Charlotte, NC 28209
Postal address:    4250 Congress Street, Suite 900, Charlotte, NC 28209
Email:    legal_notices@marbllithium.com
Copy:    legal_notices@albemarle.com
Attention:    Company Secretary

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Copy:    General Counsel, Albemarle Corporation

(b)	Each party may change its particulars for delivery of notices by notice to each other party.

15.4	Communications by post
Subject to clause 15.7, a communication is given if posted:

(a)	within Australia to an Australian postal address, three (3) Business Days after posting; or

(b)	outside of Australia to an Australian postal address or within Australia to an address outside of Australia, ten (10) Business Days after posting.

15.5	Communications by email

(a)	Subject to clause 15.7, a communication is given if sent by email, upon the earlier of:

(i)	the time the sender receives an automated message from the intended recipient’s information system confirming delivery of the email;

(ii)	the time that the email is first opened or read by the intended recipient, or an employee or officer of the intended recipient; and

(iii)
four (4) hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives, within that four (4) hour period, an automated message that the email has not been delivered.

(b)	Despite anything to the contrary in this agreement, the following communications must not be given by email:

(i)	a notice given by the Manager under clause 13.2(a) or any Participant under clause 13.2(c); and

(ii)	an EOD Notice given under clause 13.7.

15.6	Process service
Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this agreement may be served by any method contemplated by this clause 15 or in accordance with any applicable law.

15.7	After hours communications
If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken to have been given at 9.00am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

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16	GST

16.1	Construction
In this clause 16:

(a)	unless there is a contrary indication, words and expressions which are not defined in this agreement but which have a defined meaning in the GST Law have the same meaning as in the GST Law;

(b)	references to GST payable and input tax credit entitlements include:

(i)
notional GST payable by, and notional input tax credit entitlements of the Commonwealth, a State or a Territory (including a government, government body, authority, agency or instrumentality of the Commonwealth, a State or a Territory); and

(ii)	GST payable by, and the input tax credit entitlements of, the representative member of a GST group of which the entity is a member.

16.2	Consideration GST exclusive
Unless otherwise expressly stated, all consideration, whether monetary or non-monetary, payable or to be provided under or in connection with this agreement is exclusive of GST (GST-Exclusive Consideration).

16.3	Payment of GST
If GST is or becomes payable on any supply made by:

(a)	a party; or

(b)	an entity that is taken under the GST Law to make the supply by reason of the capacity in which a party acts,
(Supplier) under or in connection with this agreement, the recipient of the supply, or the party providing the consideration for the supply, must pay to the Supplier an amount equal to the GST payable on the supply as calculated in accordance with the GST Law, subject to clause 16.5.

16.4	Timing of GST payment
The amount referred to in clause 16.3 must be paid in addition to and at the same time and in the same manner (without any set-off or deduction) that the GST-Exclusive Consideration for the supply is payable or to be provided.

16.5	Tax invoice
The Supplier must deliver a tax invoice or an adjustment note to the recipient of a taxable supply before the Supplier is entitled to payment of an amount under clause 16.3.

16.6	Adjustment event
If an adjustment event arises in respect of a supply made by a Supplier under or in connection with this agreement, any amount that is payable under clause 16.3 will be

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calculated or recalculated to reflect the adjustment event and a payment will be made by the recipient to the Supplier or by the Supplier to the recipient as the case requires.

16.7	Reimbursements
Notwithstanding any other provision in this agreement, where a party is required under or in connection with this agreement to pay for, reimburse or contribute to any expense, loss, liability or outgoing suffered or incurred by another party or indemnify another party in relation to such an expense, loss, liability or outgoing (Reimbursable Expense), the amount required to be paid, reimbursed or contributed by the first party will be reduced by the amount of any input tax credits to which the other party (or the representative member of the GST group of which the other party is a member) is entitled in respect of the Reimbursable Expense.

16.8	Calculations based on other amounts
If an amount of consideration payable or to be provided under or in connection with this agreement is to be calculated by reference to any price, value, sales, proceeds, revenue or similar amount (Revenue), that reference will be to that Revenue determined by deducting from it an amount equal to the GST payable on the supply for which it is consideration.

16.9	No merger
This clause 16 does not merge on the completion, rescission or other termination of this agreement or on the transfer of any property supplied under this agreement.

16.10	GST joint venture
The Manager and the Participants will, in good faith, consider taking action to register the Joint Venture as a GST joint venture after the Effective Date. If the Joint Venture is registered as a GST joint venture then the parties contemplate that the Manager will be responsible for administration of any GST.

17	Expert determination

17.1	When appointed
Wherever under this agreement:

(a)	any matter is expressly to be referred to an Expert; or

(b)	the parties agree that a point of difference between them will be resolved by an Expert, then unless specifically provided otherwise, the matter in issue will be referred to an Expert for determination and this clause 17 will apply. Unless otherwise agreed by the parties to the dispute, any Expert appointed under this agreement must be someone who is independent of the parties to the dispute, does not have an interest or duty which conflicts or may conflict with the functions as the expert and is not an employee, representative of a person that provides consultancy services on a regular basis to any party to the dispute.

17.2	Appointment

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The procedure for the appointment of an Expert will be as follows:

(a)	the party wishing the appointment to be made will give notice in writing to that effect to the other parties and give details of the matter which it proposes will be resolved by the Expert;

(b)
within ten (10) Business Days from the date of that notice, the parties will meet in an endeavour to agree upon a single Expert (who will be independent of the parties and will have qualifications and experience appropriate to the matter in dispute) to whom the matter in dispute will be referred for determination; and

(c)	if within that ten (10) Business Days the parties fail to agree upon the appointment of a single Expert then any party may request the nomination of an Expert by:

(i)	the President of the Australasian Institute of Mining and Metallurgy to appoint the Expert, if the subject matter of the dispute relates to a technical issue;

(ii)	the President of the Institute of Chartered Accountants in Australia, if the subject matter of the dispute relates to a financial issue;

(iii)	the President of the Western Australian Law Society, if the subject matter of the dispute relates to a legal issue; and

(iv)	the National Chairman of the Australian Institute of Company Directors, if the subject matter of the dispute relates to any other issue,
(collectively an Independent Body), which nominee the parties must appoint.

(d)
If an Independent Body fails to nominate an Expert within ten (10) Business Days of being requested to do so, or otherwise refuses to make such an appointment, then any party may request the nomination of an Expert by the President of the Resolution Institute of Australia, which nominee the parties must appoint.

17.3	Instructions
The Expert will be instructed to:

(a)	determine the dispute within the shortest practicable time; and

(b)	deliver a report stating his opinion with respect to the matters in dispute and setting out the reasons for the decision.

17.4	Procedure

(a)
The Expert will determine the procedures for the conduct of the process in order to resolve the dispute and must provide each party with a fair opportunity to make submissions in relation to the matter in issue.

(b)
Any process or determination of the dispute by the Expert will be made as an expert and not as an arbitrator and the determination of the Expert will be final and binding on the parties without appeal so far as the law allows and except in the case of manifest error or where a party to the matter in issue has not been provided with a fair opportunity to make submissions in relation to the matter in issue.

17.5	Costs

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Each party will bear its own costs of and incidental to any proceedings under this clause 17. The costs of the Expert will be Joint Venture Costs, except as otherwise may be provided in this agreement.

18	Dispute resolution

18.1	Dispute resolution process
Except to the extent otherwise expressly referred to Expert determination in accordance with clause 17 or otherwise expressly prescribed by this agreement in relation to particular types of dispute, the parties must deal with any dispute, controversy, claim or difference (Dispute) arising out of, connected with or relating to this agreement or any breach, termination or claimed invalidity of this agreement in accordance with the dispute resolution process set out in this clause 18.

18.2	Dispute Notice

(a)	A party claiming a Dispute (Initiating Party) must give notice (Dispute Notice) to the other party which:

(i)	identifies the subject matter of the Dispute; and

(ii)	designates a senior representative for the Dispute who will have the authority to settle the Dispute on its behalf.

(b)	The other party must then promptly designate, by notice to the Initiating Party, its senior representative for the Dispute who will have authority to settle the Dispute on its behalf.

18.3	Meeting of the parties' designated representatives
The parties’ designated representatives must meet and use all reasonable endeavours acting in good faith to resolve the Dispute, within five (5) Business Days after the receipt of the Dispute Notice.

18.4	Meeting of Senior Executives and Chief Executive Officers

(a)
If the Dispute is not resolved under clause 18.3, then within ten (10) Business Days of the Dispute Notice, a senior executive of the Ultimate Holding Company of each party to the Dispute (Disputing Parties) must meet and use all reasonable endeavours acting in good faith to resolve the Dispute.

(b)
If the Dispute is not resolved under clause 18.4(a), then within 20 Business Days of the date the Dispute Notice has been given, each chief executive officer of the Ultimate Holding Company of each Disputing Party must meet and use all reasonable endeavours acting in good faith to resolve the Dispute.

18.5	Court proceedings
A party may commence court proceedings in respect of the Dispute if:

(a)
the steps under clauses 18.3, 18.4(a) and 18.4(b) have been taken and one or other of the chief executive officers of the Ultimate Holding Companies of the Disputing Parties has stated that they consider that the Dispute will not be resolved within 40 Business Days from the date of the Dispute Notice; or

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(b)	one of the parties has attempted to follow the steps in clauses 18.3, 18.4(a) and 18.4(b) and the other party has not complied with its obligations under those clauses.

18.6	Urgent interlocutory relief
This clause 18 does not prevent a party from seeking urgent interlocutory relief from a court of competent jurisdiction where, in that party's reasonable opinion, that action is necessary to protect that party's rights.

19	General

19.1	Consents and approvals
Except as expressly provided in this agreement, a party may conditionally or unconditionally in its absolute discretion give or withhold any consent or approval under this agreement.

19.2	Duty

(a)
Except as expressly stated otherwise in this agreement (including as provided in clause 2.15), the Manager, as between the parties, is liable for and must pay all duty (including any fine, interest or penalty except where it arises from default by another party) on or relating to this agreement, any agreement executed under it or any dutiable transaction evidenced or effected by it.

(b)
If a party other than the Manager pays any duty (including any fine, interest or penalty) on or relating to this agreement, any document executed under it or any dutiable transaction evidenced or effected by it, the Manager must pay that amount to the paying party on demand.

(c)	All amounts payable by the Manager under clauses 19.2(a) and 19.2(b) will form part of Joint Venture Costs.

19.3	Legal costs

(a)
Except as expressly stated otherwise in this agreement, each party must pay its own legal and other costs and expenses of negotiating, preparing, executing and performing its obligations under this agreement.

(b)
The legal costs of the Manager in negotiating, preparing, and executing this agreement do not form part of Joint Venture Costs, however the legal costs of the Manager in performing its obligations under this agreement form part of Joint Venture Costs.

19.4	No liability for consequential losses
Except in the case of Wilful Misconduct or Gross Negligence, no party will be liable to the other parties in any circumstances for any loss of use, loss of revenue, loss of profit, loss of production, business interruption, loss of business opportunity, loss of savings, loss of use of capital or loss of good will, arising out of or in connection with this agreement, whether or not foreseeable at the Effective Date.

19.5	Entire agreement

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(a)	This agreement is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b)	Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this agreement except as expressly provided in this agreement.

19.6	Further assurances
Except as expressly provided in this agreement, each party must, at its own expense, do all things reasonably necessary to give full effect to this agreement and the matters contemplated by it.

19.7	Rights cumulative
Except as expressly stated otherwise in this agreement, the rights of a party under this agreement are cumulative and are in addition to any other rights of that party.

19.8	Severability
Any term of this agreement which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this agreement is not affected.

19.9	Survival and merger

(a)	No term of this agreement merges on completion of any transaction contemplated by this agreement.

(b)	Clause 11 survives termination or expiry of this agreement together with any other term which by its nature is intended to do so.

19.10	PPS Act

(a)
Each party waives the right to receive any notice under the PPS Act (including a notice of verification statement) unless the notice is required under the PPS Act and the obligation to give it cannot be excluded.

(b)	Unless expressed to the contrary, a reference to a term which is defined in the PPS Act has the meaning it has in the PPS Act.

19.11	Variation
No variation of this agreement is effective unless made in writing and signed by each party.

19.12	Waiver

(a)
No waiver of a right or remedy under this agreement is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.

(b)	A single or partial exercise of a right or remedy under this agreement does not prevent a further exercise of that or of any other right or remedy.

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(c)	Failure to exercise or delay in exercising a right or remedy under this agreement does not operate as a waiver or prevent further exercise of that or any other right or remedy.

19.13	Governing law

(a)	This agreement is governed by the laws of Western Australia.

(b)
Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Western Australia including, for the avoidance of doubt, the Federal Court of Australia sitting in Western Australia.

19.14	Counterparts
This agreement may be executed in any number of counterparts and signatures on behalf of a party may be on different counterparts.

19.15	Ipso Facto Stay
The provisions of this agreement are subject to any Ipso Facto Stay which may operate to prevent the enforcement of rights under this agreement. To the extent that there is any conflict between the provisions of this agreement and the Ipso Facto Stay, this agreement is to be interpreted subject to the Ipso Facto Stay.

19.16	Relationship with Shareholders' Deed
Where this agreement and the Shareholders' Deed deal with the same or similar topic differently, this agreement is to prevail.

19.17	Remote conferencing
Where this agreement calls for or requires a meeting between the Participants, their Representatives, the Manager or any of the Manager's or Participants' officers, employees, contractors or agents, such meetings may be attended by telephone, video conferencing or any other means of electronic conferencing.

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Schedule 1	Dictionary

1	Dictionary
In this agreement:
Accepting Participants has the meaning given to that term in clause 12.12(f).
Accounting Procedure means the accounting procedure set out in Schedule 5.
Acquiring Participants has the meaning given to that term in clause 13.7(g).
Adviser has the meaning given to that term in clause 6.11.
Affected Party has the meaning given to that term in clause 14(a).
Affiliate means, with respect to any corporation, another corporation which Controls, is Controlled by, or is under common Control with, such corporation.
Albemarle means Albemarle Corporation.
Albemarle Lithium means Albemarle Lithium Pty Ltd.
Approvals means any licence, consent, approval, permit, registration, accreditation, certification or other authorisation given or issued by any Government Agency or any other person which relate to the Joint Venture Operations, including those specified in the Asset Sale and Share Subscription Agreement and those specified in the Plant Services Agreement as being for the benefit of the Joint Venture.
Approved Budget means a Proposed Budget approved by the Management Committee in accordance with clause 7, as amended or updated from time to time in accordance with clause 7.
Approved Closure Plan means the Closure Plan as approved by the Department as at the Effective Date, as amended, updated or supplemented from time to time in accordance with this agreement and in compliance with applicable laws.
Asset Sale and Share Subscription Agreement means the document entitled ‘Asset Sale and Share Subscription Agreement — Wodgina Lithium Project’ between the Participants, MRL and Albemarle dated 14 December 2018, as amended by the Amendment Date dated 1 August 2019.
Assigned Tenements means the mining tenements specified in Part 2 of Schedule 2.
Associated Rights means:

(a)
all Intellectual Property Rights that the Participants or the Manager holds pertaining to the Mining Information including rights subsisting under copyright, design, trade mark, patent or similar legislation, together with rights recognised at common law; and

(b)
the benefit of any contracts (whether written or oral) between the Manager and the provider of the Mining Information for production of that information, including any actual or implied warranties as to the accuracy of that information.

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ASX Listing Rules means the official listing rules from time to time of the Australian Securities Exchange, as amended, modified or waived from time to time.
Atlas means Atlas Iron Limited (ACN 110 396 168).
Auditor has the meaning given to that term in clause 10.1(a).
Business Day means a day on which banks are open for business excluding Saturdays, Sundays and public holidays in Perth, Western Australia.
Business Plan means the LOM Business Plan and the Refinery Plant Business Plan.
Called Sum has the meaning given to that term in clause 8.3(b)(iii).
Camp Services Agreement means the 'Accommodation Camp and Airport Services Agreement – MARBL Lithium Project' between the Manager and the Camp Services Provider dated on or around the date of this agreement.
Camp Services Provider means Process Minerals International Pty Ltd (ACN 063 988 894).
Capital Costs means all costs of a type which are treated as capital costs in accordance with International Financial Reporting Standards.
Capital Works means capital works and services associated with a future expansion project or other development in respect of the Joint Venture Operations or to further support, sustain, expand, suspend, rehabilitate or abandon Joint Venture Operations, where applicable as approved by the Management Committee.
Cash Call has the meaning given to that term in clause 8.3(b).
Chairperson has the meaning given to that term in clause 6.6(a).
Change in Control means, in relation to any entity (the first mentioned entity):

(a)	a change in the entity that Controls the first mentioned entity (other than if the Ultimate Holding Company of the first mentioned entity remains the same following the change);

(b)	an entity that Controls the first mentioned entity ceases to Control that entity (other than if the Ultimate Holding Company of the first mentioned entity remains the same following the change); or

(c)	if the first mentioned entity is not Controlled, another entity acquires Control of the first mentioned entity.
Changed Participant has the meaning given to that term in clause 12.12(a).
Chargee has the meaning given to that term in clause 12.7(a).
Chargee’s Priority Deed has the meaning given to that term in clause 12.7(a).
Chargor has the meaning given to that term in clause 12.7(a).
Circular Resolution has the meaning given to that term in clause 6.13(a).
Closure Plan means the plan for Rehabilitation and Mine Closure.

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Competent Person means a person who qualifies as a “Competent Person” for purposes of the JORC Code.
Confidential Information has the meaning given to that term in clause 11.1.
Conflicted Participant has the meaning given to that term in clause 6.8(d).
Continuing Participants has the meaning given to that term in clause 12.5(b).
Contract Liability has the meaning given to that term in clause 5.9(b).
Contracted Concentrate means spodumene concentrate derived from Ore located in the stockpiles on the Tenements or in transit that is the subject of offtake arrangements entered into prior to the Effective Date by WLPL or its agent in accordance with the Asset Sale and Share Subscription Agreement.
Control has the meaning given to that term in section 50AA of the Corporations Act, and Controlled has a corresponding meaning.
Control Transaction means:

(a)
in respect of MRL, any transaction or dealing which would result, on completion, in a Change in Control of MRL and includes, for the purposes of this definition, any person or group of persons acting jointly or in concert, acquiring a relevant interest (as defined in the Corporations Act) in 20% or more of MRL’s issued shares; and

(b)
in respect of Albemarle, any transaction or dealing which would result, on completion, in a Change in Control of Albemarle and includes, for the purposes of this definition, any person or group of persons acting jointly or in concert, acquiring a beneficial interest in 20% or more of Albemarle's issued shares.

Corporations Act means Corporations Act 2001 (Cth).
Crusher means the crusher to be funded, built, owned and, pursuant to the Crushing Services Agreement, operated by the Crushing Services Provider.
Crushing Services Agreement means the 'Build Own and Operate Contract for Crushing Services' between the Manager and the Crushing Services Provider dated on or around the date of this agreement.
Crushing Services Provider means Crushing Services International Pty Ltd (ACN 069 303 377).
Deed of Cross Security means the Deed of Cross Security in, or substantially in, the form of the deed contained in Schedule 3 executed contemporaneously with this agreement by the Participants and the Manager, and includes each other similar deed of charge executed by a new Participant in accordance with clause 12.11(b).
Defaulting Participant means a Participant in respect of which an Event of Default has occurred.
Delivery Point means the place at which Product is delivered to and becomes the property of an individual Participant, being the delivery point determined by the Management Committee from time to time.

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Department means the Department of Mines, Industry Regulation and Safety for Western Australia or such other body, department or instrumentality responsible for the administration of the Mining Act from time to time and includes any registrar or warden.
Development Area means the areas of the Tenements that are, from time to time, the subject of any of the following:

(a)	feasibility level study work; or

(b)	Mining Operations.
Disclosing Participant has the meaning given to that term in clause 2.17(f).
Dispute has the meaning given to that term in clause 18.1.
Dispute Notice has the meaning given to that term in clause 18.2.
Effective Date means the date of completion under the Asset Sale and Share Subscription Agreement.
EOD Notice has the meaning given to that term in clause 13.7(a).
Event of Default has the meaning given to that term in clause 13.1.
Excluded Assets means:

(a)	the Contracted Concentrate;

(b)	the Excluded Infrastructure;

(c)	the Retained Mineral Rights;

(d)	the GAMG Assets; and

(e)	the WLPL Assets.
Excluded Infrastructure means the plant, equipment, machinery, facilities and other infrastructure owned by a third party that is leased, hired or used in the Joint Venture, including the Crusher.
Expert means a person appointed in accordance with clause 17.2.
Exploration Information means Exploration Results and Exploration Targets (as those terms are defined in the JORC Code) relating to the Tenements.
Exploration Operations means all activities as are necessary or expedient for the purpose of exploring the Joint Venture Area.
Financial Year means the twelve (12) Month period ending 31 December each year, or such other period adopted by the Management Committee from time to time as the Financial Year for the Joint Venture.
Force Majeure means any event or circumstance which:

(a)	is beyond the control of the Affected Party;

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(b)	was not directly or indirectly caused or materially contributed to by the Affected Party; and

(c)	could not have been reasonably prevented by the Affected Party, and includes, subject to the requirements of paragraphs (a) to (c), any of the following:

(d)	act of God;

(e)	law, rule, regulation or order of any government or Government Agency;

(f)
executive or administrative orders or acts of either general or particular application of any official acting under the authority of any government, or of any official acting under the authority of such government;

(g)	act of war (declared or undeclared);

(h)	public disorder;

(i)	riot, insurrection, rebellion, sabotage or act of terrorists;

(j)	fire, flood, drought, earthquake, storm, hail, lightning, severe weather conditions or other natural calamity;

(k)	explosion, breakdown or injury to or expropriation, confiscation or requisitioning of production, manufacturing, selling, transportation or delivery facilities;

(l)	shortage or unavailability (whether permanent or temporary) of water, electricity, gas, telecommunications or other essential goods or services;

(m)	inability to access all or any part of the Joint Venture Area because of Native Title Claims or Native Title Rights or otherwise;

(n)	quarantine or customs restrictions;

(o)	the decision of any court or other body of competent jurisdiction; and

(p)	strike, boycott, lockout or other labour disturbance.
GAAP means the Generally Accepted Accounting Principles adopted by the US Securities and Exchange Commission.
GAMG means Global Advanced Metals Greenbushes Pty Ltd (ACN 125 585 284).
GAMG Assets means the Tantalum Rights and the Tantalum Assets.
GAMG Mineral Rights Agreement means the document entitled 'Mineral Rights Agreement' originally between GAMW, GAMG and Global Advanced Metals Pty Ltd (ACN 139 987 465), dated 8 September 2016, as subsequently amended and assigned.
GAMW means Global Advanced Metals Wodgina Pty Ltd (ACN 125 585 239), formerly Talison Wodgina Pty Ltd.
Government Agency means a government or any governmental, semi-governmental, legislative, administrative, fiscal, quasi-judicial or judicial entity, authority, department, commission, authority, tribunal, agency or entity or other body, whether foreign, federal,

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State, Territorial or local (including any self-regulatory organisation established under statute or any recognised stock exchange).
Gross Negligence means such reckless conduct in breach of a duty of care as demonstrates a conscious or reckless disregard for the harmful, foreseeable, proximate and avoidable consequences which result or may result from that conduct.
GST means a goods and services tax, or a similar value added tax, levied or imposed under the GST Law.
GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
Holding Company has the meaning given to that term in section 9 of the Corporations Act.
Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account.
Initial Mine Plan and Budget means the LOM Business Plan (including the Approved Budget) for the development of the Wodgina Resource as developed and agreed under the Asset Sale and Share Subscription Agreement, as amended pursuant to clause 7.5.
Insolvency Event means the happening of any of the following events in relation to a Participant or the Manager (the Insolvent Party):

(a)
it is, or states that it is, unable to pay all of its debts as and when they become due and payable, or it has failed to comply with a statutory demand as provided in section 459F(1) of the Corporations Act;

(b)
an application or order is made for the winding up or dissolution, or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution, of the Insolvent Party (other than for the purposes of a solvent reconstruction, amalgamation or other like corporate reorganisation), and the application is not dismissed, the order is not set aside or the resolution is not withdrawn (as applicable) within 14 days;

(c)
an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of the Insolvent Party or any action is taken to appoint any such person and the action is not stayed, withdrawn or dismissed within 14 days;

(d)	a controller (as defined in the Corporations Act) is appointed in respect of any property of the Insolvent Party;

(e)	the Insolvent Party is deregistered under the Corporations Act;

(f)	a distress, attachment or execution is levied or becomes enforceable against any property of the Insolvent Party;

(g)
the Insolvent Party enters into, or takes any action to enter into, an arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of its creditors or members or a moratorium involving any of them; or

(h)	anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs in respect of the Insolvent Party.

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Intellectual Property Licence Agreement means the 'Licensing Deed' between the Manager, the Participants and the Licence Provider executed on or around the date of this agreement.
Intellectual Property Rights means all intellectual property rights of whatever nature throughout the world including all rights conferred under statute, common law or equity, whether existing now or at any time in future, including rights in all copyright, patents, trade marks, business names, trade names, domain names, designs, Confidential Information, trade secrets and know-how.
Interest Rate means, on any day, the interest rate that is the aggregate of:

(a)	6% per annum; plus

(b)
the Reserve Bank of Australia’s cash rate, or, if that rate cannot be so determined, the rate (expressed as a percentage yield per annum to maturity) quoted at or about such time by Westpac Banking Corporation as the rate at which it would be prepared to purchase bills of exchange accepted by an Australian trading bank and having a tenor of 90 days and of an amount of $100,000.

International Financial Reporting Standards means, at any time, the International Financial Reporting Standards issued by the International Accounting Standards Board at that time, consistently applied.
Ipso Facto Stay means any limitation on enforcement of rights or self-executing provisions in a contract, agreement or arrangement pursuant to sections 415D, 415F, 415FA, 434J, 434J, 434L, 434LA, 451E, 451G or 451GA of the Corporations Act.
Iron Ore means iron ore and any by-product that is directly associated with the form of iron ore mineralogy.
Iron-Ore Rights has the meaning given to that term in the Asset Sale and Share Subscription Agreement.
Joint Venture means the joint venture formed pursuant to clause 2.1.
Joint Venture Area means the Tenement Area and the area of the Kemerton Sublease and the area of the Kemerton Access Licence or such other area as is agreed by all Participants.
Joint Venture Assets means all rights, titles, interests, claims, benefits and all other assets and property of whatsoever kind, real or personal, from time to time acquired, created or held for use by or on behalf of the Participants in connection with the Joint Venture and for the conduct of Joint Venture Operations, including:

(a)	the Tenements;

(b)	the Pipeline Licences;

(c)	the Mining Information;

(d)	the Project Facilities;

(e)	the Approvals;

(f)	the Third Party Agreements (subject to any exclusions identified in this agreement and to the extent that they relate to the Tenements or Pipeline Licences only);

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(g)	the stockpiles (but excluding Contracted Concentrate);

(h)	the Associated Rights;

(i)
Product, prior to it being taken in kind by a Participant in accordance with clause 2.8 (for the avoidance of doubt, Product to which a Participant is entitled to take in kind in accordance with clause 2.8, contracts with respect to the sale of Product and proceeds from the sale of Product are not Joint Venture Assets); and

(j)	the Refinery Plant;

(k)	the Kemerton Sublease; and

(l)	the Kemerton Access Licence,
but excludes the Excluded Assets.
Joint Venture Costs means all expenditure and liabilities incurred by or for the Participants in accordance with this agreement and includes:

(a)	all expenditure expressed to be part of Joint Venture Costs in this agreement; and

(b)	all expenditure and liabilities incurred by the Manager in accordance with this agreement including those set out in Schedule 5.
Joint Venture Documents means:

(a)	this agreement;

(b)	the Tenements;

(c)	the Shareholders’ Deed;

(d)	the Kemerton Mortgages;

(e)	the Deed of Cross Security; and

(f)
all other agreements entered into by the Participants from time to time in connection with the Joint Venture (whether or not there are also other parties to such agreements) which the Participants agree will be a Joint Venture Document, together with all amendments made from time to time to such documents, but does not include:

(g)	any contract for the sale by a Participant of its share of Product;

(h)	any agreement whereby a Participant appoints an agent or representative to perform duties and functions in relation to the sale of its share of Product;

(i)	any agreement entered into by a Participant for separately financing its obligations in connection with the Joint Venture; or

(j)	any other agreement entered into by the Participants from time to time which:

(k)	is not in connection with the Joint Venture; or

(l)	the Participants agree will not be a Joint Venture Document.

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Joint Venture Interest means the following obligations, benefits and rights of a Participant expressed as a percentage determined in accordance with this agreement:

(a)	the obligation, subject to the terms of this agreement, to contribute that percentage of all Joint Venture Costs;

(b)	the ownership of and right and benefit as a tenant in common to receive in kind and to dispose of for its own account that percentage of Minerals produced by the Joint Venture;

(c)	the rights, duties, obligations and liabilities of the Participants arising from the Joint Venture Documents; and

(d)	the beneficial ownership as a tenant in common of an undivided share in that percentage of all Joint Venture Assets.
Joint Venture Operations means all activities as are necessary or desirable in order to implement and give full effect to the provisions and purposes of this agreement including Exploration Operations, Mining Operations and the Refinery Operations.
Joint Venture Records and Accounts has the meaning given to that term in clause 9.1(a).
JORC Code means The Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (2012 Edition) prepared by the Joint Ore Reserves Committee of the Australasian Institute of Mining and Metallurgy, the Australian Institute of Geoscientists and the Minerals Council of Australia, as amended or replaced from time to time.
KCCC Handover has the meaning given to that term in the Asset Sale and Share Subscription Agreement.
KCCC(SA) Handover has the meaning given to that term in the Asset Sale and Share Subscription Agreement.
Kemerton Access Licence means the licence granted to the Participants by Albemarle Lithium in accordance with the MRL Kemerton ASA relating to the Kemerton Easement.
Kemerton Construction Contracts has the meaning given to that term in the MRL Kemerton ASA.
Kemerton Easement means the deed of easement dated 13 December 2018 granted by Western Australian Land Authority Trading as LandCorp in favour of Albemarle Lithium over part of Lot 253 on Deposited Plan 411027 comprised in Certificate of Title Volume 2945 Folio 681 which is marked as 'A' on Deposited Plan 415498.
Kemerton Lease means the lease dated 13 December 2018 granted by Western Australian Land Authority Trading as LandCorp in favour of Albemarle Lithium over part of Lot 253 on Deposited Plan 411027 comprised in Certificate of Title Volume 2945 Folio 681 and as further described in the MRL Kemerton ASA.
Kemerton Mortgages means the Kemerton Mortgages in, or substantially in, the form of the mortgage contained in Schedule 7 executed contemporaneously with this agreement by the Participants, and includes each other similar deed of charge executed by a new Participant in accordance with clause 12.11(b)

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Kemerton Sublease means the sublease of the Kemerton Lease granted to the Participants in accordance with the MRL Kemerton ASA.
Licence Provider means Albemarle U.S., Inc.
Life of Mine means, in relation to the Joint Venture Operations, the expected term of Mining Operations and subsequent Rehabilitation and Mine Closure activities.
Lithium means all naturally occurring lithium mineral obtained or obtainable by Joint Venture Operations carried out on or under the surface of the land the subject of the Tenements.
LOM Business Plan means the business plan for the remaining Life of Mine approved by the Management Committee in the previous Financial Year in accordance with clause 7, as amended or updated from time to time in accordance with clause 7 (which incorporates the Approved Budget) or in respect of Joint Venture Operations relating to the period from the Effective Date until 30 June 2020, the Initial Mine Plan and Budget.
Loss means any cost, damages, debt, expense, liability or loss.
Management Committee means the committee established pursuant to clause 6 which will be referred to by the parties as the Joint Venture Board.
Manager means WLOPL as appointed under clause 4.1 or any successor or permitted assignee as may be appointed from time to time as manager of the Joint Venture in accordance with this agreement.
Mine means the mine site known as the Wodgina Lithium mine site, located in the Pilbara region of Western Australia, situated on the Tenements and including all associated infrastructure.
Mine Closure means all or any action or conduct by the Manager for the purpose of suspending or abandoning all, or a severable part of, the Joint Venture Operations or Joint Venture Assets under this agreement whether by way of demolition, removal, destruction, conversion, placement on permanent care and maintenance or other basis, or any similar action or conduct, and all other action or conduct as the Manager considers necessary to comply with the Mine Closure Obligations.
Mine Closure Obligations means the obligations of the holder(s) of the Tenements in relation to Mine Closure during or pertaining to the term of this agreement and which relate to the land the subject of the Tenements under:

(a)	the Mining Act (including the terms and conditions of the Tenements);

(b)	authorisations, approvals or licences granted by any Government Agency; and

(c)	all other applicable statutory and contractual obligations relating to Mine Closure and the requirements of good mining industry practice on and following Mine Closure.
Mine Development means the location, opening and development of mines and all activities necessary, expedient, conducive or incidental thereto including without limitation pre-stripping and the removal and disposal of over-burden and waste.
Mineral Rights Agreement means the MRA (Exploration Licences) and the MRA (Mining Leases).

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Minerals means all naturally occurring substances on or under the surface of the land.
Mining Act means the Mining Act 1978 (WA) or any amendment or statutory replacement of that Act and includes regulations and orders made under that Act.
Mining Information means all technical information including (without limitation) geological, geochemical and geophysical maps and reports, surveys, mosaics, aerial photographs, electromagnetic tapes, electromagnetic or optical disks, sketches, drawings, memoranda, samples, drill core, drill logs, drill pulp, logs of drill cores, assay results, maps and plans relating to the Tenements or to Joint Venture Operations, whether in physical, written or electronic form.
Mining Operations means commercial mining operations and all activities necessary, expedient, conducive or incidental thereto including without limitation:

(a)	Mine Development; and

(b)	the weighing, sampling, assaying, mining, extraction, crushing, refining, treatment, transportation, handling, storage, loading and delivery of Minerals.
Mining Tenements means the mining tenements specified in Part 1 of Schedule 2.
Month means a calendar month or such other period as is agreed by the Participants to comprise a Month.
MRA (Exploration Licences) means the Sale of Mining Property and Grant of Minerals Rights Agreement (for Exploration Licences) between Atlas and Talison Wodgina Pty Ltd dated 7 May 2008 as amended.
MRA (Mining Leases) means the Sale of Mining Property and Grant of Mineral Rights Agreement (for Mining Leases) between Atlas and Talison Wodgina Pty Ltd dated 1 July 2008 as amended.
MRL means Mineral Resources Limited (ACN 118 549 910).
MRL Kemerton ASA means the document entitled ‘MRL Kemerton Asset Sale Agreement' between the Participants, MRL, Albemarle and Albemarle Lithium dated 1 August 2019
Native Title Act means the Native Title Act 1993 (Cth).
Native Title Claims means any claim, application or proceeding in respect of either:

(a)	Native Title Rights which is accepted by the Native Title Tribunal or the Registrar thereof pursuant to the Native Title Act; or

(b)	Native Title Interests.
Native Title Interests includes those rights, interests and statutory protections of and relating to aboriginal persons as set out in the Aboriginal Heritage Act 1972 (WA), Aboriginal Affairs Planning Authority Act 1972 (WA) or the Aboriginal and Torres Strait Islander Heritage Protection Act 1984 (Cth).
Native Title Rights includes:

(a)	“native title” or “native title rights and interests” as defined in section 223(1) of the Native Title Act; and

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(b)	Native Title Interests.
Non-Defaulting Participants has the meaning given to that term in clause 13.2(a).
Non-Disclosing Participant has the meaning given to that term in clause 2.17(f).
Non-Paying Participant has the meaning given to that term in clause 2.17(c).
Notice of Consent has the meaning given to that term in clause 2.4(e).
Notice of Objection has the meaning given to that term in clause 2.4(d).
Notice of Proposed Activity has the meaning given to that term in clause 2.4(b).
Observer has the meaning given to that term in clause 6.11.
Offered Interest has the meaning given to that term in clause 12.12(b).
Operating Costs means all costs, expenses, losses and charges incurred by the Manager for the account of the Participants severally, in accordance with this agreement, in carrying out the Joint Venture Operations (other than Capital Costs).
Option Exercise Period has the meaning given to that term in clause 13.7(c).
Ordinary Resolution means a decision or determination of the Management Committee which satisfies the voting thresholds in clause 6.9.
Ore means ore derived from the Wodgina Resource.
Participants means WLPL and AWPL and their respective successors and permitted assigns and (where applicable) legal personal representatives of any person which at any time hereafter becomes a Participant and each of those persons constitutes a Participant for the purposes of this agreement.
PCAOB means the Public Company Accounting Oversight Board of the US.
Permitted Security Interest means:

(a)	any lien arising by operation of law:

(i)	for the unpaid balance of purchase moneys under an instalment contract entered into in the ordinary course of business; or

(ii)	in the ordinary course of day to day trading and securing obligations not more than 30 days old;

(b)
any bankers’ lien or right of set-off or combination arising by operation of law or practice over property or moneys deposited with a banker in the ordinary course of ordinary business of the depositor;

(c)	any Security Interest arising under an operating lease or finance lease entered into in the ordinary course of business and not arising as a result of any default or omission by any Participant;

(d)	any retention of title arrangement in connection with the acquisition of goods on arm's length terms in the ordinary course of ordinary business on the suppliers' usual terms of sale;

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(e)	any Security Interest created by statute in favour of Government Agency securing the payment of taxes, except as created because of any failure to duly pay any taxes; and

(f)	a deemed Security Interest under section 12(3) of the PPS Act that does not secure payment or performance of an obligation.
Personnel means in relation to a party, that party’s directors, officers, employees, agents, consultants, contractors and subcontractors.
Petroleum Pipelines Act means the Petroleum Pipelines Act 1969 (WA);
Pipeline Licences means petroleum pipeline licences PL 55, PL 56 and PL 116 granted under the Petroleum Pipelines Act, and any renewals, conversions, extensions, amalgamations or amendments of, and substitutions for these petroleum pipeline licences.
Plant Services Agreement means an agreement for the provision of services for the operation and maintenance of the Refinery Plant between the Manager and Albemarle Lithium.
PPS Act means the Personal Property Securities Act 2009 (Cth).
Processing Plant means the spodumene concentration facility located on the Tenement Area.
Product means Minerals in the form in which it is to be made available to each Participant at the Delivery Point either:

(a)	recovered from the Tenements;

(b)	received in exchange for quantities recovered from the Tenements as described in clause 2.8(d); or

(c)	from such other sources as may be agreed by the Participants from time to time, initially in accordance with the Initial Mine Plan and Budget and the Refinery Plant Business Plan.
Project Facilities means the plant, equipment, machinery, facilities and other infrastructure used for the purposes of conducting the Joint Venture Operations, including those described in the Asset Sale and Share Subscription Agreement or the MRL Kemerton ASA.
Proposed Activity has the meaning given to that term in clause 2.4(b).
Proposed Budget means a work programme and budget for a given Financial Year, or other relevant period, in relation to the conduct of Joint Venture Operations, proposed in accordance with the corresponding Business Plan.
Proposed Buyer has the meaning given to that term in clause 12.5(a)(i).
Proposed Sale Notice has the meaning given to that term in clause 12.5(a).
Quarter means a period of three Months commencing on the first day of January, April, July and October, as the case may be.

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Rectifying Participant has the meaning given to that term in clause 2.17(c).
Refinery Operations means the operation of the Refinery Plant (including the construction of any expansion).
Refinery Plant means a plant capable of converting spodumene concentrate into lithium hydroxide monohydrate, consisting of two modules each designed to be capable of producing approximately 25ktpa of lithium hydroxide monohydrate, and designed to have a total production capacity of at least 50ktpa of lithium hydroxide monohydrate as may be expanded, including by the construction of one or more separate plants at other locations on the Joint Venture Area.
Refinery Plant Business Plan means the business plan adopted for the operation and maintenance of the Refinery Plant approved by the Management Committee in the previous Financial Year in accordance with clause 7, as amended or updated from time to time in accordance with clause 7 (which incorporates the Approved Budget).
Rehabilitation means all undertakings, works and efforts for the rehabilitation, reclamation, revegetation, decontamination and cleaning up of the Tenements and, subject to terms of the Kemerton Sublease, the land that is the subject of the Kemerton Sublease.
Rehabilitation Levy means the mining rehabilitation levy under the Mining Rehabilitation Fund Act 2012 (WA).
Rehabilitation Obligations means the obligations of the holder(s) of the Tenements in relation to Rehabilitation required to be undertaken during or pertaining to the term of this agreement (regardless of when the activity giving rise to that Rehabilitation obligation arose) and which relate to the land the subject of the Tenements under:

(a)	the Mining Act (including the terms and conditions of the Tenements); and

(b)	authorisations, approvals or licences granted by any Government Agency; and
all other applicable statutory and contractual obligations relating to the Rehabilitation of the Tenements and any such obligations (if any) of the Participants under or in respect of the Kemerton Sublease in relation to the land that is the subject of the Kemerton Sublease.
Related Party Contracts has the meaning given to that term in clause 5.8(a)(i).
Remediation Plan has the meaning given to that term in clause 4.3(b)(iii).
Representative means a person for the time being appointed by a Participant as its representative on the Management Committee and includes any alternate of that person appointed under clause 6.2(b), which person will be referred to by the parties as the Joint Venture Board Member.
Resources and Reserves means Mineral Resources, Ore Reserves and Mineral Reserves, as those terms are defined in the JORC Code, located on the Tenements.
Retained Mineral Rights means the Iron Ore Rights retained by WLPL.
Royalty Liability has the meaning given to that term in clause 2.17(a).
Sale Interest has the meaning given to that term in clause 12.5(a)(ii).

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Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security agreement or arrangement securing obligations or liabilities, whether absolute or contingent and includes a security interest under the PPS Act.
Selling Participant has the meaning given to that term in clause 12.4.
Service Contract List has the meaning given to that term in clause 5.14(a).
Service Participant has the meaning given to that term in clause 5.14(d).
Shareholders’ Deed means the Shareholders' Deed between WLPL and AWPL dated on or around the date of this agreement.
Special Resolution means a decision or determination of the Management Committee which satisfies the voting thresholds set out in clause 6.10.
Subsidiary means a body corporate (first body) in which another body corporate holds the entire issued share capital or the first body is a subsidiary of a subsidiary of the other body corporate.
Tantalum means tantalum pentoxide (Ta2O5) and tantalum pentoxide bearing ore.
Tantalum Assets means the assets known as the ‘tantalum circuit’ forming part of the Processing Plant and owned by GAMG.
Tantalum Rights means the rights to Tantalum retained by GAMG in relation to the Tenements pursuant to the GAMG Mineral Rights Agreement
Tenement Applications means the mining tenements specified in Part 3 of Schedule 2.
Tenement Area means the area of all of the Tenements.
Tenements means:

(a)	the Mining Tenements;

(b)	the Assigned Tenements;

(c)	the Tenement Applications;

(d)	all other permits, licences and leases under the Mining Act (if any) granted to, or applied for by or on behalf of, the Participants for the purposes of the Joint Venture from time to time; and

(e)	all renewals, conversions, extensions, amalgamations or amendments of, and substitutions for, the tenements and applications mentioned in paragraphs (a) to (d).
Third Party means a person not a party, or an Affiliate of a party, to this agreement.
Third Party Agreement means each of the contracts for the provisions of goods or services relating to the Joint Venture, including those described in the Asset Sale and Share Subscription Agreement or the MRL Kemerton ASA.
Transfer Approvals means necessary Government Agency consents, approvals or clearances and any consents or approvals required under competition laws and the

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foreign investment laws of Australia or any relevant foreign jurisdiction that are required to affect a transfer of a Participant's Joint Venture Interest as described in clauses 12.5(j), 12.6(a), 12.12(f)(ii) and 13.7.
Transferee has the meaning given to that term in clause 12.2.
Transferor has the meaning given to that term in clause 12.2.
Transitional Services Agreement means the 'Transitional Services Agreement – MARBL Lithium Project' between the Manager, Albemarle Lithium and MRL dated on or around the date of this agreement.
Ultimate Holding Company has the meaning given to that term in section 9 of the Corporations Act.
US means the United States of America.
Valuer means a suitably qualified and experienced person, having at least 10 years' experience in valuing mining assets, to determine the value of:

(a)	the Offered Interest; or

(b)	the Joint Venture Interest of the Defaulting Participant,
as applicable.
Wilful Misconduct means an intentional and conscious disregard of any provision of this agreement, but does not include any error of judgement or mistake made by the person alleged to be culpable or by any director, employee, agent or contractor of that person in the exercise, in good faith, of any function, power, authority or discretion conferred on that person under this agreement or under any law.
WLPL Assets means the New Crusher and the Old Crusher (each as defined in the Asset Sale and Share Subscription Agreement).
WLPL Ownership Period means the period from 9 September 2016 to the Effective Date.
WLPL Services has the meaning given to that term in clause 5.13(b)(i).
Wodgina Resource means the lithium resource identified within the area of the Tenements and the subject of MRL’s ASX announcements dated 21 March 2017 and 28 April 2017.

2	Interpretation
In this agreement headings are for convenience only and do not affect the interpretation of this agreement and the following rules of interpretation apply unless the contrary intention appears:

(a)	the singular includes the plural and vice versa;

(b)	words that are gender neutral or gender specific include each gender;

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(c)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(d)	the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(e)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, Government Agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this agreement;

(vi)	this agreement includes all schedules and attachments to it;

(vii)
a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity and is a reference to that law as amended, consolidated or replaced;

(viii)	an agreement other than this agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)	a monetary amount is in Australian dollars;

(f)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(g)	in determining the time of day, where relevant to this agreement, the relevant time of day is:

(i)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)	for any other purpose under this agreement, the time of day in the place where the party required to perform an obligation is located;

(h)
A reference to AWPL and WLPL, includes in each case each of their respective successors and permitted assigns and (where applicable) legal personal representatives which at any time hereafter becomes a Participant; and

(i)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it.

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Schedule 2	Tenements

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Schedule 3	Deed of Cross Security

EXECUTION VERSION
Deed of cross -security Wodgina Lithium Joint Venture ⎯ Wodgina Lithium Pty Ltd Albemarle Wodgina Pty Ltd MARBL Lithium Operations Pty Ltd ⎯

Deed of cross-security
Wodgina Lithium Joint Venture

Details	4

Agreed terms	5

1.	Defined terms & interpretation 5

1.1	Defined terms 5

1.2	Interpretation 7

1.3	Supremacy of interpretation 8

2.	Security 8

2.1	Participant must pay the Indebtedness 8

2.2	Grant of Security 8

2.3	Variations and Replacements 8

2.4	Mining Act registration 9

2.5	Other registration of Security Interest 9

3.	Nature of Security 9

3.1	Priority 9

3.2	Dealing with Collateral 9

3.3	Revolving Assets 10

3.4	Conversion to Revolving Assets 10

3.5	Inventory 10

3.6	Continuing security 10

3.7	Preference 10

4.	Enforcement 11

4.1	Enforcement by Non-Defaulter 11

4.2	Enforcement by Manager 11

4.3	Enforcement Administrator 11

4.4	Powers 12

4.5	Proceeds of sales contracts 12

4.6	Sale of Collateral 12

4.7	Expert determination 13

4.8	Enforcement Administrator appointed after commencement of winding up 13

4.9	Withdrawal 14

5.	Application of moneys received 14

5.1	Sale Proceeds 14

5.2	Prescribed Order 14

5.3	Moneys actually received 14

5.4	Conversion of currencies on application of moneys 15

6.	Shares and other interests 15

6.1	Non-Defaulting Participant to retain all rights and dividends 15

6.2	Cessation of Defaulter rights 15

7.	Protection of third parties 15

7.1	Dealings with Enforcer or Enforcement Administrator 15

7.2	Validity of receipt of Enforcer or Enforcement Administrator 15

8.	Assignment 16

8.1	Assignment only as permitted by Joint Venture Agreement 16

8.2	Release and replacement of Security on assignment 16

8.3	Chargee’s Priority Deed 16

8.4	Rights of third parties on assignment 16

9.	Liability for loss and indemnity 16

9.1	Persons not liable to account 16

9.2	Persons not liable for entry into possession 16

9.3	Indemnity 17

10.	Warranties and further assurance 17

10.1	Warranties 17

10.2	Further assurance 17

10.3	Power of Attorney 17

11.	Application of PPSA to this deed 17

11.1	Exclusion of PPSA provisions 17

11.2	Exercise of Powers by Enforcers and Enforcement Administrators 18

11.3	No notice required unless mandatory 18

11.4	Confidentiality 18

11.5	Registration 18

12.	Goods and services tax 18

13.	Moratorium legislation 18

14.	Notices 19

14.1	Form of Notice 19

14.2	When Notices are taken to have been given and received 19

15.	Ancillary provisions 19

15.1	Entire agreement 19

15.2	Severability 19

15.3	Successors and permitted assigns 19

15.4	Exercise of rights 19

15.5	Waiver 20

15.6	Confidentiality 20

15.7	Remedies cumulative 20

15.8	Amendment 20

15.9	Counterparts 20

15.10	Applicable law 20

15.11	Costs 20

Signing page	21

Details

Date
Parties

Name	Wodgina Lithium Pty Ltd
ACN	611 488 932
Short form name	WLPL
Notice details	1 Sleat Road, Applecross WA 6153 Email: cosec@mineralresources.com.au
Attention: Company Secretary

Name	Albemarle Wodgina Pty Ltd
ACN	630 509 303
Short form name	AWPL
Notice details	4250 Congress Street, Suite 900, Charlotte NC 28209 Email: legal_notices@albemarle.com
Attention: General Counsel

Name	MARBL Lithium Operations Pty Ltd
ABN	52 637 077 608
Short form name	Manager
Notice details	4250 Congress Street, Suite 900, Charlotte, NC 28209 Email: legal_notices@marbllithium.com Copy: legal_notices@albemarle.com
Attention: Company Secretary Copy: General Counsel, Albemarle Corporation

Background

A	The parties to this deed are also parties to the Joint Venture Agreement.

B	The Manager is the Manager of the Joint Venture established by the Joint Venture Agreement.

C	The parties have agreed to enter into this deed to secure performance of each Participant’s obligations to each other Participant and the Manager under the Joint Venture Agreement.

Agreed terms
The parties agree:
In consideration of, among other things, the mutual promises contained in this deed:

1.	Defined terms & interpretation

1.1	Defined terms
In this deed, unless set out below or the context otherwise requires, the definition of each defined expression in this deed (including the Background) is the same as is defined in the Joint Venture Agreement, and in addition:
Collateral means, in relation to a Grantor, all of its present and after acquired interest at any time in:

(a)	its Joint Venture Interest, including its Percentage Share of the Tenements and all other Joint Venture Assets;

(b)	its Percentage Share of Products produced by the Joint Venture;

(c)
its right and interest in all Specified Documents, including all its rights and interest in all contracts for the sale of its Percentage Share of Products produced by the Joint Venture and any proceeds of sale of those Products;

(d)	its Percentage Share of all present and future proceeds of insurance taken out under the Joint Venture Agreement;

(e)
its Percentage Share of moneys held by the Manager for and on behalf of the Joint Venture and all claims and entitlements for money or other property to be paid or transferred to the Joint Venture; and

(f)	all proceeds derived or arising from any of the above.
Control Event means:

(a)	in respect of any Collateral of a Participant that is, or would have been, a Revolving Asset:

(i)	the Participant deals, or attempts to deal with the Collateral or takes any step in breach of this deed or takes any step which would result in it doing so; or

(ii)
a person takes a step (including signing a notice or direction) which may result in taxes, or an amount owing to a Government Agency, ranking ahead of the security interest in the Collateral under this deed; or

(iii)
a receiver, receiver and manager or controller is appointed to the Collateral, or something having substantially similar effect happens in relation to the Collateral or Share Collateral under any Law; or

(b)	in respect of all Collateral of a Participant that is or would have been Revolving Assets:

(i)	the Participant becomes a Defaulting Participant; or

(ii)
a voluntary administrator, liquidator or provisional liquidator is appointed in respect of the Participant or the winding up of the Participant begins, or something having a substantially similar effect happens under any Law.

Default means the failure by a Participant to pay, when due, any Indebtedness secured under this deed.
Defaulter means a Participant which is in Default under this deed.
Enforcement Administrator means, in relation to an Enforcer, the Enforcer, any receiver, receiver and manager, administrator or attorney appointed under this deed or any agent of the

Enforcer which has entered into possession of the whole or part of the Collateral or Share Collateral.
Enforcement Expenses means all costs, charges and expenses of the Enforcer and the Enforcement Administrator (including its remuneration) incurred in or incidental to the exercise or performance of any Power under this deed.
Enforcer means a party to this deed which has commenced enforcement proceedings under this deed.
Expert means a person suitably qualified and capable of making an expert determination under this deed for the purposes of the Resolution Institute Expert Determination Rules.
Financing Statement means a financing statement registrable under the PPSA in a form agreed between the Participants.
Grantor means each person who is a party to this deed to the extent it is granting a Security Interest under this deed.
Indebtedness means, in relation to a Grantor, all Called Sums and other moneys due but unpaid which the Grantor is at any time liable to pay to or for the account of the Manager or any other Participant, whether alone or with any other person, under this deed or the Joint Venture Agreement.
Joint Venture Agreement means the Wodgina joint venture agreement dated on or about the date of this deed between the parties to this deed.
Law means Commonwealth and State legislation including regulations, by laws, and other subordinate legislation, the requirements and guidelines of any Government Agency, including the ASX Listing Rules, with which a party is legally required to comply, and common law and equity.
Marketable Security means:

(a)	a 'marketable security' (as defined in the Corporations Act);

(b)	a negotiable instrument (within the ordinary meaning of that term);

(c)	a unit or other interest in a trust or partnership; and
a right or an option in respect of any of the above, whether issued or unissued.
Minimum Plant Value means A$1,000,000.
Non-Defaulter means a party to this deed other than a Defaulter.
Particulars mean the particulars of a party given on page 1 of this deed, as amended by notice given in accordance with this deed.
Percentage Share means the percentage Joint Venture Interest which a Participant has in the Joint Venture in accordance with the Joint Venture Agreement.
Power means any power, right, authority, discretion or remedy conferred on the Manager, any Participant or an Enforcement Administrator by this deed or by Law in relation to this deed.
PPSA means the Personal Property Securities Act 2009 (Cth) and any regulations made pursuant to it.
Prescribed Order means the order prescribed under this deed for the application of all moneys received by an Enforcer or an Enforcement Administrator under or by virtue of this deed, subject to any Law and notwithstanding agreement to the contrary.
Proceeds means, in relation to any Collateral or any Share Collateral, all proceeds realised as a result of a Secured Party or its Enforcement Administrator taking possession of, or exercising any of its Powers in relation to, the relevant Collateral or Share Collateral.
Relevant Marketable Securities means the Marketable Securities held by a Grantor in the Manager.

Relevant Securities means all present and future Relevant Marketable Securities, Rights and Share Proceeds and any certificate, registration, title or other evidence of ownership of, or rights to, any of those things.
Revolving Asset means any Collateral:

(a)	which is, or is an interest in, anything other than:

(i)	the Tenements;

(ii)	freehold or leasehold land included in Joint Venture Assets; or

(iii)	fixtures, plant or equipment included in Joint Venture Assets having an individual market value of more than the Minimum Plant Value; and

(b)	in relation to which no Control Event has occurred, unless (despite that Control Event) the Collateral has become a Revolving Asset in accordance with this deed.
Rights means:

(a)
rights to acquire Marketable Securities arising because a Grantor has an interest in the Relevant Marketable Securities, including due to any allotment, offer, substitution, conversion, consolidation, reclassification, redemption, reconstruction, amalgamation, subdivision, reduction of capital, liquidation or scheme of arrangement in relation to any Relevant Marketable Securities; and

(b)	any other rights of a Grantor of any kind in connection with the Relevant Marketable Securities, including in relation to any Share Proceeds.
Secured Party means a party to this deed to the extent it is receiving the benefit of a Security Interest under this deed.
Security means the Security Interests constituted or created by this deed.
Security Interest means:

(a)	any 'security interest' as defined in the PPSA; and

(b)
any other security for the payment of money or performance of obligations including any security or preferential interest or arrangement of any kind, or any other right of or arrangement with any creditor to have its claims satisfied prior to other creditors with, or from the Proceeds of, any asset including, without limitation, retention of title other than in the ordinary course of business and any deposit of money by way of security.

Share Collateral means, in relation to a Grantor, all of the Grantor's present and future Relevant Marketable Securities, Rights and Share Proceeds and any certificate, registration, title or other evidence of ownership of, or rights to, any of those things.
Share Proceeds means, in relation to any Share Collateral, all money (in whatever currency) and amounts payable to a Grantor or to which a Grantor is entitled now or in the future (whether alone or with any other person) on any account or in any way whatsoever under, or as holder of, any Relevant Marketable Securities or Rights, including:

(a)	distributions, dividends, bonuses, profits, return of capital, interest and all proceeds of sale (within the ordinary meaning of those words), redemption or disposal; and

(b)	all 'proceeds' (as defined in section 31 of the PPSA), including all proceeds identified in sections 31(1)(a) to 31(1)(c) of the PPSA.
Specified Document means an agreement or other document made by the Participants for the purposes of the Joint Venture, or made by a Participant or its Affilaites for the purposes of selling or otherwise disposing, and facilitating the sale, of its Percentage Share of Products produced by the Joint Venture , whether made before or after the date of this deed, and includes.

1.2	Interpretation

In this deed, unless the context otherwise requires:

(a)	the singular includes the plural and vice-versa;

(b)	headings do not affect the interpretation of this deed;

(c)	a reference to a party means a party to this deed as listed on page 1 of this deed and includes that party's executors, administrators, substitutes, successors and permitted assigns;

(d)	references to a part, clause, schedule, exhibit and annexure refers to a part, clause, schedule, exhibit or annexure of, in or to this deed;

(e)	a reference to this deed includes all schedules, exhibits and annexures to this deed;

(f)	a reference to an agreement, deed, instrument or other document includes the same as amended, novated, supplemented, varied or replaced from time to time;

(g)	a reference to a court is to an Australian court;

(h)
a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinated legislation issued under, that legislation or legislative provision;

(i)	a reference to a day, month or year is relevantly to a calendar day, calendar month or calendar year;

(j)	a reference to $, AUD or dollars is to the lawful currency of the Commonwealth of Australia;

(k)
a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise; and

(l)	no rule of construction is to apply to the disadvantage of a party on the basis that that party drafted the whole or any part of this deed.

1.3	Supremacy of interpretation
If there is any conflict between a provision of this deed and a provision of any Specified Document (other than the Joint Venture Agreement), this deed shall prevail.

2.	Security

2.1	Participant must pay the Indebtedness
Each Participant agrees to pay its Indebtedness in accordance with the terms of any agreement in writing to do so.

2.2	Grant of Security

(a)	Each Participant grants a Security Interest:

(i)	in the Collateral to each other Participant, and to the Manager to secure payment of its Indebtedness to that other Participant and to the Manager respectively; and

(ii)	in the Share Collateral to each other Participant to secure payment of its Indebtedness to that other Participant;
subject to the terms of this deed and the Joint Venture Agreement. This security interest is a charge. If for any reason it is necessary to determine the nature of this charge, it is a floating charge over Revolving Assets and a fixed charge over all other Collateral and the Share Collateral.

(b)
To the extent that any law requires that something must be done (such as obtaining consent) before a Participant may validly grant a Security Interest over any of its Collateral or Share Collateral, the Security Interests granted under this clause only take effect in relation to that Collateral or Share Collateral when the thing required is done. That Participant agrees to do everything necessary to ensure that the thing is done.

2.3	Variations and Replacements

(a)	For the purposes of this deed only, each Participant acknowledges that the Joint Venture Agreement may be varied or replaced from time to time in accordance with its terms.

(b)	Each Participant confirms that the Indebtedness includes relevant amounts under the Joint Venture Agreement or this deed as varied or replaced and that this applies regardless of:

(i)	how the Joint Venture Agreement or this deed is varied or replaced; or

(ii)	the reasons for the variation or replacement; and

(iii)	whether the Indebtedness decreases or increases or the Joint Venture Agreement or this deed is otherwise more onerous as a result of the variation or replacement.

2.4	Mining Act registration

(a)	Each Participant must use its best endeavours to cause this deed to be registered or recorded under the Mining Act.

(b)
If this deed is not able to be registered or recorded under the Mining Act, each Participant must execute a mortgage in registrable form on the same terms as this deed and register or record it under the Mining Act against the Tenements.

(c)
If this deed or a mortgage is not able to be registered or recorded under the Mining Act, a Participant may lodge a caveat under the Mining Act to protect its interest under this deed, and each other party will provide its consent to that caveat if required by the relevant law in order to make the caveat non-lapsing.

2.5	Other registration of Security Interest
Each Participant must:

(a)
if required by the Manager and all Participants, prepare and execute such land or water rights mortgages as may be registrable on the same terms as this deed against land or water rights forming part of the Joint Venture Assets, and cause such land or water rights mortgages to be registered or recorded under the applicable registration legislation;

(b)
(as Grantor) co-operate with each other Participant and the Manager (each as Secured Party) to assist the Secured Party to register Financing Statements under the PPSA in respect of the security interests granted by the Grantor under this deed. Unless otherwise agreed by all Participants no Participant is required to assist a Secured Party to perfect its security interests under the PPSA by any means other than registration of a Financing Statement; and

(c)	execute and deliver to each other Participant transfer forms in relation to any of the Share Collateral, undated and blank as to transferee and consideration.

3.	Nature of Security

3.1	Priority

(a)
Subject to sub-clause (b), each Participant warrants to and covenants with each other Participant and the Manager that the Security granted by it is and will remain a first-ranking Security Interest with respect to all its Collateral and Share Collateral, ranking ahead of all other Security Interests.

(b)	The warranty and covenant in sub-clause (a) do not apply to any Security Interest that is a Permitted Security Interest.

(c)
Subject to clause 5.2, the Security in favour of each Secured Party ranks equally as between Secured Parties irrespective of the date of any registration, the date on which respective amounts of Indebtedness became due, or the date on which each Participant became a party to this deed.

3.2	Dealing with Collateral

(a)
Each Participant warrants to each other Participant and the Manager that as at the date of this deed no Security Interest exists affecting its Collateral or Share Collateral other than any Permitted Security Interest.

(b)
Each Participant covenants with each other Participant and the Manager that it will not do, or agree to do, any of the following unless it is permitted to do so by this deed or by the Joint Venture Agreement:

(i)	create or allow another interest in any Collateral or Share Collateral; or

(ii)	dispose, or part with possession, of any Collateral or Share Collateral.

(c)	A Participant may, unless it is prohibited from doing so by the Joint Venture Agreement, create or allow to exist any Permitted Security Interest.

(d)	A Participant may create or allow another interest in, or dispose or part with possession of, any of the following, unless it is prohibited from doing so by the Joint Venture Agreement:

(i)	any Products, contracts for the sale of Products, or Proceeds of the sale of Products, in each case while they are Revolving Assets, in the ordinary course of its ordinary business; or

(ii)	any other Revolving Assets, in the ordinary course of business pursuant to the Joint Venture Agreement.

3.3	Revolving Assets
If a Control Event occurs in respect of any Collateral of a Grantor then automatically:

(a)	that Collateral is not (and immediately ceases to be) a Revolving Asset;

(b)	any floating charge over that Collateral immediately operates as a fixed charge; and

(c)	the Grantor may no longer deal with the Collateral in the ordinary course of business as permitted by this deed.

3.4	Conversion to Revolving Assets
If any Collateral of a Grantor (other than any Collateral of a type referred to in paragraph (a) of the definition of Revolving Asset) is not, or ceases to be, a Revolving Asset:

(a)
if the Grantor was, but ceases to be, a Defaulting Participant, and no other Control Event has occurred in relation to the Collateral, then upon the Grantor ceasing to be a Defaulting Participant the Collateral will automatically become a Revolving Asset and subject to a floating charge; and

(b)
in any case, the Secured Parties (acting together), or an Enforcer, or an Enforcement Administrator, may give the Grantor a notice stating that, from a date specified in the notice, the Collateral specified in the notice is a Revolving Asset, or becomes subject to a floating charge.

This may occur any number of times.

3.5	Inventory
Any Collateral of a Grantor that is inventory which is not, or ceases to be, a Revolving Asset is specifically appropriated to a security interest under this deed. The Grantor may not remove it without obtaining the specific and express authority of the Secured Parties (acting together), an Enforcer or an Enforcement Administrator.

3.6	Continuing security
This Security is a continuing security notwithstanding any settlement of account, intervening payment or any other matter or thing whatsoever and remains in full force until a final discharge has been executed by all Participants.

3.7	Preference
If a claim that any payment, transaction, conveyance or transfer during the currency of the Security affecting or relating in any way to the Indebtedness is void or voidable under any law relating to bankruptcy or winding up or the protection of creditors is upheld, conceded or comprised (Preference):

(a)
the Non-Defaulters will forthwith become entitled against the Defaulter to all rights in respect of the Indebtedness and the Collateral and the Share Collateral as they would have had if the Preference had not been made;

(b)	the Manager will forthwith become entitled against the Defaulter to all rights in respect of the Indebtedness and the Collateral as they would have had if the Preference had not been made; and

(c)
the Defaulter must forthwith take all such steps and sign all such documents as may be necessary or convenient to restore to each Non-Defaulter and the Manager any Security Interest held by it immediately prior to such Preference.

4.	Enforcement

4.1	Enforcement by Non-Defaulter
Without limiting the remedies available to any Participant under any Specified Document or otherwise, if a Participant goes into and continues to be in Default for a period of 14 days, each Non-Defaulter may:

(a)
exercise each and every Power provided in this deed to enforce the Security granted by the Defaulter and use and apply any moneys realised from the exercise of any such power or remedy as provided in this deed; or

(b)	subject to this deed, request and authorise the Manager in writing to enforce the Non-Defaulter's rights under this deed on behalf of the Non-Defaulter.

4.2	Enforcement by Manager

(a)	Without prejudice to its ability to take action itself to enforce the Security, each of the Participants irrevocably appoints the Manager as its attorney to take action to enforce the Security.

(b)	If, on close of business on the day after a Participant becomes a Defaulter and it continues to be a Defaulter for a period of 14 days, the Manager:

(i)
unless an Affiliate of the Manager is a Defaulter, may take action in its own name to enforce the Security and exercise all or any of the Powers in respect of all Indebtedness owing by such Defaulter; and

(ii)	must take such action if requested to do so by any Non-Defaulter subject to the rights of the other Participants under this deed.

(c)	The Manager must not take any action in respect of any Indebtedness (other than Indebtedness owing to the Manager) if directed in writing to refrain from taking such action by all the Non-Defaulters.

(d)
If the Manager has not acted within 7 days after a request from a Non-Defaulter to enforce this Security against a Defaulter, any Non-Defaulting Participant, so long as it is a Non-Defaulting Participant, may enforce the rights of the Manager under this deed, without the necessity for the concurrence of the other Participants, which enforcement the Manager irrevocably authorises.

4.3	Enforcement Administrator

(a)	The Enforcer may at any time after its entitlement to enforce arises:

(i)	appoint any person or two or more persons jointly and/or severally to be an Enforcement Administrator of all or any of the Collateral and the Share Collateral, if applicable, of the Defaulter;

(ii)	remove any Enforcement Administrator and in the case of the removal, retirement or death of any Enforcement Administrator may appoint another in his place; and

(iii)	fix the remuneration of any Enforcement Administrator.

(b)	An Enforcement Administrator appointed under this clause is deemed to be the agent of the Defaulter which is solely responsible for his or her acts and defaults and for his or her remuneration.

(c)	Except as otherwise provided in this deed, neither the Non-Defaulting Participant nor the Manager is under any liability to the Enforcement Administrator for Enforcement Expenses or otherwise.

4.4	Powers

(a)
Subject always to the Joint Venture Agreement, and to any restriction in the terms of their appointment, and in addition to any powers granted by Law, every Enforcer or Enforcement Administrator has power without the need for any consent on the part of a Defaulter to do anything in respect of the relevant Collateral and Share Collateral, if applicable, which that Defaulter could do, including (without limitation, unless the terms of appointment restrict an Enforcement Administrator's powers):

(i)	improve the Collateral and the Share Collateral, if applicable;

(ii)	sell, transfer or otherwise dispose of the Collateral or Share Collateral, if applicable, or any interest in it;

(iii)	lease or licence the Collateral or any interest in it, or deal with any existing lease or licence (including allowing a surrender or variation);

(iv)	take or give up possession of the Collateral as often as it chooses;

(v)	sever, remove and sell fixtures attached to the Collateral;

(vi)	do anything else the Law allows as owner or an Enforcement Administrator of the Collateral or Share Collateral, if applicable to do.
Each of the above paragraphs must be construed independently. No one paragraph limits the generality of any other paragraph.

(b)	All provisions of any Law are deemed to be negatived or varied in so far as they are inconsistent with the terms and provisions expressed in this deed.

(c)	Any dealing under any such power may be on such terms and conditions as the Enforcer or Enforcement Administrator thinks fit.

4.5	Proceeds of sales contracts

(a)
A Defaulter must supply its Percentage Share of Products in performance of the Defaulter's obligations under bona fide sales contracts entered into prior to this Security becoming enforceable or under bona fide sales contracts entered into by the Enforcer as agent of the Defaulter, with such persons and on such terms and conditions as the Enforcer determines, provided that such terms are at arm's length.

(b)
An Enforcer which becomes entitled to enforce its rights under this deed may at any time, in addition to any other remedies available to it under this deed or at law as agent of the Defaulter, instruct the Manager to make further deliveries of the Defaulter's Percentage Share of Products to purchasers on behalf of the Defaulter until the Indebtedness relating to the Defaulter has been paid in full.

4.6	Sale of Collateral

(a)	The Enforcer or Enforcement Administrator may sell or concur in selling any of the Collateral or Share Collateral, if applicable, in accordance with the following provisions of this clause.

(b)	The Enforcer or Enforcement Administrator may sell or concur in selling any of the Collateral or Share Collateral, if applicable, such sale to be made:

(i)	either by public auction or private treaty or by tender for cash or on credit;

(ii)	in one lot or in parcels;

(iii)	either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise;

(iv)	with power to allow the whole or any part of the purchase money to be deferred (whether with or without security);

(v)	whether or not in conjunction with the sale of any property by any person; and

(vi)	upon such other terms and conditions as the Enforcer or Enforcement Administrator may consider expedient.

(c)
The Enforcer or Enforcement Administrator must give to each Non-Defaulting Participant not less than 90 days' written notice of the Enforcer's or Enforcement Administrator's intention to sell or offer for sale the Collateral or Share Collateral, as applicable, of the Defaulter (other than the Defaulter's Percentage Share of Products, which the Enforcer or Enforcement Administrator may sell forthwith).

(d)
Each Non-Defaulting Participant has the right to purchase the Collateral or Share Collateral, as applicable, being offered for sale in the proportion that its respective Joint Venture Interest bears to the total of the Joint Venture Interests of the Non-Defaulting Participants. If any Non-Defaulting Participant does not wish or is unable to obtain any governmental approvals to join in the purchase of that Collateral or Share Collateral, as applicable, it must notify the other Non-Defaulting Participants accordingly within the first 45 days of the 90 day period and thereupon the other Non-Defaulting Participants have the right to purchase the whole but not part of the relevant Collateral or Share Collateral, as applicable.

(e)
The right to purchase set forth in this clause must be exercised within the first 75 days of the 90 day period or where the question of fair market value is referred to an Expert for determination under this deed within 14 days of such Expert's determination.

(f)
The price payable for the Defaulter's Collateral or Share Collateral, as applicable, is an amount equivalent to its fair market value as of the first date upon which action is taken to enforce this Security in respect of such Collateral or Share Collateral. Such fair market value must be agreed between the Defaulter and such of the Non-Defaulting Participants who have the right to purchase the Collateral or Share Collateral, as applicable, or failing agreement, as determined an Expert for determination under this deed.

(g)
If the Defaulter's Collateral or Share Collateral, as applicable, is not purchased by the Non-Defaulting Participants or any of them in accordance with the previous provisions of this clause, the Enforcer or Enforcement Administrator may proceed to sell or concur in selling the Collateral or Share Collateral to any third party and the provisions in the Joint Venture Agreement regulating assignment shall not apply to that sale.

(h)
The Defaulter shall execute all such assurances, deeds and instruments and do all such acts and things whatsoever as may be necessary to vest the relevant Collateral or Share Collateral, as applicable, in the purchasers.

4.7	Expert determination
If the Defaulter and the relevant Non-Defaulting Participants do not agree on the market value of the Defaulter's Collateral or Share Collateral, as applicable, within 45 days from the date of the notice given by the Enforcer:

(a)
the Defaulter and the Non-Defaulting Participants jointly (or any of them) must request an independent Expert as agreed between such Participants or failing agreement within 5 days after the expiration of such 45 day period by a person nominated by the Resolution Institute (or its successor) to determine the fair market value of the Defaulter's Collateral or Share Collateral, as applicable, as of the date of the notice given by the Enforcer;

(b)	notwithstanding the Resolution Institute Expert Determination Rules, the Expert must make a determination within 30 days of his or her appointment, or such longer period as all parties may agree.

(c)	the Expert must act as an expert, and not as an arbitrator, in accordance with the Resolution Institute Expert Determination Rules, or otherwise as all parties may agree;

(d)	the determination of the Expert is final and binding upon the Participants save in the event of fraud or manifest error; and

(e)	the costs of and associated with the appointment and expenses of the Expert must be borne by the Defaulter, which costs may be recovered as a debt in a court of competent jurisdiction.

4.8	Enforcement Administrator appointed after commencement of winding up
The power to appoint an Enforcement Administrator under this clause may be exercised notwithstanding that at the time when such an appointment is made an order has been made or a resolution passed for the winding up of, or the appointment of an administrator to, the Defaulter, in which case the Enforcer or Enforcement Administrator may not be able to act as the agent of the Defaulter.

4.9	Withdrawal
The Enforcer or Enforcement Administrator may at any time give up possession of the Defaulter's Collateral or Share Collateral, as applicable, and may at any time withdraw from any receivership or administration under this deed.

5.	Application of moneys received

5.1	Sale Proceeds

(a)
Any amount recovered by a Participant or the Manager as a result of enforcing a Security must be held in trust by the Enforcer or Enforcement Administrator for the benefit of all the Participants (other than the Defaulter) in proportion to their Percentage Shares to be applied in the Prescribed Order.

(b)	Each Participant irrevocably agrees that, if it becomes a Defaulter for a period of 14 days and all or part of its Percentage Share of Collateral or Share Collateral, as

applicable, is sold in accordance with this deed, it must apply the net Proceeds from its Percentage Share of Collateral or Share Collateral in the Prescribed Order and each of the Non-Defaulting Participants and the Manager agrees to take all steps within its power to achieve this result.

5.2	Prescribed Order
Subject to the Chargee’s Priority Deed, the order in which all moneys received by an Enforcer or an Enforcement Administrator for or on behalf of a Defaulter under or by virtue of this deed must be applied (subject to any Law which applies and notwithstanding any other external agreement to the contrary, other than the Chargee’s Priority Deed) (Prescribed Order) is:

First:
In respect of the Proceeds of any Percentage Share of Products so taken (if any), in payment of all costs, charges and expenses required first to meet the Defaulter's obligations under any contracts then in existence for the sale of those Products;

Second:	In payment of all Enforcement Expenses incurred in or incidental to the exercise or attempted exercise of any Power or otherwise in relation to this deed;

Third:	In discharge of any Security Interest of the Defaulter having priority in law to this Security;

Fourth:	In or towards payment of Indebtedness of the Defaulter to the Manager;

Fifth:	In or towards payment of monies due by the Defaulter but unpaid under all Specified Documents;

Sixth:
In or towards payment of Indebtedness of the Defaulter to the Non-Defaulting Participants pari passu so that if the amount realised is insufficient to discharge all such Indebtedness the amount available shall be apportioned among the Non-Defaulting Participants in the proportion that its respective Joint Venture Interest bears to the total of the Joint Venture Interests of the Non-Defaulting Participants; and

Seventh:	Any surplus shall subject to any other proper claims be paid to the Defaulter or as directed by it.

5.3	Moneys actually received
In applying any moneys towards satisfaction of the Indebtedness of a Defaulter, the Defaulter must be credited only with so much of the money as is actually received by the person to whom the relevant Indebtedness is owed, such credit to date from the time of such receipt.

5.4	Conversion of currencies on application of moneys
In applying moneys towards satisfaction of the Indebtedness of a Defaulter, an Enforcer or Enforcement Administrator may purchase one currency with another, whether through an intermediate currency or not, whether spot or forward, in such manner and at such time as it thinks fit.

6.	Shares and other interests

6.1	Non-Defaulting Participant to retain all rights and dividends
Until a Non-Defaulting Participant becomes entitled to enforce its rights under this deed:

(a)	a Participant is entitled to exercise all rights and retain all dividends and other returns in respect of shares and other interests forming part of the Collateral and the Share Collateral;

(b)	the Participant may exercise any voting power in respect of such shares and other interests as it sees fit; and

(c)	an Enforcer or Enforcement Administrator may not exercise any voting power in respect of such shares and other interests without the Participant's consent.

6.2	Cessation of Defaulter rights
Upon an Enforcer becoming entitled to enforce its rights under this deed, then, subject to the Chargee’s Priority Deed, all rights of the Defaulter under this clause cease and:

(a)
the Defaulter must procure that all dividends and other returns in respect of shares and other interests forming part of the Collateral and the Share Collateral (including, if applicable, the Share Proceeds) are paid directly to the Enforcer or Enforcement Administrator; and

(b)	the Enforcer or Enforcement Administrator becomes entitled to exercise:

(i)	all rights attaching to such shares and other interests; and

(ii)
in relation to the Share Collateral, if applicable, any Rights and voting rights in respect of the Relevant Securities (including voting at meetings and appointing proxies, and effecting conversion of the title to any Marketable Securities as to being certificated or uncertificated) and direct payment of all Share Proceeds to the Non-Defaulting Participant.

7.	Protection of third parties

7.1	Dealings with Enforcer or Enforcement Administrator
Any person dealing with an Enforcer or Enforcement Administrator:

(a)	need not enquire whether any event has occurred to authorise the Enforcer or Enforcement Administrator to act; and

(b)	is not affected by express notice that any such dealing is unnecessary or improper, and

(c)
may accept the receipt of the Enforcer or the Enforcement Administrator for any money as a discharge from any obligation of being concerned to see to the application or being liable or accountable for any loss or misapplication of that money.

7.2	Validity of receipt of Enforcer or Enforcement Administrator
The receipt of the Enforcer or Enforcement Administrator is deemed to be authorised and valid for the purpose of protecting any party to a dealing with an Enforcer or Enforcement Administrator, notwithstanding any irregularity or impropriety in any such dealing.

8.	Assignment

8.1	Assignment only as permitted by Joint Venture Agreement
A party must not assign or otherwise dispose of its rights and obligations under this deed otherwise than to a person to which it is permitted to assign its Joint Venture Interest under the Joint Venture Agreement. Subject to that requirement, this deed is binding upon and inures to the benefit of the parties to this deed and their respective successors and permitted assigns.

8.2	Release and replacement of Security on assignment
If a Participant which is not in default under this deed or the Joint Venture Agreement:

(a)	completes an assignment or other disposition of all or part of its Joint Venture Interest in accordance with the Joint Venture Agreement; and

(b)
provides to the other Participants and the Manager an instrument evidencing the grant of a Security Interest on the terms of the Security executed by the incoming assignee of the Joint Venture Interest and related Collateral and Share Collateral to their reasonable satisfaction registrable under the PPSA and the Mining Act; and

(c)	undertakes at the cost of the incoming assignee to register, file or record the Security Interest or a notification of it under the PPSA and the Mining Act, subject to compliance with Clause 12.11 of the Joint Venture Agreement, each other Participant and the Manager must release and discharge the Security constituted by this deed in respect of the Joint Venture Interest, other Collateral and Share Collateral assigned or disposed of.

8.3	Chargee’s Priority Deed
A Participant may assign by way of security, mortgage, charge or otherwise create a Security Interest (as principal or as surety) over that Participant's right, title and interest in the Collateral and the Share Collateral in accordance with clause 12.7 of the Joint Venture Agreement and not otherwise.

8.4	Rights of third parties on assignment
If any person (other than a party to this deed) has obtained a Joint Venture Interest or a Security Interest in any Collateral or Share Collateral and has not agreed with the parties to be bound by the Chargee's Priority Deed and this deed (Non-Permitted Secured Party) then, to the full extent permitted by Law:

(a)
notwithstanding any other provision of this deed, the money which the Non-Permitted Secured Party has a claim to and which is secured by such Security Interest ranks in priority after all other Security Interests granted pursuant to the Joint Venture Agreement; and

(b)
the Non-Permitted Secured Party has no rights against any party to this deed or the Joint Venture Agreement, and no other party has any obligations or duties to the Non-Permitted Secured Party under or arising out of this deed.

9.	Liability for loss and indemnity

9.1	Persons not liable to account
Neither a Non-Defaulting Participant nor an Enforcement Administrator is answerable or accountable for any loss of any kind whatever which may happen in or about the exercise or attempted exercise of any of the Powers except where the Non-Defaulting Participant nor an Enforcement Administrator has not conducted itself in good faith or has committed fraud or Gross Negligence or Wilful Misconduct.

9.2	Persons not liable for entry into possession
Neither an Enforcer nor an Enforcement Administrator is by reason of entering into possession of any part of the Collateral or Share Collateral liable:

(a)	to account as mortgagee in possession or for anything except actual receipts; or

(b)	for any loss upon realisation or for any default or omission for which a mortgagee in possession might be liable.

9.3	Indemnity

(a)
A Defaulter must, on demand, indemnify and keep indemnified all Enforcers and Enforcement Administrators from and against all Enforcement Expenses incurred in any way in enforcing the Security or in the exercise or attempted exercise of any Power in relation to that Defaulter or its Collateral or Share Collateral.

(b)	An Enforcer or Enforcement Administrator may obtain and pay out of any Proceeds all sums necessary to effect such indemnity.

(c)	Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this deed. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this deed.

10.	Warranties and further assurance

10.1	Warranties
Each Participant warrants to each other Participant and the Manager that it has, by its constitution, adequate corporate powers and authority to enter into this deed and to fulfil its obligations hereunder and that all necessary resolutions have been passed, and all necessary other corporate action has been taken in order to render this deed valid and binding on it.

10.2	Further assurance
Each Participant must from time to time do or cause to be done anything reasonably requested by any other Participant or the Manager:

(a)	to ensure this deed and each Security Interest created under it is fully effective, enforceable and perfected with the stated priority;

(b)	for more satisfactorily mortgaging, assuring or securing the relevant Collateral and Share Collateral to the other Participants; or

(c)	for aiding in the execution or exercise of any Power,
including, without limitation, the obtaining of any consent, authorisation, approval or exemption from any government or governmental agency or authority, the execution of any other document or agreement or the delivery of documents or evidence of title not inconsistent with this deed.

10.3	Power of Attorney
Each Participant for valuable consideration and by way of security irrevocably appoints each other Participant (other than a Defaulter) and each of their respective directors and secretaries severally its attorney to do all things which that Participant is obliged to do (but does not do) under or in relation to this deed.

11.	Application of PPSA to this deed

11.1	Exclusion of PPSA provisions
To the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)	an Enforcer or Enforcement Administrator need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and

(ii)	sections 142 and 143 are excluded; and

(b)	for the purposes of section 115(7) of the PPSA, an Enforcer or Enforcement Administrator need not comply with sections 132 and 137(3).

11.2	Exercise of Powers by Enforcers and Enforcement Administrators
If an Enforcer or Enforcement Administrator exercises a Power, that exercise is taken not to be an exercise of a Power under the PPSA unless the Enforcer or Enforcement Administrator states otherwise at the time of exercise. However, this clause does not apply to a Power which can only be exercised under the PPSA.

11.3	No notice required unless mandatory
To the extent the law permits, each Participant waives:

(a)	its rights to receive any notice that is required by:

(i)	any provision of the PPSA (including a notice of a verification statement); or

(ii)	any other Law before an Enforcer or Enforcement Administrator exercise a Power; and

(b)	any time period that must otherwise lapse under any Law before an Enforcer or Enforcement Administrator exercises a Power.
If the Law which requires a period of notice or a lapse of time cannot be excluded, but the Law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the Law allows to be agreed (whichever is the longer).
However, nothing in this clause prohibits an Enforcer or Enforcement Administrator from giving a notice under the PPSA or any other Law.

11.4	Confidentiality

(a)
To the extent permitted by section 275 of the PPSA, each party agrees that information of the kind mentioned in section 275(1) of the PPSA constitutes 'Confidential Information' for the purposes of the Joint Venture Agreement, and accordingly that they will keep it confidential and not disclose it to any other person, except where disclosure is otherwise permitted or authorised under the Joint Venture Agreement.

(b)
Each party agrees not to exercise its rights to make any request of another party under section 275 of the PPSA (but this does not limit its rights to request information other than under section 275), to authorise the disclosure of any information under that section or to waive any duty of confidence that would otherwise permit non-disclosure under that section.

11.5	Registration
Each Grantor consents to each Secured Party effecting a registration of a Financing Statement on the Personal Property Securities Register established under the PPSA.

12.	Goods and services tax
If all or any part of any payment by a Participant under this deed is the consideration for a taxable supply for GST purposes then:

(a)
subject to the payee first providing a tax invoice to that Participant, when making the payment the Participant must pay to the payee an additional amount equal to that payment multiplied by the appropriate rate of GST (currently 10%); and

(b)	to the extent that this clause does not cover a matter between the parties relating to GST, the provisions of the Joint Venture Agreement apply.

13.	Moratorium legislation
The provisions of any Law existing now or in the future which operate directly or indirectly:

(a)	to lessen, modify or vary in favour of a party its obligations under this deed; or

(b)	to delay, postpone, fetter or otherwise prevent or prejudicially affect the exercise by a party to this deed of any of the Powers conferred on it, are negatived and excluded from this deed, to the fullest extent that each party may lawfully do so.

14.	Notices

14.1	Form of Notice
Unless expressly stated otherwise in this deed, all notices, certificates, consents, approvals, waivers and other communications in connection with this deed (Notices) must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Particulars or, if the recipient has notified otherwise, then marked for attention in the last way notified.

14.2	When Notices are taken to have been given and received

(a)	A Notice is regarded as given and received:

(i)	if delivered by hand, when left at the address given in the Particulars;

(ii)	if sent by pre-paid post, on the third day following the date of postage;

(iii)
if given by fax, on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the recipient's fax number, unless the recipient informs the sender that the Notice is illegible or incomplete within 4 hours of it being transmitted; and

(iv)	if sent by email, at the time shown in the delivery confirmation report generated by the sender's email system.

(b)
A Notice delivered or received other than on a day on which trading banks are open for business in Perth (Business Day) or after 5.00pm (recipient's time) is regarded as received at 9.00am on the following Business Day. A Notice delivered or received before 9.00am (recipient's time) is regarded as received at 9.00am.

15.	Ancillary provisions

15.1	Entire agreement
This deed contains everything the parties have agreed in relation its subject matter. No party can rely on an earlier written document or anything said or done by another party, or by a director, officer, agent or employee of that party, before this deed was executed, save as permitted by law.

15.2	Severability
If any of the provisions of this deed are held to be invalid or unenforceable, the severance provisions of the Joint Venture Agreement apply to such invalidity or unenforceability.

15.3	Successors and permitted assigns
The provisions of this deed enure for the benefit of and are binding upon the Manager and each Participant and their respective successors and permitted assigns.

15.4	Exercise of rights
Subject to any contrary express provision of this deed:

(a)	an Enforcer or Enforcement Administrator may exercise a Power at its discretion, and separately or concurrently with another Power;

(b)	a single or partial exercise of a Power by the person does not prevent a further exercise of that or an exercise of any other Power; and

(c)	failure by the person to exercise or delay in exercising a Power does not prevent its exercise or operate as a waiver.

15.5	Waiver
A waiver of any right, power or remedy under this deed must be in writing signed by the party granting it. A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

15.6	Confidentiality
The provisions of the Joint Venture Agreement relating to confidentiality apply to information provided under this deed by one party to another as if set out in this deed.

15.7	Remedies cumulative
The rights and remedies provided in this deed are cumulative and not exclusive of any rights or remedies provided by Law.

15.8	Amendment
No modification, variation or amendment of this deed is of any force unless it is in writing and has been signed by each of the parties.

15.9	Counterparts
This deed may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed is deemed an original but all of which together constitute one and the same instrument.

15.10	Applicable law

(a)	This deed is governed by and must be construed in accordance with the laws of Western Australia.

(b)
Without limiting paragraph (a), to the extent permitted by law the Security is governed by the laws of Western Australia including the law of the Commonwealth of Australia as it applies in Western Australia.

(c)	The parties submit irrevocably to the non-exclusive jurisdiction of the Courts of Western Australia and all Courts competent to hear appeals from those Courts.

15.11	Costs

(a)
The Participant granting this Security is liable to pay the reasonable costs of preparing and registering this deed and any other deed, instrument or other document provided for or contemplated by this deed, including filing and registration fees, and stamp duty.

(b)	Each party must pay its own costs of reviewing and executing this deed and any other document provided for or contemplated by this deed.

Signing page
EXECUTED as a deed.

Executed by Wodgina Lithium Pty Ltd in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Executed by Albemarle Wodgina Pty Ltd in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Executed by MARBL Lithium Operations Pty Ltd in accordance with Section 127 of the Corporations Act 2001

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Schedule 4	Special Resolutions
Any of the following matters and things may be done, decided or authorised by the Management Committee, but only by Special Resolution:

(a)	The disposition or surrender or relinquishment of a Tenement other than as required by the Mining Act or terms and conditions of the Tenement.

(b)
A sale, lease or exchange of all or substantially all of the Joint Venture Assets or merger or consolidation of any of the Project Facilities or the Joint Venture Operations with any other business or entity.

(c)	The disposal or sale of any Project Facilities referred to in clause 5.1(b)(xiii) or other Joint Venture Assets, the written down book value of which exceeds $500,000.

(d)	The appointment of the Manager or any successor Manager.

(e)	Changing the Manager’s remuneration.

(f)	Any of the following actions by the Manager:

(i)	borrowing of money;

(ii)	entering into any financing arrangement or any commitment with respect to financial derivatives; or

(iii)	any leasing or finance leasing of assets.

(g)	Granting by the Manager of any Security Interest over any or all or substantially all of the Joint Venture Assets other than Permitted Security Interests or as otherwise permitted by this agreement.

(h)
The initiation, defence, compromise or settlement of any court or arbitration proceedings affecting or relating to the Joint Venture Operations or Joint Venture Assets including any agency proceedings involving the Manager or otherwise where the total amount in controversy (exclusive of interest, costs and legal costs) is reasonably estimated by the Manager to exceed $1,000,000 (provided that the Manager may initiate or defend a court or arbitration proceeding affecting or relating to the Joint Venture Operations or Joint Venture Assets if it reasonably decides that it must take immediate action in order to protect the rights of the Participants).

(i)	The approval of any Closure Plan prior to submission to any Government Agency.

(j)	The ratification of expenditure outside of the authority of the Manager.

(k)	The processing of any spodumene concentrate in the Refinery Plant that is derived from lithium recovered or sourced from outside the Tenements.

(l)
The entry into or amendment of any contract with a Third Party or an Affiliate of any Participant to toll spodumene concentrate derived from lithium recovered or sourced from outside the Tenements through the Refinery Plant.

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(m)
Any other matter which the Management Committee may from time to time, by Special Resolution, resolve shall only be done or authorised by such a vote and any other matter which is expressed under this agreement to require a Special Resolution.

(n)	The construction of one or more new separate lithium hydroxide monohydrate plants at other locations on the Joint Venture Area in addition to the Refinery Plant.

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Schedule 5	Accounting Procedure

1	General

1.1	Definitions
Terms used herein shall have the meanings ascribed to them in the Wodgina Lithium Joint Venture Agreement (UJV Agreement) and in addition:
Material includes personal property, equipment and supplies acquired or held for use on the Site.
Rate of Depreciation means the rate of depreciation for the time being allowed under the generally accepted accounting principles.

2	Chargeable costs and expenditures

2.1	Reasonable and necessary costs
Subject to limitations described herein or in the UJV Agreement, the Joint Venture accounts shall be charged by the Manager with all costs reasonably and necessarily incurred in carrying out the Joint Venture including, without limitation, the cost of the following items described in clause 2.2 of this Accounting Procedure.

2.2	Direct costs

(a)	rentals and royalties: rentals, rates, royalties, renewal and extension fees, in respect of the Tenements and the Joint Venture Operations;

(b)	labour:

(i)
salaries and wages of employees directly engaged in the conduct of the Joint Venture Operations including salaries or wages paid to employees such as geologists, or engineers and other employees who are temporarily assigned to and directly engaged in the conduct of the Joint Venture Operations but only pro rata to their time directly engaged;

(ii)
holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under clause 2.2(b)(i) including any taxes liable or due to be paid in respect of such customary allowances. Costs under this clause 2.2(b)(ii) may be charged on a by “percentage assessment” on the amount of such salaries and wages. If percentage assessment is used, the rate shall be based on pre-approved standard cost rates as approved by the Management Committee and revised at the end of each quarter to ensure standard costs align with actual costs on a twelve month rolling basis;

(iii)	expenditures or contributions made pursuant to assessments imposed by governmental authorities which are applicable to the Manager’s labour costs as provided under clause 2.2(b); and

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(iv)
reasonable business expenses of those employees whose salaries and wages are chargeable to the Joint Venture accounts under clause 2.2(b)(i) and for which expenses the employees are reimbursed under the Manager’s usual practice;

(c)
employee benefits: the Manager’s cost of plans for employees’ group life insurance, hospitalisation, superannuation, pension, retirement, share purchase, bonus and other benefit plans of a like nature, to the extent directly applicable to the Manager’s labour costs entitled to be charged under clause 2.2(b)(i);

(d)
consumable Material: consumable Material purchased or furnished by the Manager for use on the Joint Venture Area. So far as it is reasonable, practical and consistent with efficient and economical operations, only such Material shall be purchased for or transferred to the Joint Venture Assets as required for immediate use and the accumulation of surplus stocks shall be avoided;

(e)	transportation: transportation of employees and Material necessary for the conduct of the Joint Venture Operations, but subject to the following limitations:

(i)
if Material is moved to the Joint Venture Area, no charge shall be made in respect of any distance greater than the distance from the nearest reliable supply store or railway receiving point where like Material is available, except by agreement with the Participants; and

(ii)
if surplus Material is moved to the Manager’s warehouse or other storage point, no charge shall be made to the Joint Venture accounts for a distance greater than the distance to the nearest reliable supply store or railway receiving point, except by agreement with the Participants. No charge shall be made to the Joint Venture accounts for moving Material to other properties belonging to the Manager, except by agreement with the Participants;

(f)	services:

(i)	outside services: the cost of contract services and utilities procured from outside sources;

(ii)	use of the Project Facilities: the operating cost of the Manager’s exclusively owned equipment and facilities;

(iii)	professional services: the cost of procuring contract, accounting, auditing and other outside professional services by the Manager for logistic and administrative support of Joint Venture Operations;

(g)
damages/losses to Joint Venture Assets and equipment: the Manager shall be entitled to recover replacement or repair costs resulting from damages or losses incurred by fire, explosion, flood, storm or any other causes not controllable by the Manager through the exercise of reasonable diligence but it shall not be entitled to administrative overheads on such costs. The Manager shall furnish the Participants written notice of damage or loss howsoever caused as soon as practicable after report of the same has been received by the Manager;

(h)	legal costs, litigation, judgments and claims:

(i)
all legal costs and expenses including those of litigation, or legal services necessary or expedient for the protection of the Joint Venture Assets, together with all judgments obtained against the Participants or any of them

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and any agreed settlement insofar as the same relate to the Joint Venture or the subject matter of the UJV Agreement; and

(ii)
actual expenses incurred by any Participant or Participants in securing evidence for the purpose of defending or prosecuting any action or claim or negotiating any settlement relating to the Joint Venture or the subject matter of the UJV Agreement;

(i)
taxes: all taxes (except income tax, aside from income tax due to or from the Manager) rates, levies and assessment of every kind and nature levied, assessed or imposed upon or in connection with the Joint Venture Assets or any part thereof, the production therefrom or the operation thereof, which shall have been paid for the benefit of the Participants;

(j)
insurance: premiums paid for insurance required to be carried for the benefit of the Joint Venture together with all expenditures incurred and paid in settlement of any and all losses, claims, damages, judgments and other expenses, including legal services, not recovered from the insurer;

(k)
camp expense: the expense of using, operating and maintaining all necessary camps and housing facilities for employees, consultants and contractors of the Manager in connection with Joint Venture Operations. When other operations are served by those facilities, the expense, including depreciation, less any revenue therefrom, shall be pro-rated on some equitable basis determined by the Management Committee against all operations served; and

(l)
other expenditure: any other expenditures which are not of a capital nature and which are not covered or dealt with in the foregoing provisions of this clause 2.2 and which are reasonably incurred by the Manager for the necessary and proper conduct of the Joint Venture Operations.

3	Basis of charges to Joint Venture accounts

3.1	Purchases
Material purchases and all services procured shall be charged at the net price paid, after deduction of all discounts received.

3.2	Material furnished by the Manager
Material required for Joint Venture Operations shall be purchased for direct charge to the Joint Venture accounts whenever practicable, except that the Manager may furnish such Material from its stocks under the following conditions:

(a)
new Material: new Material (Condition A) transferred from a Manager’s warehouse or other properties shall be priced at the price paid including transport, insurance and other proper ancillary costs and allowing for any discount; and

(b)	used Material:

(i)	Material which is in sound and serviceable condition and is suitable for re-use without reconditioning shall be classed as Condition B Material and priced at [#]% of current new price;

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(ii)	Material which cannot be classified as Condition B but which:

(A)	after reconditioning will be further serviceable for original function as good secondhand Material shall be classified as Condition B Material and to which clause 3.2(b)(i) shall apply; or

(B)	is serviceable for original function but substantially not suitable for reconditioning, shall be classified as Condition C Material and priced at [#]% of current new price.

(iii)	There may also be cases where some items of Material, due to their unusual condition, may be fairly and equitably priced by the Manager, subject to approval of all Participants.
Current new price, wherever used in this clause 3.2, shall be the price FOB the nearest reputable supply store or railway receiving point, where such Material is available at current replacement costs of the same kind of Material.

3.3	Premium prices
Whenever Materials are not readily obtainable at the customary supply point and at prices specified in clauses 3.1 and 3.2 because of national emergencies, strikes or other unusual causes over which the Manager has no control, the Joint Venture accounts shall be charged for the required Materials on the basis of the direct cost and expense incurred in procuring such Materials, in making it suitable for use, and in moving it to the location, provided that notice in writing is furnished to all Participants of the proposed charge prior to billing for the Material acquired pursuant to this provision.

3.4	Warranty of Material furnished by a Manager
The Manager does not warrant the Material furnished, but the Participants are entitled to the benefit of the dealer’s or manufacturer’s guarantee or warranty. In case of defective Material, credit shall not be passed until adjustment has been received by the Manager from the manufacturers or their agents.

4	Disposal of Material

4.1	Manager’s rights of disposal
The Manager shall be under no obligation to purchase the interests of the Participants in any surplus new or secondhand Material. Major items shall not be removed by the Manager from the Joint Venture Assets without the approval of the Participants. The Manager shall not sell major items of Material to a third party without giving the Participants an opportunity to purchase the same at the price offered. The Manager shall have the right to dispose of normal accumulations of scrap Material from the Joint Venture Assets and any moneys received shall be credited to the Joint Venture accounts.

4.2	Material purchased by Participants
Material purchased by any Participant shall be invoiced by the Manager and paid for in the later of 10 Business Days or next Payment of Called Sum. The Manager shall credit the purchase price to the Joint Venture accounts and include details of the sale in the next periodic statement of operations.

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4.3	Division in kind
Division of Material in kind, if made between the Manager and the Participants, shall be in proportion to their respective interests in such Material. Each Participant will thereupon be charged individually with the value of the Material received or receivable by each Participant, and corresponding credits will be made by the relevant Manager to the Joint Venture accounts. Such credits shall appear in the next periodic statement of operations.

4.4	Sales to third parties
Sales to third parties of Material from the Joint Venture Assets shall be credited by the Manager to the Joint Venture accounts at the net amount collected from the purchaser. Any claims by the purchaser for defective Material shall be charged back to the Joint Venture accounts, if and when paid by the Manager.

4.5	Basis of pricing Material transferred from Joint Venture Assets
Jointly owned Material sold to the Manager, unless otherwise agreed shall be valued on the following basis of condition and price (current new price as used in the following clauses shall have the same meaning and be computed on the same basis as the current new price in clause 3.2):

(a)	new Material: new Material (Condition A) being new Material purchased or procured for the Joint Venture Assets but never used thereon, at 100% of current new price (plus GST, if any);

(b)	good used Material: good used Material (Condition B) being good serviceable Material which is further useable without reconditioning:

(i)	at [#]% of the current new price if the Material was charged to the Joint Venture accounts as new; or

(ii)	at [#]% of current new price if the Material was originally charged to the Joint Venture accounts as secondhand at 75% of new price;

(c)	other used Material: other used Material being Material which:

(i)	after reconditioning will be further serviceable for original function as good secondhand Material shall be treated as Condition B as provided in clause 4.5(b); or

(ii)	is serviceable for original function but substantially not suitable for reconditioning (Condition C), at [#]% of the current new price;

(d)	bad order Material: bad order Material (Condition D), being Material not further useable for its original function but for possible other service, at a value commensurate with its use;

(e)	scrap: scrap, being obsolete and unserviceable Material (Condition E), at prevailing scrap prices in the area;

(f)	other cases: there may also be cases where some items of Material due to their unusual condition should be fairly and equitably priced by the Manager subject to approval of the Participants; or

(g)	temporarily used Material: when the use of Material is temporary and its service to the Joint Venture does not justify the reduction in price, such Material shall be

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priced on the basis that will have a net charge to the Joint Venture accounts consistent with the value of the service rendered.

5	Stocktakes

5.1	Periodic stocktake
Periodic stocktakes of Material which is ordinarily considered controllable shall be taken by the Manager at reasonable intervals but at least once every month.

5.2	Notice
Notice of intention to perform a stocktake of inventory (other than the regular monthly stocktakes) shall be given by the Manager at least fourteen days before any stocktake is to begin, so that the Participants may be represented when any such stocktakes are made.

5.3	Failure to be represented
Failure of the Participants to be represented at the physical stocktake shall bind the Participants to accept the inventory balances as taken by the Manager, who shall in that event furnish the Participants with a copy of the stocktake results.

5.4	Reconciliation of inventory
Reconciliation of inventory stocktakes, with resulting variances taken to profit or loss in the Joint Venture operating accounts, shall be made by the Manager and a list of overages and shortages shall be provided to the Participants.

5.5	Stocktake expenses
The expense of the Participants’ nominee present at the taking of regular stocktakes shall not be charged to the Joint Venture accounts but the expenses incurred by the Manager shall be so charged.

5.6	Special stocktakes
Special stocktakes of inventory may be taken (at the expense of the purchaser) whenever there is any sale or change of a Joint Venture Interest. Both the selling Participant and the purchaser may be represented and shall be governed by the stocktakes so taken.

6	Disputes
Any disputes between the Manager and any Participant or between Participants as to the correctness of entries to the Joint Venture accounts including, without limitation, as to the value of Material for the purposes of clauses 3.2 and 4.5 and inventory adjustment pursuant to clause 5.4, shall be referred to the Auditor for determination and the provisions of clause 17 of the UJV Agreement shall, with necessary modification, apply as if the Auditor was the Expert.

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Schedule 6	Deed of Assignment and Assumption

Date	[insert date]
[insert party name and ACN or applicable registration number] of [insert address] (New Participant)
[insert party name and ACN or applicable registration number] of [insert address] (Assignor)
[insert party name and ACN or applicable registration number] of [insert address] (Continuing Participant(s))
MARBL Lithium Operations Pty Ltd ACN 637 077 608 of [insert address] (Manager)

Recitals
D    The Assignor and the Continuing Parties are parties to the Agreement.
E    The Joint Venture Interests of the Participants before the Effective Date are set out in Part A of the Attachment.
F    The Assignor has agreed to assign the Assigned Interest to the New Participant and the New Participant has agreed to assume the obligations of the Assignor to the extent of the Assigned Interest, on and from the Effective Date.
G    Clause 12 of the Agreement provides that any assignment by a Participant of the whole or any part of its Joint Venture Interest shall be subject to the satisfaction of certain conditions precedent (including that the New Participant enter into this deed).
H    The Continuing Participant(s) consents to the assignment and assumption evidenced by this deed.

1	Defined terms and interpretation

(j)
Unless otherwise separately defined in this deed, capitalised terms have the meaning given to them in the MARBL Joint Venture Agreement – Wodgina Lithium Project between the Assignor and the Continuing Parties dated [insert date] (Agreement), and in addition:

Assigned Interest means [ ]% of the Assignor's Joint Venture Interest (representing a [ ]% Joint Venture Interest) under the Agreement.
Attachment means Attachment A, annexed to and forming part of this deed.
Continuing Parties means the Continuing Participant(s) and the Manager. [include Assignor if not all of the Assignor's Joint Venture Interest is being assigned/]
Effective Date means [insert date/description].

(k)	[Schedule 1, clause 1.2] of the Agreement applies in the interpretation of this deed.

1	Assignment
With effect on and from the Effective Date:

(a)	the Assignor assigns to the New Participant, and the New Participant accepts, the Assigned Interest;

(b)	the Continuing Participant(s) consents to the assignment of the Assigned Interest from the Assignor to the New Participant; and

(c)	the parties agree that the Joint Venture Interests upon such assignment occurring will be those set out in Part B of the Attachment.

2	Assumption
With effect on and from the Effective Date, the New Participant:

(a)
is entitled to all of the rights and benefits of the Assignor in its capacity as a Participant to the extent of the Assigned Interest and may hold and deal with the Assigned Interest without any interruption or disturbance from the Assignor;

(b)
assumes all of the liabilities and obligations of the Assignor in its capacity as a Participant to the extent of the Assigned Interest that vest, mature or accrue on and from the Effective Date and undertakes to discharge those liabilities and obligations as and when required under the Agreement; and

(c)	agrees to be bound by the terms of the Joint Venture Documents.

3	Acknowledgment
Each of the Continuing Parties:

(a)	acknowledges and agrees that on and from the Effective Date, the New Participant is entitled to all of the rights and benefits of the Assignor referred to in clause 3(a); and

(b)	on and from the Effective Date, agrees to be bound by the terms of the Agreement as if the New Participant was named in them as a party in lieu of the Assignor to the extent of the Assigned Interest.

4	Release

(a)
On and from the Effective Date, the Continuing Parties release and discharge the Assignor from all claims, demands and liabilities under, relating to or connected with the Agreement or the Assigned Interest which vest, mature, arise or accrue on or after the Effective Date.

(b)
The Assignor remains liable to the Continuing Parties for the Assignor's Assigned Interest share of any liabilities or obligations, financial or otherwise which have vested, matured, arisen or accrued in relation to or in connection with the Agreement prior to the Effective Date.

5	Representations and warranties

(a)	Each party represents and warrants to each of the other parties that each of the following statements is true, accurate and complete and not misleading as at the date of this deed:

(i)	it is duly incorporated and validly exists under the law of its place of incorporation;

(ii)	the execution and delivery of this deed has been properly authorised by all necessary corporate action;

(iii)	it has full corporate power and lawful authority to execute and deliver this deed and to consummate and perform or cause to be performed its obligations under this deed;

(iv)	this deed constitutes a legal, valid and binding obligation on it enforceable in accordance with its terms;

(v)
the execution, delivery and performance by it of this deed does not or will not (with or without the lapse of time, the giving of notice or both) contravene, conflict with or result in a breach of or default under:

(A)	any provision of its constitution;

(B)	any material term or provision of any security arrangement (including any Security Interest), undertaking, agreement or deed to which it is bound;

(C)	any writ, order or injunction, judgement, or law to which it is a party or is subject or by which it is bound;

(vi)	no Insolvency Event has occurred in relation to it; and

(vii)	so far as it is aware, there are no facts, matters or circumstances which give any person the right to apply to liquidate it or wind it up.

(b)	Each party acknowledges that each other party have each entered into this deed in reliance on the warranties provided in clause 6(a).

(c)	Each of the warranties in clause 6(a) must be construed independently and is not limited by reference to another warranty provided in clause 6(a).

(d)	Each party indemnifies each other party against any Loss which the other parties may incur to the extent caused by any breach of the warranties provided in clause 6(a).

6	Notices
For the purposes of Clause [15] of the Agreement, the notice details of the New Participant are as follows:
Delivery Address:    [insert]
Postal Address: [insert]
Email: [insert]

Attention: [insert]

7	Ancillary provisions

(a)
This deed is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter. Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this deed except as expressly provided in this deed.

(b)
Any term of this deed which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this deed is not affected.

(c)
No waiver of a right or remedy under this deed is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted. A single or partial exercise of a right or remedy under this deed does not prevent a further exercise of that or of any other right or remedy. Failure to exercise or delay in exercising a right or remedy under this deed does not operate as a waiver or prevent further exercise of that or any other right or remedy.

(d)
No term of this deed merges on completion of any transaction contemplated by this deed. This clause 8(d) survives termination or expiry of this deed together with any other term which by its nature is intended to do so.

(e)	No variation of this deed is effective unless made in writing and signed by each party.

(f)	This deed may be executed in any number of counterparts and signatures on behalf of a party may be on different counterparts.

(g)	Except as expressly provided in this deed, each party must, at its own expense, do all things reasonably necessary to give full effect to this deed and the matters contemplated by it.

8	Governing law

(a)	This deed is governed by the laws of Western Australia.

(b)	The courts having jurisdiction in Western Australia have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed.

Executed as a deed.
[insert execution block]

Attachment A
Part A    Joint Venture Interests before the Effective Date

Part B    Joint Venture Interests after the Effective Date

Schedule 7	Kemerton Mortgages

Incorporated provisions

1.	Defined terms & interpretation

1.1	Defined terms from Deed of Cross-security
Terms defined in (or incorporated by reference into) the Deed of Cross-security (as defined below) have the same meanings when used in this document unless otherwise defined in this document. Parties to the Deed of Cross-security referred to by short form name in this document are more fully described in the Deed of Cross-security.

1.2	Other defined terms
In this document:
Attorney means an attorney appointed by the Mortgagor under this document.
Authorisation means any consent, authorisation, registration, filing, agreement, notarisation, certificate, permit, licence, approval, authority or exemption of, from or required by, a Government Agency or required by law. Where intervention or action of a Government Agency within a specified period would fully or partly prohibit or restrict something by law, Authorisation includes the expiry of that period without that intervention or action.
Authorised Representative means a director or company secretary, or:

(a)
in respect of the Mortgagor, a person it notifies to the Mortgagee (with a certified copy of that person's specimen signature) as being its authorised representative for the purposes of the Transaction Documents where the Mortgagee has no notice of revocation of that authority; and

(b)
in respect of the Mortgagee, a person whose title or acting title includes 'manager', 'director', 'executive', 'chief', 'head', 'counsel' or 'president', or a person notified to the other parties as being its authorised representative for the purposes of the Transaction Documents.

Deed of Cross-security means the deed of cross-security dated on or about the date of this document between Wodgina Lithium Pty Ltd ACN 611 488 932, Albemarle Wodgina Pty Ltd ACN 630 509 303 and MARBL Lithium Operations Pty Ltd ACN 637 077 608.
Default means an event or circumstance specified in clause 5.1.
Dollars and A$ mean the lawful currency of Australia.
Environmental Law means a standard set by a Government Agency or law concerning any aspect of health, safety, planning or the use, protection, conservation or contamination of the environment.
Environmental Liability means any obligation imposed on, or Loss of, the Mortgagor (or any of its officers), Mortgagee (or any of its officers), a Receiver or any occupier of the Mortgaged Property under an Environmental Law, due to activities carried on during the ownership or occupation of the Mortgaged Property by any person at any time.
Excluded Tax means a Tax imposed by a jurisdiction on, or calculated by reference to, the net income of Mortgagee in a jurisdiction because Mortgagee has a connection with that jurisdiction, other than a Tax:

(a)
calculated by reference to the gross amount of a payment (without allowing for any deduction) derived by Mortgagee under a Transaction Document or any other document referred to in a Transaction Document; or

(b)	imposed because Mortgagee is taken to be connected with that jurisdiction solely by being a party to a Transaction Document or a transaction contemplated by a Transaction Document.
External Administrator means an 'administrator', 'controller' or 'managing controller' (each as defined in the Corporations Act), trustee, provisional liquidator, liquidator or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity.
Government Agency means any government or governmental, semi-governmental, administrative, public, regulatory or judicial entity, body, department, commission, agency or authority.
GST has the meaning given to that term in A New Tax System (Goods and Services Tax) Act 1999 (Cth).
Guarantee means a guarantee, indemnity, letter of credit, legally binding letter of comfort or other obligation of any kind:

(a)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or

(c)	to be responsible for,
an obligation or monetary liability of another person or the assumption of any responsibility or obligation in respect of the solvency or financial condition of another person.
Improvements includes all buildings, fences, structures, fixtures and fittings on the Real Property, whether built or acquired before or after this document is executed.
Insurance Policy means each policy relating to the insurance required to be obtained or maintained under a Transaction Document.
Joint Venture Agreement means the MARBL lithium joint venture agreement dated 1 November 2019 between Wodgina Lithium Pty Ltd ACN 611 488 932, Albemarle Wodgina Pty Ltd ACN 630 509 303 and MARBL Lithium Operations Pty Ltd ACN 637 077 608.
Lease means any arrangement whereby an asset may be used, occupied, operated or managed by a person other than the owner. It includes a lease, licence, charter, hire purchase or hiring arrangement.
Liquidation means:

(a)
a winding up, dissolution, liquidation, provisional liquidation, administration, bankruptcy or other proceeding for which an External Administrator is appointed, or an analogous or equivalent event or proceeding in any jurisdiction; or

(b)	an arrangement, moratorium, assignment or composition with or for the benefit of creditors or any class or group of them.
Manager means MARBL Lithium Operations Pty Ltd ACN 637 077 608.
Mortgage means the mortgage of the Mortgaged Property and the mortgage by assignment of the Rent created under this document.
Mortgaged Property means:

(a)	the Mortgagor's estate or interest from time to time in:

(i)
the Real Property and where the context requires, the Real Property itself, together with the benefit of any easements, paths, rights of way, mines, quarries, water, trees, timber and other benefits on or used with the Real Property;

(ii)	any present or future Improvements; and

(iii)	any present or future Lease of the Real Property or any part of it, together with any extension or renewal of that Lease, and any agreement to enter into a new Lease of the same property;

(b)	any other property deemed by this document to form part of the Mortgaged Property; and

(c)	any certificate, registration, title or other evidence of ownership of, or rights to, anything described in a paragraph above of this definition.
Notice means a notice, demand, consent, approval or communication given in accordance with clause 12.
Participant means a Mortgagee party who is not the Manager and their respective successors and permitted assigns and (where applicable) legal personal representatives of any person which at any time hereafter becomes a Mortgagee who is not the Manager, and each of those persons constitutes a Participant for the purposes of this document.
Permitted Security Interest means:

(a)	each Security;

(b)	a Security Interest consented to by the Mortgagee in writing (unless the consent was conditional and any of the conditions are not complied with); and

(c)	a lien or charge arising by operation of law in the ordinary course of ordinary business (unless the lien or charge secures overdue debts).
Preference has the meaning given to that term in clause 14.4.
Potential Default means any event, thing or circumstance which would become a Default with the giving of notice, the making of a determination under a Transaction Document or the passage of time (or any combination of those things).
Power means any power, right, authority, discretion or remedy conferred on the Mortgagee or an External Administrator by this document or by law in relation to this document.
Real Property means the real property described in the mortgage to which this annexure is annexed.
Receiver means a receiver or receiver and manager appointed under this document.
Records means, in relation to a person, all information relating in any way to that person's Mortgaged Property or any transaction entered into by the person in respect of the Mortgaged Property, whether recorded electronically, magnetically or otherwise.
Related Body means, regardless of any body's trustee or other capacity, a body corporate which would be related under section 50 of the Corporations Act on the basis that the term 'subsidiary' in that section had the meaning given to that term in this document.
Security means:

(a)	this document;

(b)	Deed of Cross-security; and

(c)
each other present or future Security Interest, Guarantee or other document or agreement created or entered into as security (directly or indirectly) for the payment of any Indebtedness or the performance of any obligation in favour of Mortgagee under a Transaction Document.

State means the jurisdictional state or territory of Australia in which the Mortgaged Property is situated.

Subsidiary has the meaning given in the Corporations Act. Also:

(a)	an entity is a Subsidiary of another entity if controlled by that other entity for the purposes of section 50AA of the Corporations Act;

(b)	a trust may be a Subsidiary (and a unit or other beneficial interest in the trust is to be treated as a share accordingly); and

(c)	an entity is to be treated as a Subsidiary of a trust as if that trust were a corporation.
Tax means any tax, levy, duty, rate, impost, charge, deduction or withholding (and any related penalty, fine, fee or interest) imposed, levied or assessed by a Government Agency. It includes stamp duty, GST and any transaction taxes and duties.
Title Documents means each certificate, confirmation, grant, assurance, conveyance, deed and other document of title or evidencing title to, or rights to acquire, possess, use or dispose of, any Mortgaged Property. It includes any Lease, will, probate or abstract of title.
Torrens Legislation means the statutes of Western Australia relating to the disposition, devolution or acquisition of land under Torrens title or evidencing title to that land.
Transaction Document means:

(a)	this document;

(b)	the Joint Venture Agreement;

(c)	each Security;

(d)	a document that the Mortgagor and the Mortgagee agree in writing is a 'Transaction Document'; and

(e)	a document entered into or given under or in connection with, or for the purpose of amending or novating, any document referred to in a paragraph above of this definition.

1.3	Interpretation
The provisions of clause 1.2 (Interpretation) of the Deed of Cross-security are incorporated in, and apply to, this document as if set out in full with any necessary amendments. Also, a reference to 'this document' means this annexure together with any instrument of mortgage which is signed by the Mortgagor and to which this annexure is annexed.

2.	Mortgage

2.1	Creation
The Mortgagor, as legal and beneficial owner mortgages its interest in the Mortgaged Property to the Mortgagee as security for payment of the Indebtedness.

2.2	Ranking
The Mortgage ranks in priority ahead of all other Security Interests over the Mortgaged Property, other than a Permitted Security Interest preferred by law or as agreed by the Mortgagee in writing.

2.3	Continuing security and obligations
The Mortgage is a continuing security until the Mortgagee releases all Mortgaged Property from the Mortgage, despite any intermediate payment, discharge, settlement, release or other matter. The Mortgagor's obligations under this document continue despite any full or partial release of Mortgaged Property and no full or partial release of Mortgaged Property will release the Mortgagor from personal liability under this document until all Indebtedness has in fact been received by the Mortgagee and is not liable to be disgorged.

2.4	Release of Mortgaged Property

The Mortgagor may require the Mortgagee to release the Mortgaged Property from the Mortgage if the Mortgagee is satisfied that:

(a)	all Indebtedness has been irrevocably paid in full and all commitments which might give rise to Indebtedness have terminated; and

(b)	no amount will subsequently become Indebtedness due to a Preference.

3.	Representations and warranties

3.1	Representations and warranties
The Mortgagor represents and warrants to the Mortgagee, except as to matters disclosed by it to the Mortgagee and accepted by the Mortgagee in writing, that:

(a)
(other representations and warranties) all of its representations and warranties in the Transaction Documents to which it is expressed to be a party are true, correct and not misleading when made or repeated (or if not yet made, will be true, correct and not misleading when made or repeated);

(b)
(ownership of Mortgaged Property) it is a joint legal owner and, subject to the terms of the Joint Venture Agreement, joint beneficial owner of the Mortgaged Property, and it will be the joint legal owner and, subject to the terms of the Joint Venture Agreement, joint beneficial owner of any property or asset it acquires as Mortgaged Property;

(c)
(indefeasible title) it has an absolute and indefeasible title to the Mortgaged Property, and it will have an absolute and indefeasible title to any interest in land it acquires as Mortgaged Property; and

(d)	(Security Interests) the Mortgaged Property is free from any Security Interest other than a Permitted Security Interest.

3.2	Repetition
The Mortgagor repeats each representation and warranty in this clause 3 with reference to the facts and circumstances on each date on which any of the Indebtedness is paid.

3.3	Reliance and survival
The Mortgagor acknowledges that:

(a)	the Mortgagee has entered into the Transaction Documents in reliance on the representations and warranties in this clause 3; and

(b)	those representations and warranties survive execution and delivery of the Transaction Documents and the provision of financial accommodation under them.

4.	Undertakings

4.1	General undertakings
The Mortgagor must:

(a)	(Indebtedness) pay the Indebtedness at the times and in the way specified in the Joint Venture Agreement; and

(b)	(no Default) ensure that no Default occurs.

4.2	Further assurances
The Mortgagor must do (and must use its reasonable endeavours to procure that anyone else who has an interest in the Mortgaged Property or who claims under or in trust for the Mortgagor does) whatever the Mortgagee requires to better secure the Mortgaged Property for payment of the Indebtedness, and to enable the better exercise of any Power, including:

(a)	granting a legal or statutory mortgage over the Real Property;

(b)	paying any Taxes on and registering the Mortgage with the priority required by the Mortgagee; and

(c)	executing and delivering to the Mortgagee transfers in relation to any of the Mortgaged Property, undated and blank as to transferee and consideration.

4.3	Registering the Mortgage

(a)	If required to do so by the Mortgagee, the Mortgagor must immediately do or cause to be done all things necessary to cause this document to be registered under the Torrens Legislation.

(b)
If this document cannot be registered because it is not in registrable form, the Mortgagor must do or cause to be done all things necessary to render this document in registrable form. If so required by the Mortgagee, the Mortgagor must grant to the Mortgagee another Security Interest over the Mortgaged Property in registrable form.

5.	Default and consequences

5.1	Specified Defaults
A Default occurs if an event or circumstance specified as a 'Default' or 'Event of Default' (however described) in a Transaction Document occurs (whether or not within the Mortgagor's control).

5.2	Acceleration of Indebtedness
While a Default subsists, the Mortgagee may by notice to the Mortgagor declare that all or any part of the Indebtedness is immediately due and payable. On receipt of that notice, the Mortgagor immediately must pay that Indebtedness to the Mortgagee.

6.	Enforcement

6.1	Enforcement by Participant
If the Mortgagor goes into and continues to be in Default for a period of 14 days, each Participant may:

(a)
exercise each and every Power provided in this document to enforce the Mortgage granted by the Mortgagor and use and apply any moneys realised from the exercise of any such power or remedy as provided in this document; or

(b)	subject to this deed, request and authorise the Manager in writing to enforce each Participant's rights under this document on behalf of that Participant.

6.2	Enforcement by Manager

(a)	Without prejudice to its ability to take action itself to enforce the Mortgage, each Participant irrevocably appoints the Manager as its attorney to take action to enforce the Mortgage.

(b)	If, on close of business on the day after Mortgagor goes into and continues to be in Default for a period of 14 days, the Manager:

(i)
unless the Mortgagor is an Affiliate of the Manager, may take action in its own name to enforce the Mortgage and exercise all or any of the Powers in respect of all Indebtedness owing by the Mortgagor; and

(ii)	must take such action if requested to do so by a Participant subject to the rights of the other Participants under this document.

(c)	The Manager must not take any action in respect of any Indebtedness (other than Indebtedness owing to the Manager) if directed in writing to refrain from taking such action by all the Participants.

(d)
If the Manager has not acted within 7 days after a request from a Participant to enforce this Mortgage against the Mortgagor, any Participant, so long as it is a Non-Defaulting Participant, may enforce the rights of the Manager under this document, without the necessity for the concurrence of the other Participants, which enforcement the Manager irrevocably authorises.

6.3	Enforcer's general powers
While a Default subsists, regardless of whether the Enforcer has appointed a Receiver, the Enforcer may, without demand or notice to anyone (unless notice is required as described in clause 14.1), do all things that a mortgagee or an absolute owner of the Mortgaged Property can do, and exercise all rights, powers and remedies:

(a)	of a mortgagee or an absolute owner of the Mortgaged Property;

(b)	given to a Receiver under the Corporations Act; and

(c)	specified in clause 6.4.

6.4	Enforcer's specific powers
While a Default subsists, the Enforcer also may do any or all of the following in connection with its Powers, whether in its or the Mortgagor's name or otherwise and whether or not it has possession of the Mortgaged Property:

(a)	(recover, possess and control) access, recover, manage, take or give up possession or control of, and surrender or release, any Mortgaged Property;

(b)	(receive income and profits) receive the income and profits of the Mortgaged Property;

(c)	(carry on business) carry on, promote, restructure or participate in the Mortgagor's business in relation to the Mortgaged Property, and access the land or premises of that business;

(d)	(insurance) insure the Mortgaged Property and settle and compromise insurance claims;

(e)
(improve or invest) maintain, improve or alter the Mortgaged Property to improve its value or saleability or to obtain income or returns from it (including to acquire, take on or Lease any asset as part of the Mortgaged Property or build, rebuild, pull down or alter a structure or improvement on the Real Property);

(f)
(sell, assign or exchange) sell, assign or help sell all or any Mortgaged Property to any person or exchange it for any other property or rights, on terms the Mortgagee thinks fit, with or without other property;

(g)	(deposited documents) complete and deal with any document deposited with the Mortgagee relating to any Mortgaged Property, including any transfer in blank;

(h)
(options, Lease, rights) grant, acquire, renew, vary, accept the surrender of or terminate an option, Lease or other right over the Mortgaged Property on the terms it thinks fit, and with or without any other property;

(i)	(hive off) promote the formation of any company to acquire any Mortgaged Property or assume obligations of the Mortgagor or both;

(j)	(contracts, instruments and rights) perform or observe the Mortgagor's obligations or enforce or exercise the Mortgagor's rights, powers, discretions or remedies (or refrain from doing so) under:

(i)	a contract, instrument or arrangement forming part of the Mortgaged Property; or

(ii)	a Transaction Document (including to cure a Default) or other document entered into by the Enforcer or a Receiver in exercise of a Power, and vary, terminate or rescind any of them or novate or otherwise transfer to any person the Mortgagor's obligations under any of them;

(k)	(Liquidation) initiate and participate in any Liquidation of any person (including voting at meetings and appointing proxies);

(l)
(proceedings) commence, prosecute, defend, discontinue, compromise, submit to arbitration and settle proceedings in connection with this document or the Mortgaged Property, whether in or before a Government Agency;

(m)
(raise money) obtain financial accommodation (including from Mortgagee or its associate) and give Guarantees, in each case with or without granting a Security Interest over the Mortgaged Property and regardless of priority ranking;

(n)	(receipts) give receipts for money and other property it receives;

(o)
(employ and delegate) employ and discharge staff, professional advisers, consultants, contractors, agents and auctioneers for the purposes of this document, and at the remuneration that the Enforcer thinks fit, and to delegate to any person any of its Powers (including this right of delegation);

(p)	(subdivide, consolidate, convert) subdivide, consolidate, convert or change the nature of the title or tenure of the Mortgaged Property;

(q)	(grant easements) grant, create, release or vary easements, profits a prendre covenants and restrictions over the Mortgaged Property;

(r)
(building and planning approvals) apply for building and planning permits or approvals or any other statutory approvals, permits or registrations as the Enforcer considers necessary in relation to the Mortgaged Property;

(s)	(amend or rectify title) apply to the relevant authority to amend or rectify a Title Document and do everything necessary to effect the amendment or rectification;

(t)	(Authorisations) apply for any Authorisation which is necessary or desirable in connection with the exercise of a Power; and

(u)	(incidental power) do anything expedient or incidental to exercise any of its Powers, without limiting those Powers.

6.5	Discharge or acquire prior Security Interest

(a)	While a Default subsists, the Enforcer may do any one or more of the following:

(i)	purchase a debt or liability secured by a prior Security Interest (including a debt secured by a Permitted Security Interest);

(ii)	pay the amount required to discharge or satisfy that debt or liability; and

(iii)	take a transfer or assignment of that Security Interest and any Guarantee, document or right ancillary or collateral to it.

(b)	If the Enforcer exercises its rights under clause 6.5(a):

(i)
the Mortgagor is indebted to the Enforcer for the same amount paid by the Enforcer or the amount of the debt or liability acquired (whichever is higher) and that amount is immediately payable to the Enforcer and forms part of the Indebtedness;

(ii)
the Enforcer may rely on a written notice from the holder of a prior Security Interest (Prior Mortgagee), or on an ancillary or collateral document, as to the amount and property secured by that prior Security Interest;

(iii)	the Prior Mortgagee need not enquire whether any amount is owing under a Transaction Document; and

(iv)	the Mortgagor irrevocably directs any such Prior Mortgagee to give the Enforcer any information it requires in connection with the prior Security Interest.

6.6	Co-operation in exercise of power of sale
If the Enforcer or a Receiver wishes to exercise a right to sell any Mortgaged Property, the Mortgagor must do or cause to be done all things necessary to enable an expeditious sale and transfer to the purchaser for the value as estimated by the Enforcer, in the manner and on terms the Enforcer thinks fit.

6.7	Appoint Receivers

(a)	While a Default subsists, the Enforcer may do any one or more of the following:

(i)	appoint one or more persons (severally, unless specified otherwise in the instrument of appointment) to be a receiver or receiver and manager of all or any of the Mortgaged Property;

(ii)	fix and vary the Receiver's remuneration at an amount agreed between the Mortgagee and the Receiver from time to time;

(iii)	terminate a receivership or remove or replace a Receiver; and

(iv)	appoint an additional Receiver.

(b)	The Enforcer may do any of these things even if a resolution or order for the Mortgagor's Liquidation has been passed or made.

(c)
Each party agrees that if a Receiver is appointed under this document on the basis of a Default which subsequently ceases to subsist, the Default is taken to continue to subsist for the purposes of the Receiver's appointment under this document.

6.8	Agency of Receiver
To the extent permitted by law, a Receiver is the agent of the Mortgagor and the Mortgagor alone is responsible for the Receiver's costs, expenses, remuneration, acts, omissions and defaults. The Mortgagee is not liable to the Mortgagor for the acts or omissions of the Receiver. To the extent that a Receiver is not, or ceases to be, the agent of the Mortgagor as a result of a resolution or order for the Mortgagor's Liquidation or by operation of law, the Receiver immediately becomes the agent of the Mortgagee.

6.9	Receiver's powers

(a)	Unless the terms of a Receiver's appointment say otherwise, the Receiver has the following rights and powers over the Mortgaged Property which the Receiver is appointed to:

(i)	deal with all the rights, powers, discretions or remedies given by law to mortgagees in possession, receivers or receivers and managers;

(ii)	deal with all of the Mortgagee's Powers under this document and at law (other than the power to appoint receivers or receivers and managers); and

(iii)
obtain financial accommodation from Mortgagee and give Guarantees on terms that the Receiver considers expedient in connection with the Mortgaged Property, in each case whether alone or together with any other person, and with or without granting a Security Interest (regardless of priority ranking) over the Mortgaged Property.

(b)	The Receiver may exercise the rights and powers under clause 6.9(a) in the name of the Mortgagor or otherwise.

6.10	Appointment of Attorney

(a)
The Mortgagor for valuable consideration, to secure the performance of its obligations under each Transaction Document, irrevocably appoints the Mortgagee, each Authorised Representative of the Mortgagee and each Receiver separately as its attorney to do any or all of the following on the Mortgagor's behalf and in the Mortgagor's or the attorney's name while a Default subsists:

(i)	anything which the Mortgagor must do under a Transaction Document or under law in connection with a Transaction Document;

(ii)
anything which the Attorney considers necessary or expedient to give effect to a Power or exercise of a Power, or to perfect any Transaction Document, including by signing any document for that purpose; and

(iii)	anything which an Attorney is expressly empowered to do under a Transaction Document on the Mortgagor's behalf.

(b)
The Mortgagor agrees to ratify anything done by its Attorney pursuant to the power of attorney granted by the Mortgagor under clause 6.10(a). An Attorney may delegate its powers (including the power to delegate) to any person for any period and may revoke the delegation.

7.	Leasehold

7.1	Definitions
In this clause:
Crown Lands Legislation means all statutes now or in the future relating to the alienation by sale, lease or otherwise, or to the occupancy, settlement, management or improvement of land owned or controlled by a Government Agency or to closer settlement; and
Mortgaged Lease means any lease which is Mortgaged Property.

7.2	Mortgagor's warranty
The Mortgagor represents and warrants to the Mortgagee that:

(a)	the Mortgaged Lease is valid and subsisting; and

(b)	the Mortgagor has not done or permitted anything to be done as a result of which the Mortgaged Lease may be or become void or voidable.

7.3	Mortgagee's rights - Crown Lands Legislation
If Crown Lands Legislation applies to the Mortgaged Lease, then the Mortgagee may at any time do any one or more of the following:

(a)	surrender the Mortgaged Lease to a Government Agency and exchange the Mortgaged Property for other land of any tenure either giving or receiving money or moneys worth for equality of exchange;

(b)	convert the Mortgaged Lease into freehold or land of any other tenure permitted by the Crown Lands Legislation;

(c)	apply for, select and take up under the Crown Lands Legislation further holdings or tenures which the Mortgagee considers necessary for the benefit of the estate of the Mortgagor;

(d)	exercise and obtain the benefit of any rights, powers and privileges which the holder, Mortgagee or owner of any land of similar tenure to the Mortgaged Lease might exercise; and

(e)	obtain the benefit of lands under the Crown Lands Legislation and otherwise deal with the Mortgaged Lease in the same manner as the Mortgagor could do if this Mortgage had not been given.

8.	Costs

8.1	Transaction expenses

(a)
The Mortgagor is liable to pay the reasonable costs of preparing and registering this document and any other deed, instrument or other document provided for or contemplated by this document, including filing and registration fees, and stamp duty.

(b)	Each party must pay its own costs of reviewing and executing this document and any other document provided for or contemplated by this document.

8.2	Enforcement and other expenses
The Mortgagor must pay or reimburse on demand by the Mortgagee all costs and expenses of Mortgagee, a Receiver and an Attorney (and any of their respective officers, employees and agents) in connection with:

(a)	enforcing a Transaction Document, or exercising, enforcing or protecting a Power, or attempting to do so;

(b)	obtaining or receiving payment of, and distributing, any Indebtedness;

(c)	a breach of, obtaining or procuring performance or satisfaction of the Mortgagor's obligations under any Transaction Document;

(d)	a Default or Potential Default;

(e)	any Government Agency enquiry concerning the Mortgagor or any of its Related Bodies, or the involvement of Mortgagee in the Transaction Documents;

(f)	maintaining, preserving or protecting the Mortgaged Property; and

(g)	obtaining professional advice from a person or consultant about any matter of concern to Mortgagee, a Receiver or an Attorney in connection with a Transaction Document or the Mortgaged Property.
This includes any legal costs and expenses (on a full indemnity basis) and any professional consultant's fees.

8.3	Costs and expenses of the Mortgagor
The Mortgagor will pay its own costs and expenses in connection with this document.

8.4	Taxes and fees

(a)	The Mortgagor must pay all:

(i)
Taxes and fees in connection with any Transaction Document or any payment, receipt, supply or other transaction carried out pursuant to, or contemplated by, any Transaction Document, including Taxes passed on to Mortgagee by another financial institution or supplier of goods and services; and

(ii)
fines and penalties for late payment or non-payment of those amounts, except where the Mortgagor places the Mortgagee in cleared funds to make the payment not less than 5 Business Days before the due date and the Mortgagee fails to make the payment.

(b)	The Mortgagor must pay or reimburse the Mortgagee on demand for all amounts which are payable under clause 8.4(a) or which the Mortgagee determines in good faith to be payable.

8.5	Tax indemnity

(a)
Subject to clause 8.5(b), the Mortgagor indemnifies the Mortgagee, against, and must pay to the Mortgagee on demand amounts equal to, any Loss which the Mortgagee determines will be or has been (directly or indirectly) suffered by the Mortgagee for or on account of Tax in respect of this document or a transaction or payment under this document.

(b)	Clause 8.5(a) does not apply:

(i)	with respect to any Excluded Tax; or

(ii)	to the extent the relevant Loss is compensated for by payment of an additional amount under clause 9.2.

9.	Payments

9.1	Payment requirements
Subject to the terms of the Joint Venture Agreement, all payments by the Mortgagor under this document must be made:

(a)	by 12.00 noon on the due date (or, if not a Business Day, on the next Business Day in the same calendar month or, if none, the preceding Business Day);

(b)	to the Mortgagee by payment to an account nominated by the Mortgagee or as the Mortgagee otherwise directs;

(c)	in Dollars, in immediately available funds, and in full without set-off, counterclaim or, subject to clause 9.2, deduction or withholding; and

(d)	if no date for payment is specified in this document, on demand by the Mortgagee.

9.2	Deduction or withholding
If the Mortgagor is required by law to deduct or withhold Taxes from a payment to the Mortgagee in connection with this document, it must:

(a)
make that deduction or withholding (and any further deductions or withholdings contemplated by clause 9.2(b)), pay to the appropriate Government Agency an amount equal to the full amount deducted and/or withheld as required by law and give the Mortgagee the original receipt for the payment; and

(b)
unless the Tax is an Excluded Tax, pay additional amounts to the Mortgagee which will result in the Mortgagee receiving at the time the payment is due (after deduction or withholding of any Taxes in respect of any additional amount) the full amount which the Mortgagee would have received if no deduction or withholding had been required.

9.3	GST
If all or any part of any payment by the Mortgagor under this document is the consideration for a taxable supply for GST purposes then:

(a)
subject to the payee first providing a tax invoice to the Mortgagor, when making the payment the Mortgagor must pay to the payee an additional amount equal to that payment multiplied by the appropriate rate of GST (currently 10%); and

(b)	to the extent that this clause does not cover a matter between the parties relating to GST, the provisions of the Joint Venture Agreement apply.

10.	Receipt of money and application

10.1	Credit of received payment
The Mortgagor is only credited with a payment of Indebtedness from the date of actual receipt in cleared funds by the Mortgagee (whether received from the Mortgagor or a Receiver).

10.2	Applying or appropriating money received

The Mortgagee may apply or appropriate all money received under the Mortgage (even if insufficient to discharge all of the Mortgagor's obligations at that time) to reduce the Indebtedness in the order, and to satisfy any part of the Indebtedness, as the Mortgagee sees fit. An application or appropriation by the Mortgagee will override any appropriation made by the Mortgagor.

10.3	Suspense account

(a)
The Mortgagee may credit money received in or towards satisfaction of the Indebtedness (including dividends received in any Liquidation) to a suspense account. The Mortgagee may keep the money in that account for as long as, and at whatever interest rate, the Mortgagee thinks fit. The Mortgagee may apply the money (including interest) to reduce the Indebtedness whenever the Mortgagee thinks fit.

(b)
If the Indebtedness has been fully and finally paid or discharged and the Mortgagee is satisfied that such payment or discharge is not liable to be set aside, avoided or reversed, then the balance standing to the credit of the suspense account and any accrued interest must be paid to or for the account of the Mortgagor and the Mortgagee will not have any further liability in relation to it.

10.4	Surplus proceeds
If the Mortgagee, a Receiver or an Attorney (as the case may be) holds any surplus money after:

(a)	payment of the Indebtedness in full and the application of proceeds in accordance with clause 10.2; and

(b)	the making of all payments that the Mortgagee, Receiver or Attorney has the right or obligation to make under the Transaction Documents or at law, then:

(c)	no trust arises, or interest accrues, over that surplus money; and

(d)
the Mortgagee, Receiver or Attorney may pay that money to an account in the name of the Mortgagor with any bank, in which case Mortgagee, Receiver or Attorney will have no further liability in relation to that money.

10.5	Payments after notice of subsequent Security Interests
Effective from the time at which the Mortgagee receives actual or constructive notice of a subsequent Security Interest in respect of the Mortgaged Property:

(a)	the Mortgagee and the Mortgagor agree that for all purposes there is opened a new account in the name of the Mortgagor in the Mortgagee's books;

(b)	all payments made by the Mortgagor to the Mortgagee and all accommodation and advances made by the Mortgagee to the Mortgagor, are to be credited or debited (as applicable) to that new account; and

(c)	all payments credited to the new account must be applied first towards reduction of any debit balance in the new account, and then towards reduction of any other Indebtedness.

10.6	Foreign currency amounts
If for any reason the Mortgagee receives or recovers any amount under or in relation to this document in a currency other than Dollars (Foreign Currency Amount), the amount which the Mortgagee will be taken to have received or recovered for the purposes of the Transaction Documents will be the Dollar amount to which the Mortgagee could have converted the Foreign Currency Amount (in accordance with its normal procedures) at the time of the receipt or recovery, less the costs of the conversion.

11.	Assignment

11.1	Assignment only as permitted by Joint Venture Agreement
A party must not assign or otherwise dispose of its rights and obligations under this document otherwise than to a person to which it is permitted to assign its Joint Venture Interest under the Joint Venture Agreement. Subject to that requirement, this document is binding upon and inures to the benefit of the parties to this deed and their respective successors and permitted assigns.

11.2	Release and replacement of Security on assignment
If the Mortgagor is not in default under this document or the Joint Venture Agreement:

(a)	completes an assignment or other disposition of all or part of its Joint Venture Interest in accordance with the Joint Venture Agreement; and

(b)
provides to the other party an instrument evidencing the grant of a Security Interest on the terms of the Security executed by the incoming assignee of the Joint Venture Interest and related Mortgaged Property to their reasonable satisfaction registrable under the Torrens Legislation; and

(c)	undertakes at the cost of the incoming assignee to register, file or record the Security Interest or a notification of it under the Torrens Legislation, subject to compliance with Clause 12.11 of the Joint Venture Agreement, the Mortgagee must release and discharge the Mortgage constituted by this document in respect of the Joint Venture Interest, and other Mortgaged Property assigned or disposed of.

11.3	Security Interest
The Mortgagor may assign by way of security, mortgage, charge or otherwise create a Security Interest (as principal or as surety) over the Mortgagor's right, title and interest in the Mortgaged Property in accordance with clause 12.7 of the Joint Venture Agreement and not otherwise.

11.4	Rights of third parties on assignment
If any person (other than a party to this deed) has obtained a Joint Venture Interest or a Security Interest in the Mortgaged Property and has not agreed with the parties to be bound by the Chargee's Priority Deed and this deed (Non-Permitted Secured Party) then, to the full extent permitted by Law:

(a)
notwithstanding any other provision of this document, the money which the Non-Permitted Secured Party has a claim to and which is secured by such Security Interest ranks in priority after all other Security Interests granted pursuant to the Joint Venture Agreement; and

(b)
the Non-Permitted Secured Party has no rights against any party to this document or the Joint Venture Agreement, and no other party has any obligations or duties to the Non-Permitted Secured Party under or arising out of this document.

12.	Notices, demands and communications
Clause 14 of the Deed of Cross-security applies to the giving of any notice, demand, consent, approval or communication in connection with this document.

13.	Protection of third parties

13.1	Receipt of Mortgagee, Receiver or Attorney
A receipt given by Mortgagee (or its Authorised Representative), a Receiver or an Attorney for any money payable to it, or any asset receivable by it, relieves the person paying that money or delivering the asset from all liability to enquire as to the dealing with, or application of, that money or asset.

13.2	Third parties need not enquire

A person dealing with Mortgagee, a Receiver or an Attorney is protected from any impropriety or irregularity of that dealing, and need not enquire whether:

(a)	any of them has been properly appointed or has executed or registered an instrument or exercised a Power properly or with authority; or

(b)	any Indebtedness has become due, a Transaction Document is enforceable or a default (however described) has occurred under a Transaction Document.

14.	Protection of Mortgagee, Receiver and Attorney

14.1	Notice, demand or lapse of time required by law
If a notice, demand or lapse of time is required by law before Mortgagee can exercise a Power, then for the purposes of the Mortgage:

(a)	that notice, demand or lapse of time is dispensed with to the extent allowed by that law; or

(b)	if not allowed to be dispensed with, but the period of notice, demand or lapse of time is allowed by that law to be shortened or fixed, it is shortened and fixed to one day.

14.2	Mortgagee and Receiver not restricted
The Mortgagee or a Receiver need not:

(a)	exercise a Power, give a consent or make a decision under this document unless a Transaction Document expressly provides otherwise; or

(b)	resort to a Security or Power before resorting to any other of them.

14.3	Mortgagee, Receiver and Attorney not mortgagee in possession or liable
To the extent permitted by law, Mortgagee, a Receiver and any Attorney will:

(a)	not be, nor account or be liable as, mortgagee in possession due to exercise of a Power; or

(b)	not be liable to anyone for any Loss in relation to an exercise or attempted exercise of a Power, or a failure or delay in exercising a Power.

14.4	Reinstating avoided transaction
If a claim that any payment, transaction, conveyance or transfer during the currency of the Security affecting or relating in any way to the Indebtedness is void or voidable under any law relating to bankruptcy or winding up or the protection of creditors is upheld, conceded or comprised (Preference):

(a)	the Mortgagee will forthwith become entitled against the Mortgagor to all rights in respect of the Indebtedness and the Mortgaged Property as it would have had if the Preference had not been made; and

(b)
the Mortgagor must forthwith take all such steps and sign all such documents as may be necessary or convenient to restore to the Mortgagee any Security Interest held by it immediately prior to such Preference.

14.5	Authorised Representatives and communications
The Mortgagor irrevocably authorises the Mortgagee to rely on a certificate by any person purporting to be its director or company secretary as to the identity and signatures of its Authorised Representatives, and to rely on any Notice or other document contemplated by any Transaction Document which bears the purported signature (whether given by facsimile or otherwise) of its Authorised Representative. The Mortgagor warrants that those persons have been authorised to give notices and communications under or in connection with the Transaction Documents.

14.6	Mortgagee's opinion

An opinion or view of the Mortgagee for the purposes of this document may be formed or held on its behalf by its Authorised Representative, its board of directors or by any other person it authorises to act on its behalf in relation to the Transaction Documents.

15.	General provisions

15.1	Prompt performance
If a time is not specified for the performance by the Mortgagor of an obligation under this document, it must be performed promptly.

15.2	Performance of Mortgagor's obligations by Mortgagee
The Mortgagee may do anything which the Mortgagor fails to do as required by, or in accordance with, this document. This does not limit or exclude the Mortgagee's Powers in any way.

15.3	Powers
Powers under the Transaction Documents are cumulative and do not limit or exclude Powers under law. Full or partial exercise of a Power does not prevent a further exercise of that or any other Power. No failure or delay in exercising a Power operates as a waiver or representation. Unless expressly provided in a Transaction Document, no Power or Transaction Document merges in, limits or excludes any other Power, Transaction Document or judgment which the Mortgagee or a Receiver (or anyone claiming through it) may have or obtain.

15.4	Consent and waivers
A consent or waiver by the Mortgagee or a Receiver in relation to this document is effective only if in writing. If given subject to conditions, the consent or waiver only takes effect subject to compliance with those conditions to the Mortgagee's or Receiver's satisfaction.

15.5	Indemnities and reimbursement obligations
The Mortgagee or a Receiver need not incur an expense or make a payment before enforcing an indemnity or reimbursement obligation in a Transaction Document. Unless otherwise stated, each such indemnity or reimbursement obligation is separate and independent of each other obligation of the party giving it, is absolute, irrevocable, unconditional and payable on demand and continues despite any settlement of account, termination of any Transaction Document or anything else.

15.6	Notices or demands as evidence
A notice or certificate from or demand by the Mortgagee stating that a Default has occurred, or that a specified sum of money is owing or payable under a Transaction Document or stating any other fact or determination relevant to the rights or obligations of the Mortgagee or the Mortgagor under a Transaction Document, is taken to be correct unless proved incorrect.

15.7	Law and legislation
To the extent permitted by law:

(a)	each Transaction Document to which the Mortgagor is expressed to be a party prevails to the extent of inconsistency with any law; and

(b)	any present or future legislation operating to reduce the Mortgagor's obligations under a Transaction Document or the effectiveness of the Powers is excluded.

15.8	Severability
If any of the provisions of this document are held to be invalid or unenforceable, the severance provisions of the Joint Venture Agreement apply to such invalidity or unenforceability.

15.9	Variation
A variation of this document must be in writing and signed by or on behalf of each party to it.

15.10	Governing law and jurisdiction
This document is governed by the laws of Western Australia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.

15.11	Service of process
Without preventing any other mode of service, any document in an action or process may be served on any party by being delivered to or left for that party at its address for service of Notices under this document.

Execution page

Executed as an agreement.

Signed by Wodgina Lithium Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Chris Ellison	/s/ Mark Wilson
Signature of director	Signature of ~~director/~~secretary
Chris Ellison	Mark Wilson
Name of director (print)	Name of ~~director~~/secretary (print)

Signed by Albemarle Wodgina Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Karen G. Narwold	/s/ Mathew Shane Zauner
Signature of director	Signature of director/secretary
Karen G. Narwold	Mathew Shane Zauner
Name of director (print)	Name of director/secretary (print)

Signed by MARBL Lithium Operations Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Chris Ellison	/s/ Mark Wilson
Signature of director	Signature of ~~director/~~secretary
Chris Ellison	Mark Wilson
Name of director (print)	Name of ~~director/~~secretary (print)

Gilbert + Tobin	page | 106

Attachment A	Confidentiality Undertaking
MARBL Lithium Joint Venture Agreement
Confidentiality Undertaking

THIS DEED is made [insert date]
BY [insert full name and address of confidant] (Confidant)

Background

A
[insert Participants] (collectively Participants) are participants in the MARBL Lithium Joint Venture (Joint Venture) governed by an agreement (Joint Venture Agreement) dated 1 November 2019 between the Participants and MARBL Lithium Operations Pty Ltd as manager of the Joint Venture (Manager).

B	The Joint Venture Agreement obliges the Participants and the Manager to maintain confidentiality of information relating to the Joint Venture.

C
The Confidant has or will have access to certain information relating to the Joint Venture for the purpose of [purchasing or otherwise acquiring the whole or part of the Joint Venture Interest of a Participant, or shares in a Participant or an Affiliate of a Participant or assessing or negotiating such a purchase/acting as professional or other independent consultant or adviser to a Participant or the Manager in connection with the Joint Venture or its Joint Venture Interest] (Permitted Purpose) and has undertaken to maintain confidentiality in relation to that information, on the terms set out in this deed.

The parties agree

1	Confidential Information
Unless otherwise agreed by the Participants, all information obtained in relation to the Joint Venture and which is not in the public domain (or which is in the public domain only as a consequence of a breach of this deed) (Confidential Information) shall be used only for the Permitted Purpose and must be kept confidential and shall not be disclosed by the Confidant otherwise than:

(a)	if and to the extent required by legislation or other legal requirement or pursuant to the rules or regulations of a recognised stock exchange applicable to the Confidant;

(b)
if and to the extent it may be necessary or desirable to disclose to any government or government authority in connection with applications for consents, approvals, authorities or indications of no objection reasonably required or expected to be required in relation to the Permitted Purpose;

(c)	to a recognised financial institution in connection with any loans sought to be arranged in connection with the Permitted Purpose;

Gilbert + Tobin	Attachment A

(d)	to any director, officer or employee of the Confidant; or

(e)
to any agent, contractor or consultant or adviser of the Confidant for the Permitted Purpose, subject to the person to whom disclosure is made covenanting and agreeing in favour of the Participants and the Manager to be bound by like provisions to this deed.

2	Continuing obligation
The Confidant shall continue to be bound by the terms of this deed notwithstanding that the Confidant’s involvement or connection with a Participant or the Manager or the Joint Venture may cease at any time in the future.

3	General

(a)
This deed contains the entire agreement between the Confidant, the Participants and the Manager about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b)
This deed is executed in favour of the Participants and the Manager. The Participants and the Manager have the benefit of, and are entitled to enforce this deed, even though they are not parties to this deed.

(c)	This deed is irrevocable and may only be varied if the Participants, the Manager and the Confidant agree in writing.

(d)	If the Participants or the Manager does not exercise a right at any time in connection with a default under this deed, this does not mean that it has waived the right or cannot exercise it later.

(e)
This deed is governed by the laws of Western Australia. The courts having jurisdiction in Western Australia have exclusive jurisdiction to settle any dispute arising out of or in connection with this deed.

4	Interpretation

(a)	In this deed the following rules of interpretation apply unless the contrary intention appears:

(b)	headings are for convenience only and do not affect the interpretation of this deed;

(c)	the singular includes the plural and vice versa;

(d)	words that are gender neutral or gender specific include each gender;

(e)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(f)	the words 'such as', 'including', 'particularly' and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(g)	a reference to:

Gilbert + Tobin	Attachment A

(i)	a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)	a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(h)	a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed; and

(i)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.
Executed as a deed poll.
[insert execution block]

Gilbert + Tobin	Attachment A